As filed with the U.S. Securities and Exchange Commission on January 28, 2026

Registration No. 333-292228

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to
Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HAMA Intelligence Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	7380	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

380 Jalan Besar, #07-10 ARC 380

Singapore 209000

+65 9668 3527

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Telephone: +852-3923-1111	Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Telephone: +1 212-530-2206

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED JANUARY 28, 2026

HAMA Intelligence Limited

3,000,000 CLASS A ORDINARY SHARES

This is an initial public offering of the Class A Ordinary Shares, no par value per share (“Shares”) of HAMA Intelligence Limited (“HAMA BVI”). We are offering 3,000,000 Class A Ordinary Shares of HAMA BVI, on a firm commitment basis. No public market currently exists for our Shares. The initial public offering price is expected to be between $5.00 and $7.00 per Share. We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “HAMA”. At this time, Nasdaq Capital Market has not yet approved our application to list our Shares. The closing of this Offering is conditioned upon Nasdaq Capital Market’s final approval of our listing application. However, there is no assurance that this Offering will close and that our Class A Ordinary Shares will be trading on the Nasdaq Capital Market. If the Nasdaq Capital Market does not approve our listing application this initial public offering will be terminated.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” and “Risk Factors” on pages 11 and 15, respectively.

Upon the completion of this Offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules because our Controlling Shareholder will collectively own and hold more than 50% of our voting power, assuming that the underwriters do not exercise their over-allotment option.

Upon completion of this Offering, we will have a dual class ordinary share structure. Our Ordinary Shares will be divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A and Class B Ordinary Shares will have the same rights, including dividend rights, except that holders of Class A Ordinary Shares will be entitled to one vote per share, while holders of Class B Ordinary Shares will be entitled to twenty votes  per share, and Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances. See “Description of Shares—Ordinary Shares” for more details regarding our Class A Ordinary Shares and Class B Ordinary Shares.

Upon completion of this Offering, our issued and outstanding shares will consist of 18,593,000 Class A Ordinary Shares and 3,407,000 Class B Ordinary Shares, assuming the underwriters do not exercise their over-allotment option to purchase additional Shares, or 19,043,000 Class A Ordinary Shares and 3,407,000 Class B Ordinary Shares, assuming the over-allotment option is exercised in full. Upon completion of this Offering, our Controlling Shareholder will be the beneficial owners of an aggregate of 9,000,000 Class A Ordinary Shares and 3,407,000 Class B Ordinary Shares, respectively, which will represent an aggregate of 88.9% of the total voting power assuming that the underwriters do not exercise their over-allotment option, or an aggregate of 88.5% of the total voting power, assuming that the over-allotment option is exercised in full. As a result, we will be a “controlled company” as defined under corporate governance rules of Nasdaq Stock Market and, therefore, eligible for certain exemptions from the corporate governance requirements of the Nasdaq Stock Market Rules. If we cease to be a foreign private issuer, we intend to rely on these exemptions. Furthermore, our Controlling Shareholder, Chief Financial Officer and Director, Mr. Wing Sum Ho, will have the ability to control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets and other significant corporate actions. For additional information, see “Risk Factors — Risks Related to Our Class A Ordinary Shares — Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders” and “Risk Factors — Risks Related to Our Class A Ordinary Shares — Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial” on pages 29 and 35 for further details.

We are an offshore holding company incorporated in the British Virgin Islands. As a holding company with no material operations of our own, we conduct our operations through our operating companies in Hong Kong, 88M Global and Nardo Capital, respectively. Since its incorporation, HAMA SG has not had any operation . This is an offering of the Class A Ordinary Shares of HAMA Intelligence Limited, the holding company in the British Virgin Islands, instead of the shares of 88M Global, Nardo Capital and HAMA SG. References to the “Company”, “we”, “us”, and “our” in this prospectus are to HAMA BVI, the British Virgin Islands entity that will issue the Class A Ordinary Shares being offered. References to 88M Global and Nardo Capital in this prospectus are to the Hong Kong entities operating the business and generating all of the revenue and profit stated in the consolidated financial statements of the Company .   Investors in our Class A Ordinary Shares should be aware that they may never hold equity interests in the Hong Kong operating companies directly. Investors are purchasing equity solely in HAMA BVI, our British Virgin Islands holding company, which owns equity interests in the Hong Kong operating companies and Singapore Subsidiary. Because of our corporate structure, we as well as our investors are subject to unique risks due to uncertainty of the interpretation and the application of PRC laws and regulations. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. We may also be subject to sanctions imposed by PRC regulatory agencies, including the China Securities Regulatory Commission (“CSRC”), if we fail to comply with their rules and regulations. PRC regulatory authorities could disallow our operating structure in the future, and this would likely result in a material change in our operations in Hong Kong and/or the value of our securities, which could cause the value of such securities to significantly decline or become worthless. See “Risk Factors” beginning on page 15 of this prospectus for a discussion of risks facing the Company and the Offering as a result of this structure.

There are legal and operational risks associated with being based in and having the majority of our operations in Hong Kong. The PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time. Such government actions could result in a material change in our operations and/or the value of the securities we are registering for sale; could significantly limit or completely hinder our ability to continue our operations; could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and may cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering for sale” on page 23 for further details.

The PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as we do not operate in mainland China, do not have a VIE structure and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange. Any change in foreign investment regulations, and other policies in China or related enforcement actions by the PRC government could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Uncertainties with respect to the PRC legal system, including risks and uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC with little advance notice could result in a material change in our operations and/or the value of the securities we are registering for sale” and “Risk Factors — Risks Related to Doing Business in Hong Kong — Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless” on pages 22 and 23, respectively, for further details.

Our Class A Ordinary Shares may be prohibited from being trading on a national securities exchange or in the over-the-counter market in the United States if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect our auditors for two consecutive years. The Holding Foreign Companies Accountable Act (the “HFCA Act”) was enacted on December 18, 2020. Pursuant to the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB, for three consecutive years beginning in 2021, the SEC may prohibit our Class A Ordinary Shares from being traded on a national securities exchange or in the over-the-counter market in the United States. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by the former President Joe Biden, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the HFCA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, AOGB CPA Limited, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB and has been subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. AOGB CPA Limited is headquartered in Hong Kong and is subject to inspection by the PCAOB on a regular basis and as of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 determination report. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong and taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuingly pursuing ongoing investigations and may initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Recent joint statements by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB” on page 21 for further details.

We conduct all of our operations in Hong Kong through our Hong Kong Operating Subsidiaries. Our Hong Kong Operating Subsidiaries are our only operating subsidiaries located in Hong Kong. Since its incorporation, HAMA SG has not had any operation. There has been no intra-group trading relationship between our Hong Kong Operating Subsidiaries.

Cash is expected to be transferred through our organization in the following manner: (i) funds are transferred to Hong Kong Operating Subsidiaries, from HAMA BVI in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by Hong Kong Operating Subsidiaries to HAMA BVI.

During the years ended February 28, 2025 and February 29, 2024, there had been no transfer of assets or cash among HAMA BVI and its subsidiaries. We did not declare and distribute any dividend for the years ended February 28, 2025 and February 29, 2024. On March 31, 2025, 88M Global declared an interim dividend of HK$72.0 per share (equivalent to $9.2308 per share) with respect to the 10,000 issued shares of 88M Global or HK$720,000 (equivalent to $92,308) to us and Nardo Capital declared an interim dividend of HK$0.6 per share (equivalent to $0.0769 per share) with respect to the 3,000,000 issued shares of Nardo Capital or HK$1,800,000 (equivalent to $230,769) to us. On March 31, 2025, we declared an interim dividend of HK$0.2031 per share (equivalent to $0.026 per share) with respect to the 12,407,000 issued shares of the Company or HK$2,520,000 (equivalent to $323,077) to the shareholders of the Company. In April 2025, we paid dividend of HK$2,520,000 (equivalent to $323,077) to the shareholders of the Company. Except for the above, no other distributions or transfer of assets or cash have been made to date between HAMA BVI, our subsidiaries, or to investors. We intend to retain all available funds and future earnings, if any, for operation and business development, however, we may pay dividends on our Class A Ordinary Shares in the foreseeable future. As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our Hong Kong Operating Subsidiaries. As of the date of this prospectus, HAMA BVI, our subsidiaries or our investors have not experienced any difficulties or limitations on their respective ability to transfer cash between each other; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash between HAMA BVI, our subsidiaries, or investors. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless. See “Prospectus Summary – Transfers of Cash to and from Our Subsidiaries” on page 3, “Risk Factors — Risks Related to Our Business —We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiaries” on page 20, “Dividend Policy” on page 37, and “Consolidated Statements of Stockholders’ Equity” in the Report of Independent Registered Public Accounting Firm for the years ended February 28, 2025 and February 29, 2024 and the unaudited interim condensed consolidated financial statements for the six months ended August 31, 2025 and 2024 contained in this prospectus, for further details.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 15 of this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts(1)	$	$
Proceeds to us (before expenses)	$	$

(1)	Please see “Underwriting” for additional information regarding underwriting compensation.

We expect our total cash expenses for this Offering (including cash expenses payable to the underwriter for their out-of-pocket expenses) to be approximately US$1,213,812, exclusive of the above discounts and commissions. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares if any such shares are taken. We have granted the underwriters an option for a period of forty-five (45) days after the closing of this Offering to purchase up to 15% of the total number of our Class A Ordinary Shares to be offered by us pursuant to this Offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts and commissions. If we complete this Offering, net proceeds will be delivered to us on the closing date.

The underwriters expects to deliver the Class A Ordinary Shares to purchasers against payment on [    ], 2026.

The date of this prospectus is [  ], 2026.

i

Through and including [  ], 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this prospectus and any related free-writing prospectus that we authorize to be distributed to you. We have not authorized any person, including any underwriter, to provide you with information different from that contained in this prospectus or any related free-writing prospectus that we authorize to be distributed to you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, our Shares in any state or jurisdiction where such offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the Shares offered hereby. Our business, financial condition, results of operations, and prospects may have changed since that date. We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our Shares means that information contained in this prospectus is correct after the date of this prospectus.

 You may lose all of your investment in our Shares. If you are uncertain as to our business and operations or you are not prepared to lose all of your investment in our Shares, we strongly urge you not to purchase any of our Shares. We recommend that you consult legal, financial, tax, and other professional advisors or experts for further guidance before participating in the offering of our Shares as further detailed in this prospectus.

We do not recommend that you purchase our Shares unless you have prior experience with investments in capital markets, possess basic knowledge of the corporate service and business financial consulting service industry, and have received independent professional advice.

Market and Industry Data

This prospectus includes statistics, other data and descriptive information relating to markets, market sizes, and other industry data pertaining to our business that we have obtained from industry publications and surveys, government publications and other information available to us. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. We have not independently verified any of the data from third party sources nor have we ascertained the underlying economic assumptions relied upon therein. Market data and statistics are inherently predictive and speculative and are not necessarily reflective of actual market conditions. Such statistics are based on market research, which itself is based on sampling and subjective judgments by both the researchers and the respondents, including judgments about what types of products and transactions should be included in the relevant market. In addition, the value of comparisons of statistics for different markets is limited by many factors, including that (i) the markets are defined differently, (ii) the underlying information was gathered by different methods, and (iii) different assumptions were applied in compiling the data. Accordingly, the market statistics included in this prospectus should be viewed with caution. We believe that information from these industry publications included in this prospectus is reliable.

Trademarks, Service Marks, and Trade Names

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“$” OR “US$” or “U.S. dollars” are to the legal currency of the United States;

●	“88M Global” are to 88M Global Limited, one of our Hong Kong operating subsidiaries;

●	“China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong, Macau and Taiwan;

●	“Class A Ordinary Shares” are to the Class A ordinary shares, no par value per share, of HAMA Intelligence Limited;

●	“Class B Ordinary Shares” are to the Class B ordinary shares, no par value per share, of HAMA Intelligence Limited;

●	“Controlling Shareholder” is to Mr. Wing Sum, HO, our Chairman of the board of directors, Director and Chief Financial Officer. See “Management” and “Principal Shareholders” for more information;

●	“HAMA SG” or “Singapore Subsidiary” are to HAMA SGD Pte Ltd., our Singapore operating subsidiary;

●	“HAMA BVI,” or the “Company” are to HAMA Intelligence Limited, a British Virgin Islands company;

●	“HKD,” “HK$” or “HK Dollar” are to the legal currency of Hong Kong;

●	“Hong Kong laws” are to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in Hong Kong;

●	“Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Hong Kong Operating Subsidiaries” are to 88M Global and Nardo Capital;

●	“mainland China” are to the People’s Republic of China (excluding Hong Kong, Macau and Taiwan);

●	“Nardo Capital” are to Nardo Capital (Hong Kong) Limited, one of our Hong Kong operating subsidiaries;

●	“PRC government” or “PRC authorities”, or variations of such words or similar expressions, are to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China;

●	“PRC laws” or “PRC regulations,” or variations of such words or similar expressions, are to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in mainland China;

●	“shares”, “Shares”, or “Ordinary Shares” are to the Class A Ordinary Shares and Class B Ordinary Shares of HAMA Intelligence Limited; and

●	“we”, “us”, or the “Group” in this prospectus are to HAMA BVI and its subsidiaries, unless the context otherwise indicates.

HAMA BVI is a holding company with operations conducted in Hong Kong through its Hong Kong Operating Subsidiaries, 88M Global and Nardo Capital. Since its incorporation, HAMA SG has not had any operation. Our Hong Kong Operating Subsidiaries’ reporting currency is HKD.  This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise noted, all translations from U.S. dollars to HKD in this prospectus as of and for the six months ended August 31, 2025 and 2024 and the years ended February 28, 2025 and February 29, 2024 were calculated at the rate of US$1 = HKD7.8. No representation is made that the HKD amounts could have been, or could be, converted, realized or settled into US$ at such rate, or at any other rate.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before making your investment decision. Before investing in our Shares, you should carefully read this entire prospectus, including our financial statements and the related notes thereto and the information set forth under “Risk Factors,” “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” Unless the context otherwise requires, all references to “HAMA BVI”, “we”, “us”, “our”, the “Company” and similar designations refer to HAMA Intelligence Limited, a British Virgin Islands company, and its wholly-owned subsidiaries.

Overview

We are a professional corporate solution service provider specializing in the provision of two main streams of services, namely (i) one-stop corporate services; and (ii) business financial consulting services. We principally focus on offering corporate services including accounting, internal control, tax and compliance advisory to clients ranging from small and medium-sized enterprises to listed companies. We are also dedicated to offering business financial consulting services which include strategic business advisory as well as investor relationship management to business owners and financial intermediaries.

We provide our services to a broad range of clients including, small and medium-sized business companies, listed companies in the United States, licensed financial institutions, Certified Public Accountant firms and business owners. For our one-stop corporate services, we recruit a pool of qualified accountants, finance and tax experts to provide corporate services to our clients who outsource its accounting and financing function to us. We also perform internal control review, tax planning and advisory services for our clients. For our business financial consulting services, our group of experts advise our clients on business strategies such as growth strategies including identifying suitable upstream and/or downstream companies for merger and acquisitions, pricing strategies and turnaround strategies. Apart from providing business strategies to our clients, we also manage investor relationship and public relation for our clients where we aim to build trust with stakeholders and engage in long-term relationship with investors.

For the six months ended August 31, 2025 and 2024, total revenue was $1,201,340 and $195,397, respectively. Our net income was $625,677 for the six months ended August 31, 2025 while our net loss was $115,599 for the six months ended August 31, 2024. For the fiscal years ended February 28, 2025 and February 29, 2024, total revenue was $1,821,994 and $1,442,408, respectively. Our net income was $1,089,672 and $266,214 for the fiscal years ended February 28, 2025 and February 29, 2024, respectively.

Competitive Strengths

We believe we have the following competitive strengths:

●	We have an experienced management team with proven track record for execution;

●	Our customer base spans a diverse array of industries and organizations; and

●	We offer comprehensive solutions customized to the needs of business owners.

Our Strategies and Future Plans

Our business strategies and future plans are as follows:

●	Expand our clientele by progressively entering the Southeast Asia market;

●	Expand our in-house team of accounting and finance experts; and

●	Horizontal integration by way of acquisition.

Corporate Structure

We are not a Hong Kong or a mainland China operating company, but an offshore holding company incorporated in the British Virgin Islands. As a holding company with no material operations of our own, we conduct our operations through our operating companies in Hong Kong, 88M Global and Nardo Capital. This is an offering of the Class A Ordinary Shares of HAMA Intelligence Limited, the holding company in the British Virgin Islands, instead of the shares of 88M Global, Nardo Capital or HAMA SG.

Because we are incorporated under the laws of the British Virgin Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus and after giving effect to this offering (assuming no exercise of the over-allotment option by the underwriters):

Notes:

(1)	Mr. Wing Sum, HO, our Controlling Shareholder, Chairman of the board of directors and Chief Financial Officer, holds voting and/or dispositive power over 9,000,000 Class A Ordinary Shares and 3,407,000 Class B Ordinary Shares as of the date of this prospectus.

For more details, see “Corporate History and Structure” section.

Transfers of Cash to and from Our Subsidiaries

We conduct all of our operations in Hong Kong through our Hong Kong Operating Subsidiaries. Since its incorporation, HAMA SG has not had any operation. Hong Kong Operating Subsidiaries are our only operating subsidiaries located in Hong Kong. During the years ended February 28, 2025 and February 29, 2024, there has been no transfer of assets or cash among HAMA BVI and its subsidiaries. We did not declare and distribute any dividend for the years ended February 28, 2025 and February 29, 2024. On March 31, 2025, 88M Global declared an interim dividend of HK$72.0 per share (equivalent to $9.2308 per share) with respect to the 10,000 issued shares of 88M Global or HK$720,000 (equivalent to $92,308) to us and Nardo Capital declared an interim dividend of HK$0.6 per share (equivalent to $0.0769 per share) with respect to the 3,000,000 issued shares of Nardo Capital or HK$1,800,000 (equivalent to $230,769) to us. On March 31, 2025, we declared an interim dividend of HK$0.2031 per share (equivalent to $0.026 per share) with respect to the 12,407,000 issued shares of the Company or HK$2,520,000 (equivalent to $323,077) to the shareholders of the Company. In April 2025, we paid dividend of HK$2,520,000 (equivalent to $323,077) to the shareholders of the Company. Except for the above, no other distributions or transfer of assets or cash have been made to date between HAMA BVI, our subsidiaries, or to investors. Cash is expected to be transferred through our organization in the following manner: (i) funds are transferred to our Hong Kong Operating Subsidiaries, from HAMA BVI in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by our Hong Kong Operating Subsidiaries to HAMA BVI. We intend to retain all available funds and future earnings, if any, for operation and business development, however, we may pay dividends on our Shares in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We are not prohibited under the laws of the British Virgin Islands to provide funding to our operating subsidiaries through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

British Virgin Islands. Subject to British Virgin Islands law, the Companies Act and our Memorandum and Articles of Association, our board of directors may from time to time declare dividends in any currency to be paid to our members. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of the memorandum and articles of association of an exempted company incorporated in the British Virgin Islands, an exempted company incorporated in the British Virgin Islands may pay dividends and distributions out of its share premium account. In addition, based upon English case law that is likely to be persuasive in the British Virgin Islands, dividends may be paid out of profits.

Hong Kong. Under Hong Kong law, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our Hong Kong Operating Subsidiaries. As of the date of this prospectus, HAMA BVI, our subsidiaries or our investors have not experienced any difficulties or limitations on their respective ability to transfer cash between each other; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash between HAMA BVI, our subsidiaries, or investors. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

For more information, see “Dividend Policy,” “Risk Factors — Risks Related to Our Business —We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiaries” on page 20, and “Consolidated Statements of Stockholders’ Equity” in the Report of Independent Registered Public Accounting Firm for the years ended February 28, 2025 and February 29, 2024 and the unaudited interim condensed consolidated financial statements for the six months ended August 31, 2025 and 2024 contained in this prospectus, for further details.

Permission Required from Hong Kong Authorities

Hong Kong is a special administration region of China, having its own governmental and legal system that is independent from mainland China, and as a result, has its own distinct rules and regulation. 88M Global and Nardo Capital are our operating subsidiaries in Hong Kong. According to the legal opinion issued by our Hong Kong counsel, David Fong & Co., Solicitors, we, including 88M Global and Nardo Capital, have received all requisite permissions or approvals from the Hong Kong authorities to operate our business, including but not limited to obtaining a relevant certificate of incorporation and business license, and that we, including 88M Global and Nardo Capital are not required to obtain any permission or approval from Hong Kong authorities to offer the shares of HAMA BVI to foreign investors. No permissions or approvals have been denied by any Hong Kong authorities. Further, uncertainties still exist due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. In the event that we, including 88M Global and Nardo Capital, (i) do not receive or fail to maintain such permissions or approvals in the future, (ii) inadvertently conclude that relevant permissions or approvals were not required, or (iii) are required to obtain such permissions or approvals in the future following applicable laws, regulations, or interpretation changes, any action taken by the Hong Kong government could significantly limit or completely hinder our operations and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

Permission Required from Mainland China Authorities

The PRC government has recently indicated that it may exert more control or influence over offerings of securities conducted overseas. According to the legal opinion issued by our mainland China counsel, China Commercial Law Firm, to the best of their knowledge after due inquiry and as confirmed by the Company, as of the date of this prospectus, we are not subject to cybersecurity review with the Cyberspace Administration of China (“CAC”) to conduct business operations in China, given that: (i) we do not operate any network platform or provide any network service for individual users, (ii) all the customers and suppliers of our Hong Kong Operating Subsidiaries are enterprises, (iii) we do not possess a large amount of personal information in our business operations, (iv) we are not recognized as “operators of critical information infrastructure” by any authentic authority, (v) we have not been involved in any investigations initiated by the CAC, nor have we received any inquiry, notice, warning, or sanction in such respect. Nevertheless, the Measures for Cybersecurity Review (2021 version) was recently adopted and the Network Internet Data Protection Draft Regulations is in the process of being formulated and the interpretation and application of these regulations remain unclear. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC, or other PRC governmental authorities required for the conduct of our business operations and overseas listings, including this Offering.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles by providing substantially requirements for filings of overseas offering and listing by domestic companies. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. According to the legal opinion issued by our mainland China counsel and based on its understanding of the relevant PRC laws and regulations as of the date of this prospectus, our offering will not be identified as an indirect overseas issuance. The Trial Measures provides that only if the issuer meets both of the following criteria at the same time, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China.

In light of the foregoing, we and China Commercial Law Firm believe that the listing of our Class A Ordinary Shares on The Nasdaq Capital Market (“Nasdaq”) does not constitute an “indirect overseas offering and listing by PRC domestic companies” and that we are not required to complete the filing procedures as stipulated by the Trial Measures because the Company did not obtain any operating revenue, total profit, total assets and net assets in mainland China  for the six months ended August 31, 2025 and 2024 and the years ended February 28, 2025 and February 29, 2024, the main parts of the Company’s business activities are neither carried out in mainland China, nor is its main place of business located in mainland China, and none of the members of the senior management team in charge of our business operation and management are Chinese citizens or domiciled in mainland China, we do not meet both of the above criteria simultaneously .

Based on our management’s internal assessment and on the opinion of our PRC counsel, the Company and its subsidiaries currently have no operations in mainland China, our management understands that as of the date of this registration statement, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) we operate in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that our operating subsidiaries are not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this registration statement. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

If we or our Hong Kong Operating Subsidiaries (i) do not receive or maintain such relevant permissions or approvals, (ii) inadvertently conclude that such relevant permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this Offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Shares. We could be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Further, the Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for offering purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities with shares of the offshore special purchase vehicles to obtain the approval of the CSRC prior to the offering and trading of such special purpose vehicle’s securities on an overseas stock exchange. According to the legal opinion issued by our PRC counsel and based on its understanding of the current PRC laws and regulations, we will not be required to submit an application to the CSRC for the approval of the offering and trading of our Shares because (i) our Hong Kong Operating Subsidiaries were not established through a merger or requisition of the equity or assets of a “PRC domestic company” as such term is defined under the M&A Rules, (ii) our Hong Kong Operating Subsidiaries are non-mainland China entities, and they have not been controlled by a non-PRC persons since its incorporation, and (iii) the CSRC currently has not issued any definitive rule or interpretation concerning whether an offering like ours under this document is subject to this regulation. However, uncertainties still exist as to how the M&A Rules will be interpreted or implemented, and the opinion of our mainland China counsel is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. If CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, such CSRC approval could be rescinded. We cannot assure you that relevant PRC government authorities, including the CSRC, would reach the same conclusion as our mainland China counsel.

Summary of Risk Factors

Investing in our Shares involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our Shares. If any of these risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected. In such case, the trading price of our Shares would likely decline, their liquidity could drop significantly, and you may lose all or part of your investment. The following is a summary of some of the principal risks we face:

Risks Related to Our Business

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects. These risks include, but are not limited to, the following:

●	Our financial performance is dependent on our ability to continually secure demand for our services. See “Risk Factors — Risks Related to Our Business — Our financial performance is dependent on our ability to continually secure demand for our services.” on page 15.

●	Absence of long-term service contracts with our clients may create difficulties in projecting our clients’ need for our services and any resulting failure to meet demand from our clients in a timely manner may affect our business and financial performance. See “Risk Factors — Risks Related to Our Business — Absence of long-term service contracts with our clients may create difficulties in projecting our clients’ need for our services and any resulting failure to meet demand from our clients in a timely manner may affect our business and financial performance.” on page 15.

●	We operate in an intensely competitive and rapidly changing business environment, and there is a substantial risk that our services could become obsolete or uncompetitive. There is a substantial risk that our services could become obsolete or uncompetitive. See “Risk Factors — Risks Related to Our Business — We operate in an intensely competitive and rapidly changing business environment, and there is a substantial risk that our services could become obsolete or uncompetitive.” on page 15.

●	Our business may face risks of clients’ default on payment. See “Risk Factors — Risks Related to Our Business — Our business may face risks of clients’ default on payment.” on page 16.

●	We are exposed to credit risks of our customers. See “Risk Factors — Risks Related to Our Business — We are exposed to credit risks of our customers.” on page 16.

●	Any negative publicity, allegations, complaints or claims made against us may adversely affect our reputation, business, financial position, results of operations and price of our Shares. See “Risk Factors — Risks Related to Our Business — Any negative publicity, allegations, complaints or claims made against us may adversely affect our reputation, business, financial position, results of operations and price of our Shares.” on page 16.

Risks Related to and Doing Business in Hong Kong

All of our business is conducted in Hong Kong ,  where we may face significant regulatory, liquidity, and enforcement risks and uncertainties relating to mainland China in general. See “Risk Factors — Risks Related to Doing Business in Hong Kong” beginning on page 20 for a more detailed discussion of the risks involved. The material Mainland China risks include but are not limited to, the following:

●	The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections” on page 20.

●	You may experience difficulties in effecting service of process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on foreign laws. See “Risk Factors — Risks Related to Doing Business in Hong Kong — You may experience difficulties in effecting service of process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on foreign laws” on page 20.

●	Recent joint statement by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Recent joint statement by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB” on page 21.

●	Uncertainties with respect to the PRC legal system, including risks and uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC with little advance notice could result in a material change in our operations and/or the value of the securities we are registering for sale. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Uncertainties with respect to the PRC legal system, including risks and uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC with little advance notice could result in a material change in our operations and/or the value of the securities we are registering for sale” on page 22.

●	The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering for sale. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering for sale” on page 23.

●	Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless” on page 23.

Risks Related to Our Class A Ordinary Shares

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Class A Ordinary Shares and this offering, including but not limited to the following:

●	There has been no public market for our Class A Ordinary Shares prior to this offering; if an active trading market does not develop you may not be able to resell our Class A Ordinary Shares at any reasonable price. See “Risk Factors — Risks Related to Our Class A Ordinary Shares — There has been no public market for our Class A Ordinary Shares prior to this offering; if an active trading market does not develop you may not be able to resell our Class A Ordinary Shares at any reasonable price” on page 27.

●	Our Class A Ordinary Shares price may never trade at or above the price in this offering. See “Risk Factors — Risks Related to Our Class A Ordinary Shares — Our Class A Ordinary Shares price may never trade at or above the price in this offering” on page 27.

●	The initial public offering price for our Class A Ordinary Shares may not reflect their actual value. See “Risk Factors — Risks Related to Our Class A Ordinary Shares — The initial public offering price for our Class A Ordinary Shares may not reflect their actual value” on page 27.

●	Our share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. See “Risk Factors — Risks Related to Our Class A Ordinary Shares — Our share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares” on page 27.

●	Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares. See “Risk Factors — Risks Related to Our Class A Ordinary Shares — Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares” on page 28.

●	Volatility in our Share price may subject us to securities litigation. See “Risk Factors — Risks Related to Our Class A Ordinary Shares — Volatility in our Share price may subject us to securities litigation” on page 29.

Recent Regulatory Development in China

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

Cybersecurity Laws

On December 28, 2021, the CAC, the NDRC and several other administrations jointly adopted and published the Measures for Cybersecurity Review (2021 version) (“New Measures”), which came into effect on February 15, 2022. According to the New Measures, if an “operator of critical information infrastructure” or “network platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. The New Measures further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad.

Given the nature of our business, we believe this risk is insignificant. Our Hong Kong Operating Subsidiaries may collect and store certain data (including certain personal information) from our clients for “Know Your Customers” purpose, who may be PRC individuals. We do not currently expect the New Measures to have an impact on our business, operations or this Offering as we do not believe that our Hong Kong Operating Subsidiaries are deemed to be an “operator of critical information infrastructure,” “data processor,” or “network platform operator” controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S., because (i) as of date of this prospectus, our Hong Kong Operating Subsidiaries have collected and stored personal information of far less than one million users; and (ii) as of the date of this prospectus, our Hong Kong Operating Subsidiaries have not been involved in any investigations on cybersecurity or data security initiated by related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect. Therefore, we are not covered by the permission and requirements from the CSRC nor CAC, and our Hong Kong Operating Subsidiaries are not required to receive any permissions from PRC authorities to operate its current business in Hong Kong or issue shares to foreign investors.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated. If the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this Offering and any follow-on offering, we cannot assure you that we will be able to list our Class A Ordinary Shares on U.S. exchanges, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of our price of Class A Ordinary Shares. See “Risk Factors — We may be required to obtain approval from PRC authorities to list on overseas stock exchanges in the future.”

Laws on Offshore Securities Offering

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As a follow-up, on February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. According to the Trial Measures, together with the Guidance Rules and Notice, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Trial Measures within 3 working days after the relevant application is submitted overseas. The Trial Measures also provides that only if the issuer meets both of the following criteria at the same time, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. Under the Trial Measures, a domestic company is prohibited from overseas offering and listing if any of the following circumstances is involved: (i) where such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (ii) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with laws; (iii) where the domestic company intending to make the securities offering and listing, or its controlling shareholder and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (iv) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (v) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller.

As these laws and regulations are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. We cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval from the CSRC or other regulatory authorities or other procedures are required for this Offering, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval or completion could be rescinded. Any failure to obtain or delay in obtaining such approval or completing such procedures for this Offering, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or other government authorization for this Offering. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the offering from this Offering into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of the Class A Ordinary Shares offering hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of the shares.

Implications of the HFCA Act

Our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. If our securities become listed on a national securities exchange or quoted on the over-the-counter market in the United States, trading in our securities may be prohibited under the HFCA Act, and our securities may be subject to delisting if the PCAOB cannot inspect or completely investigate our auditor for three consecutive years beginning 2021. Our independent registered public accounting firm’s audit documentation related to their audit reports included in this prospectus include audit documentation located in mainland China. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by the former President Joe Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, respectively, and identifies the registered public accounting firms in mainland China and Hong Kong that are subject to such determinations. Our auditor, AOGB CPA Limited, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB and has been subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. AOGB CPA Limited is headquartered in Hong Kong and is subject to inspection by the PCAOB on a regular basis and as of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 determination report. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCA Act. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Recent joint statements by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB” on page 21 for further details.

Corporate Information

Our principal office is located at 380 Jalan Besar, #07-10 ARC 380, Singapore 209000, and our telephone number is +65 9668 3527. Our registered office in the British Virgin Islands is located at Corporate Registrations Limited of Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may take advantage of certain reduced disclosure and requirements that are otherwise applicable generally to U.S. public companies that are not emerging growth companies. These provisions include:

●	the option to include in an initial public offering registration statement only two years of audited financial statements and selected financial data and only two years of related disclosure;

●	reduced executive compensation disclosure; and

●	an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) in the assessment of our internal control over financial reporting.

The JOBS Act also permits an emerging growth company, such as us, to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have not elected to “opt out” of this provision, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will have the discretion to adopt the new or revised standard at the time private companies adopt the new or revised standard and Our discretion will remain until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company.

We will remain an emerging growth company until the earliest of:

●	the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion;

●	the last day of our fiscal year following the fifth anniversary of the closing of this Offering;

●	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

●	the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which, among other things, would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies.

In addition, upon closing of this Offering, we will report under the Exchange Act as a “foreign private issuer.” As a foreign private issuer, we may take advantage of certain provisions under the Nasdaq rules that allow us to follow British Virgin Islands law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

●	Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

We are also a foreign private issuer. Foreign private issuers, like emerging growth companies, are also exempt from certain more stringent executive compensation disclosure rules. Thus, if we remain a foreign private issuer, even if we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply:

●	the majority of our executive officers or directors are U.S. citizens or residents;

●	more than 50% of our assets are located in the United States; or

●	our business is administered principally in the United States.

THE OFFERING

Class A Ordinary Shares offered by us	3,000,000 Class A Ordinary Shares (or 3,450,000 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Shares in full).

Price per Ordinary Share	We currently estimate that the IPO price will be between US$5.00 and US$7.00 per Class A Ordinary Share.

Ordinary Shares outstanding prior to completion of this Offering	As of the date of this prospectus, we have 15,593,000 Class A Ordinary Shares and 3,407,000 Class B Ordinary Shares issued and outstanding, prior to completion of this Offering.

Ordinary Shares to be outstanding after this Offering	18,593,000 Class A Ordinary Shares (or 19,043,000 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Shares in full) and 3,407,000 Class B Ordinary Shares issued and outstanding.

Option to purchase additional Class A Ordinary Shares	We have granted the underwriters an option to purchase up to 450,000 additional Class A Ordinary Shares from us within 45 days of the date of this prospectus.

Voting Rights

Each Class A Ordinary Share is entitled to one (1) vote per share.

Each Class B Ordinary Share is entitled to twenty (20) votes per share.

Holders of Class A Ordinary Shares and Class B Ordinary Shares will vote together as a single class, unless otherwise required by law or our Memorandum and Articles of Association. The holder of our Class B Ordinary Shares, our Controlling Shareholder, Chief Financial Officer and Director, Mr. Wing Sum Ho, will hold approximately 88.9% of the total votes for our issued and outstanding Shares including 10.4% of the total votes from their Class A Ordinary Shares and 78.5% of the total votes from their Class B Ordinary Shares, following the completion of this Offering, assuming no exercise of the underwriters’ over-allotment option, and will have the ability to control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets and other significant corporate actions. See the sections titled “Risk Factors — Risks Related to Our Class A Ordinary Shares — Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders,” “Risk Factors — Risks Related to Our Class A Ordinary Shares — Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial,” “Principal Shareholders” and “Description of Share Capital” for additional information.

Use of proceeds

We estimate that we will receive net proceeds from this Offering of approximately $15.9 million, or approximately $18.4  million if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full, based on an assumed initial public offering price of $6.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this Offering  as follows:

● approximately 30% for business development and marketing;

● approximately 30% for expanding our local operations and setting up overseas branches; and

● approximately 40% for general administration and working capital

Transfer Agent	Transhare Corporation.

See “Use of Proceeds” for additional information.

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Ordinary Shares.

Listing	We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “HAMA”. At this time, Nasdaq Capital Market has not yet approved our application to list our Class A Ordinary Shares. The closing of this Offering is conditioned upon Nasdaq Capital Market’s final approval of our listing application. However, there is no assurance that this Offering will be closed and our Class A Ordinary Shares will be trading on the Nasdaq Capital Market. If the Nasdaq Capital Market does not approve our listing application this initial public offering will be terminated.

The number of Class A Ordinary Shares to be outstanding after this Offering is based on 15,593,000 Class A Ordinary Shares outstanding as of the date of this prospectus.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	no exercise by the underwriters of their option to purchase up to 450,000 additional Class A Ordinary Shares from us; and

●	the adoption and effectiveness of the amendments to our Articles of Association, which will occur immediately prior to the closing of this Offering.

RISK FACTORS

Investing in our Class A Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Class A Ordinary Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Our Business

Our financial performance is dependent on our ability to continually secure demand for our services.

We do not enter into long-term agreement with any of our customers and our customers are engaged in a wide spectrum of sectors, ranging from garment trading, magazine editorial, food and beverages, engineering, health and cosmetic products, physiotherapy to valuation, money lender, SFC licensed financial institutions to Nasdaq listed company. The needs of each of our clients for services may vary significantly from time to time. It is difficult to accurately project our clients’ future needs or the frequency at which services will be requested, as demand for our services varies based on the requirements of our clients. Whether our clients need to use our services depends on a number of factors which may vary from time to time, including, the availability of manpower in the market, as well as discrepancies in permanent and temporary staffing, staffing to workload volume ratios and service capacity of our clients. There is no assurance that the frequency of our clients’ need for services will be in line with our projections or that any of our clients will continue to require our services at the same level in the future. Should our clients reduce their need for services or cease to require any services provided by us or if we are not able to accurately predict our clients’ staffing needs, our business and financial performance may be adversely affected.

We had a concentration of credit risk because we derived our service income from a limited number of customers.

For the six months ended August 31, 2025, we derived our service income from 34 customers with the top four customers contributing approximately 68.7% of our total service income. For the six months ended August 31, 2024, we derived our service income from seven customers with the top four customers contributing approximately 97.7% of our total service income. For the year ended February 28, 2025, we derived our service income from 45 customers with the top four customers contributing approximately 62.1% of our total service income. For the year ended February 29, 2024, we derived our service income from six customers with the top four customers contributing approximately 99.5% of our total service income. Generally, we either require payment in full after the completion of our services or offer alternate payment plans for customers to pay a certain amount for the completion of certain services within the applicable time period. We cannot assure you that we will not see concentration of accounts receivable from a small number of customers in the future. In such case, if any of these customers defaults on its payment obligations to us, we will not be able to recover the related accounts receivable, and our business, financial condition and results of operations may be materially and adversely affected.

We depend on a limited number of customers for a significant portion of our service income and the loss of one or more of these customers could adversely affect our business, financial condition, and results of operations.

Our ability to maintain close relationships with major customers is essential to the success of our business. We received a substantial portion of our service income from a limited number of customers. For the six months ended August 31, 2025 and 2024, service income generated from our four largest customers accounted for approximately 68.7% and 97.7% of our total service income, respectively, and service income generated from our largest customers accounted for approximately 25.0% and 78.7% of our total service income, respectively. For the years ended February 28, 2025 and February 29, 2024, service income generated from our four largest customers accounted for approximately 62.1% and 99.5% of our total service income, respectively, and service income generated from our largest customers accounted for approximately 20.9% and 41.8% of our total service income, respectively. Due to the nature of our business, we would normally expect a large part of our business financial consulting service income and one-stop corporate service income to come from different clients every year, in particular from new clients who require a greater number of services. As our new clients increase and we continue to grow our business by increasing the scale of our current operations and expanding into new services and geographic jurisdictions, we anticipate a reduction in client concentration in the future. However, we cannot assure you that any of our customers in the future will not cease purchasing services from us in favor of services from our competitors, significantly reduce orders or seek price reductions in the future, and any such event could have a material adverse effect on our corporate service income, profitability, and results of operations.

Absence of long-term service contracts with our clients may create difficulties in projecting our clients’ need for our services and any resulting failure to meet demand from our clients in a timely manner may affect our business and financial performance.

We do not enter into long-term service contracts with the majority of our clients. The absence of long-term service contracts with our clients means that our Group may not be able to forecast with certainty the service level that clients will require from us in a given period. Thus, our Group may have difficulties identifying suitable personnel to meet demand in a timely manner. Failure to meet clients’ needs may result in loss of clients which will adversely affect our business and financial performance.

We operate in an intensely competitive and rapidly changing business environment, and there is a substantial risk that our services could become obsolete or uncompetitive.

The markets for our services are highly competitive. Our markets are characterized by pressures to provide high levels of service, incorporate new capabilities and technologies, accelerate job completion schedules and reduce prices. Furthermore, we face competition from a number of sources, including other corporate consultancy firms and professional services firms. Many of our competitors have greater financial and marketing resources than we do. New and existing competitors are aided by technology, and the market has low barriers to entry.

Our future success will depend largely upon our ability to anticipate and keep pace with market developments and advances. Current or future competitors could develop alternative capabilities and technologies that are more effective, easier to use or more economical than our services. If our capabilities and technologies become obsolete or uncompetitive, our related sales and revenue would decrease. Due to competition, we may experience reduced margins on our services, loss of market share, and loss of customers. If we are not able to compete effectively with current or future competitors as a result of these and other factors, our business, financial condition and results of operations could be materially adversely affected.

Our business may face risks of clients’ default on payment.

Some of our clients are businesses experiencing or being exposed to potential financial distress, facing complex challenges, being involved in litigation or regulatory proceedings, or facing foreclosure of collateral or liquidation of assets. The aforementioned situations may become increasingly prevalent among our existing and potential clients in light of the current uncertain micro-economic conditions and/or potential economic slowdowns. Such clients may not have sufficient funds to continue operations or to pay for our services. We do not always receive retainers before we begin performing services. In the cases where we have received retainers, we cannot assure that the retainers will adequately cover our fees for the services we perform.

We generally offer a fixed fee arrangement on our fees. Our failure to manage the engagements efficiently or collect the fees could expose the Company to a greater risk of loss on such engagements. Providing services to clients that do not correlate to actual costs incurred may negatively impact our profitability on such engagements and adversely affect the financial results of our business. We treat the outstanding fees that we are unable to collect based on objective evidence as write-offs and will not adjust or accept renegotiation. Our fees set forth in existing service contracts are not negotiable and may not be adjusted even if fee collection is not probable. Management periodically monitors the outstanding fees, making an effort to timely collect outstanding fees and reviews the adequacy of write-offs to minimize the impact of the potential payment defaults.

We are exposed to credit risks of our customers.

We are exposed to credit risks of our customers. As at August 31, 2025, February 28, 2025 and February 29, 2024, our Group had accounts receivable of $25,212, $270,571 and $1,026 respectively. We do not have access to all the information necessary to form a comprehensive view on the creditworthiness of our customers. The complete financial and operational conditions of customers are not always available to us, and we may not be in any position to obtain such information. As a result, if any of our major customers experiences any financial difficulty and fail to settle the outstanding amounts due to us in accordance with the agreed credit terms, our working capital position may be adversely affected.

Any negative publicity, allegations, complaints or claims made against us may adversely affect our reputation, business, financial position, results of operations and price of our Shares.

Since our establishment, there has not been any negative publicity and allegations made by our customers against our Group. However, we cannot assure you that any allegations, complaints and claims will not be made against us in the future. Any allegations, complaints or claims against us, regardless of their validity, could cause negative publicity, give rise to potential liability and adversely affect our reputation and the price of our Shares. In addition, we may have to divert management and other resources to address relevant allegations, complaints or claims which may adversely affect our business and results of operations. In the event that our insurance coverage is inadequate, we may have to pay out of our own resources to compensate the personnel for any damages suffered if the court does not rule in our Group’s favor based on its interpretation of the facts of such claims and we are found to be at fault. If any complaint escalates to become a claim against us, even unsuccessful, we may have to divert resources to address the claim. Liabilities in respect of such claims could adversely affect our financial position and results of operations.

We could be harmed by improper disclosure or loss of sensitive or confidential employee or customer data, including personal data.

We store, process and transmit a large amount of data, including personal information of our employees, and sensitive commercial information and financial information of our customers. In doing so, we rely on our own technology and systems, and those of third-party vendors we use for a variety of processes. We and our third-party vendors have established policies and procedures to help protect the security and privacy of this information. Unauthorized disclosure or loss of sensitive or confidential data may occur through a variety of methods. These include, but are not limited to, systems failure, employee negligence, fraud or misappropriation, or unauthorized access to or through our information systems, whether by our employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who may develop and deploy viruses, worms or other malicious software programs.

Such disclosure, loss or breach could harm our reputation and subject us to government sanctions and liability under our contracts and laws that protect sensitive or personal data and confidential information, resulting in increased costs or loss of revenues. It is possible that security controls over personal data and other practices we and our third-party vendors follow may not prevent the improper access to, disclosure of, or loss of such information. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which we provide services. Any failure or perceived failure to successfully manage the collection, use, disclosure, or security of personal information or other privacy related matters, or any failure to comply with changing regulatory requirements in this area, could result in legal liability or impairment to our reputation in the marketplace.

In compliance with the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) we are obliged to keep all such data confidential. If any personal data provided by personnel is improperly disclosed to third parties, such personnel may take legal action against us for damages and/or compensation for the loss that may have arisen therefrom. Any relevant claims or legal action taken against us may affect our reputation and results of operations. There is no assurance that there will not be any improper disclosure of personal data or unauthorized access to our database.

We depend on attracting, integrating, managing, and retaining qualified internal personnel.

Our success is substantially dependent upon our ability to attract, integrate, manage and retain personnel who possess the skills and experience necessary to fulfill our customers’ needs. Our ability to hire and retain qualified personnel could be impaired by any diminution of our reputation, decrease in compensation levels relative to our competitors or modifications to our total compensation philosophy or competitor hiring programs. If we cannot attract, hire and retain qualified personnel, our business, financial condition and results of operations may suffer. Our future success also depends upon our ability to manage the performance of our personnel. Failure to successfully manage the performance of our personnel could affect our profitability by causing operating inefficiencies that could increase operating expenses and reduce operating income.

Our employees may leave us to establish competitive businesses or join our competitors, and we may not have, or may choose not to pursue, legal recourse against such employees.

Our employees, particularly those at a senior level, typically have close relationships with the clients they serve, based on their expertise and bonds of personal trust and confidence. Therefore, the barriers to our employees pursuing independent business opportunities or joining our competitors should be considered low. Although our clients generally contract for services with us as a company, and not with an individual professional, in the event that an employee leaves, such clients may decide that they prefer to continue working with a specific external consultant rather than with us. In the event an employee departs and acts in a way that we believe violates his or her non-competition or non-solicitation agreement, we will consider any legal remedies we may have against such person on a case-by-case basis. We may decide that preserving cooperation and a professional relationship with a former employee or client, or other concerns, outweighs the benefits of any possible legal recourse. We may also decide that the likelihood of success does not justify the costs of pursuing a legal remedy. Therefore, there may be times we may decide not to pursue legal action, even if it is available to us.

We may incur significant costs and may lose engagements as a result of claims by our clients regarding our corporate consultancy services.

Our corporate consultancy services involve complex analysis and the exercise of professional judgment. Therefore, we are subject to the risk of professional and other liabilities. Damages and/or expenses resulting from any successful claim against us, for indemnity or otherwise, in excess of the amount of insurance coverage will be borne directly by us and could harm our profitability and financial resources. Although during the six months ended August 31, 2025 and 2024 and the years ended February 28, 2025, February 29, 2024 and as of the date of this prospectus, we were not and are not involved in any claims by any client or third part against us, any such claim could expose us to reputational issues that adversely affect our ability to attract new or maintain existing engagements or clients or qualified professional staff or other employees, consultants or contractors.

Changes in the rules and regulations to which clients or potential clients are subject may impact demand for our corporate consultancy services.

A large majority of our clients of our corporate consultancy services are subject to rules and regulations requiring disclosure or reporting on their practice, policies and strategies. Changes in these regulations may impact clients’ business practices, its reporting requirements, frequency and details of the reporting, and could reduce demand for our services. Changes in such regulations could eliminate the need for certain types of our corporate consultancy services altogether or such changes may impact the scope of our corporate consultancy services required.

We are dependent on our management team.

Our success is, to a large extent, attributable to our executive officers and directors’ strategies and visions as well as their involvement in key aspects of our business, including but not limited to the acquisition and maintenance of new and existing customer relationships, pricing of our services, and overall management of our operations. The business of the Group was managed by Mr. Wing Sum, HO, our Director and Chief Financial Officer, and Mr. Wai Ting, CHEUNG, our Director and Chief Executive Officer. Further, our team of executive officers have worked for our Group possess extensive industry contacts and knowledge and are familiar with our business operations and have established good relationships with our customers.

Our Company’s success and growth therefore depends on our ability to identify, hire, train and retain suitable, skilled and qualified key personnel. The loss of service of our directors, executive officers or other key personnel without suitable and timely replacements or the inability to attract and retain qualified management personnel, will materially and adversely affect our operations and financial performance.

The wars in Ukraine and in the Middle East could materially and adversely affect our business and results of operations.

The wars in Ukraine and the Middle East have already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military incursion and the conflict in the Middle East and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the global markets, our customers’ businesses and potentially our business. As of the date of this prospectus, to the best knowledge of the Company, we and our Hong Kong subsidiaries (i) do not have any direct business or contracts with any Russian, Ukraine, or Middle East entity as a supplier or customer, (ii) do not have any knowledge whether any our customers or suppliers have any direct business or contracts with any Russian entity, (iii) our business lines of service, projects, or operations were not materially impacted by disruptions caused the war in Ukraine and in the Middle East for the six months ended August 31, 2025 and 2024 and the years ended February 28, 2025 and February 29, 2024, and (iv) have not been financially affected by the wars in Ukraine and the Middle East. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions or further escalation for the war in the Middle East may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine and in the Middle East, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations, and prospects.

We do not anticipate any new or heightened risk of potential cyberattacks by state actors or others since Russia’s invasion of Ukraine and the war in the Middle East, and we have not taken any actions to mitigate such potential risks. Our board of directors will continue to monitor any potential risks that might arise due to the war in Ukraine and in the Middle East which are specific to the Company, including but not limited to risks related to cybersecurity, sanctions, and supply chain, suppliers, or service providers in affected regions as well as risks connected with ongoing or halted operations or investments in affected regions.

Our results of operation may be materially and adversely affected by a downturn in Hong Kong, mainland China or the global economy.

All of our operations are currently located in Hong Kong, and all of our revenue was generated in Hong Kong for the six months ended August 31, 2025 and 2024 and the years ended February 28, 2025 and February 29, 2024. Nevertheless, our business, prospects, financial condition and results of operations may be influenced to a significant degree by the political, economic and social conditions in Hong Kong and mainland China generally and by the continued economic growth in Hong Kong and mainland China as a whole. While the mainland China economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall mainland China economy but may have a negative effect on us.

The rapid growth of the mainland China economy has decelerated gradually over the years and may continue. There exists also uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and the PRC, before 2020. Unrest, terrorist threats and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. Any prolonged slowdown in the global or the Chinese economy may affect potential customers’ confidence in the financial market as a whole and have a negative impact on our financial condition. Further, recent global economic conditions including inflationary pressures and high interest rate, have affected our profitability in Hong Kong and mainland China. However, continued pressure from global economic conditions may affect the Hong Kong and mainland China markets in the future and in turn, may affect our operations.

The continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs. We cannot assure that there will not be any unfavorable changes in the Hong Kong and mainland China economies that could impact the industries in which we operate, which could in turn diminish the demand for our services.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and resources to address our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements for the years ended February 28, 2025 and February 29, 2024, we and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting as well as other control deficiencies for the above mentioned periods. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting. There is a reasonable possibility that a material misstatement in our annual or interim financial statements may not be prevented or detected on a timely basis. The material weakness identified is related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources; and (ii) a lack of independent directors and an audit committee.

We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including (i) hiring more qualified staff to fill up the key roles in the operations; (ii) appointing independent directors; (iii) establishing an audit committee; and (iv) strengthening our corporate governance. We intend to implement the above measures prior to the listing and we expect the remediation to be completed upon listing.

Effective internal control over financial reporting is important to prevent fraud. The market for and trading price of our Class A Ordinary Shares may be materially and adversely affected if we do not have effective internal controls. We may not be able to discover problems in a timely manner and our current and potential shareholders may lose confidence in our financial reporting, which may harm our business and the trading price of our Class A Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Class A Ordinary Shares and may make it more difficult for us to raise funds in debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq rules.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this Offering, we were a private company mainly operating our businesses in Hong Kong and mainland China. As a result of this Offering, our Company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiaries.

The Class A Ordinary Shares offered in this prospectus are those of HAMA BVI. HAMA BVI is a business company established under the BVI Act with limited liability. All of our business operations are conducted through our Hong Kong Operating Subsidiaries, and hence, our revenues are contributed by our Hong Kong Operating Subsidiaries. Although we have paid dividends to our shareholders in the past, we intend to retain all available funds and future earnings, if any, for operation and business development, however, we may pay dividends on our Class A Ordinary Shares in the foreseeable future. See “Dividend Policy”.

Our ability to pay dividends to our shareholders is primarily dependent upon the earnings of our operating subsidiaries and their distribution of funds to us, primarily in the form of dividends. The ability of our Hong Kong subsidiary to make distributions to us depends upon, among others, its distributable earnings. Under Hong Kong law, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. As of the date of this prospectus, HAMA BVI, our subsidiaries or our investors have not experienced any difficulties or limitations on their respective ability to transfer cash between each other; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred.

The amounts of distributions that any of HAMA BVI’s subsidiaries declared and made in the past are not indicative of the dividends that we may pay in the future. There is no assurance that we will be able to declare or distribute any dividend in the future. Further, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash between HAMA BVI, our subsidiaries, or investors. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

Risks Related to Doing Business in Hong Kong

The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections.

Hong Kong is a Special Administrative Region of the PRC and enjoys a high degree of autonomy under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. However, we cannot guarantee that the implementation of the “one country, two systems” principle and the level of autonomy as currently in place will continue in the future. Any changes in the state of political environment in Hong Kong may materially and adversely affect our business and operation. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us.

You may experience difficulties in effecting service of process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on foreign laws.

HAMA BVI is incorporated under the laws of the British Virgin Islands, but all of our operations and assets are held by our Hong Kong Operating Subsidiaries in Hong Kong. In addition, all of our senior executive officers and directors reside within Hong Kong for a significant portion of the time. As a result, it may be difficult or impossible for investors to effect service of process on us inside Hong Kong. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors. Moreover, there is uncertainty as to whether the courts of the Hong Kong would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

David Fong & Co., Solicitors, our counsel as to Hong Kong law, has advised us that there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (i) the judgment is in personal; (ii) the judgment is in the nature of a monetary award; (iii) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (iv) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgment at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

Recent joint statements by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

The AHFCA Act was enacted on December 23, 2022. On December 29, 2022, the Consolidated Appropriations Act was signed into law by the former President Joe Biden, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years. The AHFCA Act states that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC shall prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the United States (the applicable period under the HFCA Act prior to the enactment of the AHFCA Act had been two years).

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCA Act.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On November 5, 2021, the PCAOB approved a new rule, PCAOB Rule 6100, Board Determinations Under the HFCA Act to provide a framework for its determinations under the HFCA Act that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The rule establishes the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information the PCAOB will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which the Board will reaffirm, modify, or vacate any such determinations.

In December 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. Also, on December 16, 2021, pursuant to the HFCA Act, the PCAOB issued a Determination Report which determined that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of PRC, because of positions taken by PRC authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections since March 2023. The PCAOB is continuingly pursuing ongoing investigations and may initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed.

On December 23, 2022, the AHFCA Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by the former President Joe Biden, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years.

Our auditor, AOGB CPA Limited, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB and has been subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. AOGB CPA Limited is headquartered in Hong Kong and is subject to inspection by the PCAOB on a regular basis and as of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 determination report. However, there is no assurance that future audit reports will be prepared by auditors able to be inspected by the PCAOB and therefore, in the future, you may be deprived of the benefits of such inspection. As such, trading in our securities may be prohibited under the HFCA Act if the PCAOB determines that it cannot inspect or investigate completely our auditor, and as a result our securities may be delisted. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future which would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCA Act.

Uncertainties with respect to the PRC legal system, including risks and uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC with little advance notice could result in a material change in our operations and/or the value of the securities we are registering for sale.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations. The PRC legal system is based on written statutes and their legal interpretations by the Standing Committee of the National People’s Congress, or NPCSC. Previous court decisions may be cited for reference but have limited precedential value. Since 1979, the PRC government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, as these laws and regulations are relatively new, and due to the limited volume of published cases and their non-binding nature, interpretation and enforcement of these laws and regulations involve uncertainties. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice which could result in a material change in our operations and/or the value of our Shares. It is also uncertain whether having all of our directors and officers located in Hong Kong will subject us to the oversight of the Chinese authorities in the future.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering for sale.

HAMA BVI is a holding company and we conduct our operations through our Hong Kong Operating Subsidiaries in Hong Kong. The PRC government may choose to exercise significant oversight and discretion, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in mainland China are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented and if the PRC government chooses to exercise such significant oversight and discretion over the conduct of our business and may intervene or influence or control our operations at any time. Such government actions could result in a material change in our operations and/or the value of the securities we are registering for sale; could significantly limit or completely hinder our ability to continue our operations; could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and may cause the value of our securities to significantly decline or be worthless.

Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Previous statements by the PRC government have indicated an intent to exert more exert oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. On December 28, 2021, the CAC, the NDRC and several other administrations jointly adopted and published the New Measures for Cybersecurity Review (2021 version) (“New Measures”), which came into effect on February 15, 2022. According to the New Measures, if an “operator of critical information infrastructure” or “network platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Our business belongs to the corporate service and business financial consulting service industry, which does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. As a result, the likelihood of us being subject to the review of the CAC is remote.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. According to the Trial Measures, together with the Guidance Rules and Notice, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Trial Measures within 3 working days after the relevant application is submitted overseas. The Trial Measures also provides that only if the issuer meets both of the following criteria at the same time, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. In light of the foregoing, we and China Commercial Law Firm believe that the listing of our Class A Ordinary Shares on Nasdaq does not constitute an “indirect overseas offering and listing by PRC domestic companies” and that we are not required to complete the filing procedures as stipulated by the Trial Measures because the Company did not obtain any operating revenue, total profit, total assets and net assets in mainland China, the main parts of the Company’s business activities are neither carried out in mainland China, nor is its main place of business located in mainland China, and none of the members of the senior management team in charge of our business operation and management are Chinese citizens or domiciled in mainland China, we do not meet both of the above criteria simultaneously.

As of the date of this prospectus, our registered public offering in the U.S. is not subject to the review nor prior approval of the CAC or the CSRC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations may restrict or otherwise unfavorably impact our ability or way to conduct business and may require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations, significantly limit or completely hinder our ability to offer our Shares to investors and cause the value of such Class A Ordinary Shares to significantly decline or become worthless.

We may be required to obtain approval from PRC authorities to list on overseas stock exchanges in the future.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, require CSRC approval for a listing involving offshore special purchase vehicles that are controlled by PRC entities or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC entities or individuals with shares of the offshore special purchase vehicles. According to the legal opinion issued by our mainland China counsel, China Commercial Law Firm, and based on its understanding of the current PRC laws and regulations, we will not be required to submit an application to the CSRC for the approval of the offering and trading of our Class A Ordinary Shares under the M&A Rules because (i) our Hong Kong Operating Subsidiaries were not established through a merger or requisition of the equity or assets of a “PRC domestic company” as such term is defined under the M&A Rules, (ii) our Hong Kong Operating Subsidiaries are non-mainland China entities, and they have not been controlled by a non-PRC persons since its incorporation, and (iii) the CSRC currently has not issued any definitive rule or interpretation concerning whether an offering like ours under this document is subject to this regulation. However, uncertainties still exist as to how the M&A Rules will be interpreted or implemented, and the opinion of our mainland China counsel is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We may be required to obtain approval from PRC authorities in order to continue our listing on Nasdaq or to add new listings on other overseas stock exchanges in the future but cannot provide assurance that we will be able to obtain such approval.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As a follow-up, on February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. According to the Trial Measures, together with the Guidance Rules and Notice, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Trial Measures within 3 working days after the relevant application is submitted overseas. The Trial Measures also provides that only if the issuer meets both of the following criteria at the same time, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China.

According to the legal opinion issued by our mainland China counsel, China Commercial Law Firm, the listing of our Class A Ordinary Shares on Nasdaq does not constitute an “indirect overseas offering and listing by PRC domestic companies” and that we are not required to complete the filing procedures as stipulated by the Trial Measures the Company did not obtain any operating revenue, total profit, total assets and net assets in mainland China, the main parts of the Company’s business activities are neither carried out in mainland China, nor is its main place of business located in mainland China, and none of the members of the senior management team in charge of our business operation and management are Chinese citizens or domiciled in mainland China, we do not meet both of the above criteria simultaneously. If CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, such CSRC approval could be rescinded. We cannot assure you that relevant PRC government authorities, including the CSRC, would reach the same conclusion as our mainland China counsel.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy and could have a material adverse effect on us and our customers, contract manufacturers, material vendors, and other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

There have also been concerns about the relationship between the PRC and other countries, including the surrounding Asian countries, which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and the PRC with respect to trade policies, treaties, government regulations and tariffs. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China.

Political uncertainty surrounding international trade disputes and the potential of the escalation to trade war and global recession could have a negative effect on customer confidence. We may have also access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or the PRC that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Changes in mainland China political, economic and governmental policies may have an adverse impact on our business.

We expect that revenue received from mainland China will continue to supplement our overall operations. Accordingly, our business, financial condition and results of operations are subject to political, economic and legal developments in China to a significant degree. The Chinese economy differs from the economies of most developed countries in many aspects, including the extent of government involvement, growth rate, control of the foreign exchange, allocation of resources and capital investment. We cannot assure there will not be any unfavorable changes in the political, economic and governmental policies and measures promulgated by the PRC government that could impact the industries in which we operate, which could in turn diminish the demand for our services.

If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT issued a circular, known as SAT Circular 82, partially abolished on December 29, 2017, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.

We believe that, as a business company established under the BVI Act with limited liability, HAMA BVI is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our Class A Ordinary Shares. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of the Class A Ordinary Shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of the Class A Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Class A Ordinary Shares.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an indirect transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such indirect transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the Class A Ordinary Shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or may be taxed if our company is a transferor in such transactions and may be subject to withholding obligations if our company is a transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfers of Class A Ordinary Shares of our company by investors who are non-PRC resident enterprises, our Hong Kong Operating Subsidiaries will not be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. However, if our assessment on the filing under SAT Bulletin 7 and/or SAT Bulletin 37 is incorrect, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Class A Ordinary Shares

There has been no public market for our Class A Ordinary Shares prior to this offering; if an active trading market does not develop you may not be able to resell our Class A Ordinary Shares at any reasonable price.

The offering under this prospectus is an initial public offering of our Class A Ordinary Shares. Prior to the closing of the offering, there was no public market for our Class A Ordinary Shares. While we plan to list our Class A Ordinary Shares on the Nasdaq Capital Market, our listing application may not be approved. If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the Class A Ordinary Shares on the Nasdaq Capital Market, we will not complete the offering. In addition, an active trading market may not develop following the closing or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your Class A Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling Class A Ordinary Shares and may impair our ability to acquire other companies by using our Class A Ordinary Shares as consideration.

Our Class A Ordinary Shares price may never trade at or above the price in this offering.

Stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our Class A Ordinary Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Class A Ordinary Shares shortly following this offering. If the market price of our Class A Ordinary Shares after this offering does not ever exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

The initial public offering price for our Class A Ordinary Shares may not reflect their actual value.

The initial public offering price for our Class A Ordinary Shares is and will be determined through negotiations between us and representatives of the underwriters. The price of our Class A Ordinary Shares may not be indicative of their actual value or any future market price for our securities. This price may not accurately reflect the value of the Class A Ordinary Shares or the value that potential investors will realize upon their disposition of Class A Ordinary Shares. The price does not necessarily bear any relationship to our assets, earnings, book value per Share or other generally accepted criteria of value.

Our share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

As mentioned above, the initial public offering price for our Class A Ordinary Shares will be determined by negotiations between us and representatives of the underwriters based on several factors. This price may vary from the market price of our Class A Ordinary Shares after this offering and the price for our Class A Ordinary Shares may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in results of operations;

●	actual or anticipated changes in our growth rate relative to our competitors, as well as announcements by us or our competitors of significant business developments, changes in relationships with our target customers, manufacturers or suppliers, acquisitions or expansion plans;

●	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public, as well as variance in our financial performance from the expectations of market analysts;

●	issuance of new or updated research or reports by securities analysts;

●	Share price and volume fluctuations attributable to inconsistent trading volume levels of our Class A Ordinary Shares;

●	additions or departures of key management or other personnel;

●	our involvement in litigation;

●	disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technology;

●	announcement or expectation of additional debt or equity financing efforts;

●	sales of our Class A Ordinary Shares or other securities by us, our insiders or our other shareholders, or the perception that these sales may occur in the future;

●	the trading volume of our Class A Ordinary Shares;

●	market conditions in our industry;

●	changes in the estimation of the future size and growth rate of our markets;

●	market conditions in our industry;

●	changes in the estimation of the future size and growth rate of our markets; and

●	general economic, market or political conditions in the United States or elsewhere.

These and other market and industry factors may cause the market price and demand for our Class A Ordinary Shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their Class A Ordinary Shares and may otherwise negatively affect the liquidity of our Class A Ordinary Shares. In addition, the stock market in general, and Nasdaq Capital Market and emerging growth companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. Such broad market fluctuations, and other factors (such as variations in operating results, and changes in regulations affecting us and our industry) may adversely affect the market price of our Class A Ordinary Shares, if a market for them develops.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

In addition to the risk addressed above in “— Our Share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares,” our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A Ordinary Shares. In addition, investors of our Class A Ordinary Shares may experience losses, which may be material, if the price of our Class A Ordinary Shares declines after this offering or if such investors purchase shares of our Class A Ordinary Shares prior to any price decline.

Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

Volatility in our Share price may subject us to securities litigation.

The market for our Class A Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation, which could result in substantial costs and liabilities and could divert management’s attention and resources.

If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Shares could decline.

Assuming our Class A Ordinary Shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Class A Ordinary Shares;

●	reduced liquidity for our Class A Ordinary Shares;

●	a determination that our Class A Ordinary Shares are “penny stock”, which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Class A Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

If you purchase our Class A Ordinary Shares in this offering, you will incur immediate and substantial dilution in the book value of your Class A Ordinary Shares.

Investors purchasing our Class A Ordinary Shares in this offering will pay a price per Share that substantially exceeds the pro forma as adjusted net tangible book value per Share. As a result, investors purchasing Class A Ordinary Shares in this offering will incur immediate dilution. For more information on the dilution you may experience as a result of investing in this offering, see “Dilution”.

Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, our Controlling Shareholder holds an aggregate of 9,000,000 Class A Ordinary Shares and 3,407,000 Class B Ordinary Shares, respectively, which will represent an aggregate of 92.1% of the total voting power. After this offering, our Controlling Shareholder will hold an aggregate of 9,000,000 Class A Ordinary Shares and 3,407,000 Class B Ordinary Shares, respectively, which will represent an aggregate of 88.9% of the total voting power. As a result, our Controlling Shareholder, Chief Financial Officer and Director, Mr. Wing Sum Ho, will have the ability to control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets, and other significant corporate actions. The interests of these shareholders may not be the same as or may even conflict with your interests. For example, our Controlling Shareholder could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Class A Ordinary Shares as part of a sale of us or our assets, and might affect the prevailing market price of our Class A Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Under Listing Rule 5101, Nasdaq has discretionary authority to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq.

Additionally, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small and the insiders of our company will hold a large portion of the company’s listed securities following the consummation of the offering. Therefore, we may be subject to the additional and more stringent criteria of Nasdaq for our initial and continued listing.

We have no immediate plans to pay dividends.

We plan to reinvest all of our future earnings, to the extent we have earnings, in order to expand our product offering and to cover operating costs, finance operations and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. As we are a company with a limited operating history, we may not be able to generate, at any time, sufficient surplus cash that would be available for distribution to the holders of our Class A Ordinary Shares as a dividend. Therefore, you should not expect to receive immediate cash dividends on the Class A Ordinary Shares we are offering. Consequently, investors may need to rely on sales of their Class A Ordinary Shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. In addition, the laws of the British Virgin Islands require that certain criteria must be satisfied before we are able to declare and pay dividends.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Share price or trading volume to decline.

If a trading market for our Class A Ordinary Shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about our Class A Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our Share price, our Share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our Share price or trading volume to decline and result in the loss of all or a part of your investment in us.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

Currently, our Hong Kong Operating Subsidiaries’ operations are conducted outside the United States, and all of our assets are located outside the United States. All of our directors and officers reside outside of the United States, and a substantial portion of their assets are located in Hong Kong outside the United States. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under BVI law.

We are a BVI business company with limited liability incorporated under the laws of the BVI. Our corporate affairs are governed by our memorandum and articles of association (as amended from time to time), the BVI Act and the common law of the BVI. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the common law of England and the wider Commonwealth, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the BVI. The rights of our shareholders and the fiduciary duties of our directors under the BVI law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the BVI. In addition, the BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a shareholder. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

Certain corporate governance practices in the BVI, where our holding company was incorporated, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. We can rely on home country practice with respect to our corporate governance after we complete this Offering. If we choose to follow the BVI’s practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulties in protecting their interests in the face of actions taken by our management, or members of our board of directors than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the BVI Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital.”

As a result of the foregoing, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

It may be difficult to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers in the British Virgin Islands.

There is no statutory enforcement in the BVI of judgments obtained in the U.S., however, the courts of the BVI will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The BVI courts are unlikely:

●	to recognize or enforce against the Company, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	to impose liabilities against the Company, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

Our status as a “foreign private issuer” under the SEC rules will exempt us from the U.S. proxy rules and the more detailed and frequent Exchange Act reporting obligations applicable to a U.S. domestic public company.

Upon the closing of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Class A Ordinary Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

Our status as a foreign private issuer under the Nasdaq rules will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the Nasdaq corporate governance listing standards applicable to a U.S. domestic Nasdaq listed company.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the British Virgin Islands, may differ significantly from corporate governance listing standards. Currently, we do not plan to rely on any home country practices with respect to our corporate governance after we complete this offering. Under the Nasdaq rules, we may in the future decide to use the home country practices exemption with respect to some or all of the other corporate governance rules, provided that we disclose the requirements we are not following and describe the home country practices we are following. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We will incur increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. Compliance with U.S. laws and regulations and the Nasdaq rules increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. As a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering; (b) in which we have total annual gross revenue of at least US$1.235 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior 3-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act in the assessment of the emerging growth company’s internal control over financial reporting. If we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. The JOBS Act also provides an emerging growth company with the permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. We do not plan to opt-out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reporting is not as transparent as the reporting of other companies in our industry. Such differences may prevent us from raising additional capital in the public market as and when we need it.

We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding the industry and general economic conditions, and our future revenues and expenditures. We anticipate that we will use the net proceeds from this offering for (i) business development and marketing, (ii) expanding our local operations and setting up overseas branches, and (iii) general working capital needs. However, the amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and rate of growth. Management has broad discretion over the use of proceeds of this offering and we may find it necessary or advisable to use all or portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds.” You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our decisions. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or preserve value. See “Use of Proceeds” for additional information.

We may be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the current taxable year, which could result in adverse U.S. federal income tax consequences for U.S. Holders of our Class A Ordinary Shares.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Certain United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

Our dual-class voting structure may render our Class A Ordinary Shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of our Class A Ordinary Shares.

Certain shareholder advisory firms have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our Class A Ordinary Shares may prevent the inclusion of our Class A Ordinary Shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A Ordinary Shares. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A Ordinary Shares.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

Upon completion of this Offering, we will have a dual class ordinary share structure. Our Ordinary Shares will be divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A and Class B Ordinary Shares will have the same rights, including dividend rights, except that holders of Class A Ordinary Shares will be entitled to one vote per share, while holders of Class B Ordinary Shares will be entitled to twenty (20) votes per share, and Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances.

Upon the completion of this Offering, Mr. Wing Sum, HO will continue to beneficially own all of our Class B Ordinary Shares. These Class B Ordinary Shares will constitute approximately 15.5% of our total issued and outstanding share capital immediately after the completion of this Offering and approximately 78.5% of the aggregate voting power of our total issued and outstanding share capital immediately after the completion of this Offering due to the disparate voting powers associated with our dual-class share structure, assuming the Underwriter does not exercise the over-allotment option. As a result of the dual-class share structure and the concentration of ownership, holder of Class B Ordinary Shares, our Controlling Shareholder, Chief Financial Officer and Director, Mr. Wing Sum Ho, will have the ability to control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets, and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our Company and may reduce the price of our Class A Ordinary Shares.

You are strongly urged to consult your tax advisors regarding the impact of our being a PFIC in any taxable year on your investment in our Class A Ordinary Shares as well as the application of the PFIC rules.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our expectations regarding demand for and market acceptance of our services and the products and services we assist the distributions of;

●	our expectations regarding our client base;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	overall industry and market performance; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains certain data and information that we obtained from various government and industry publications through publicly available sources. Statistical data in these publications may include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Class A Ordinary Shares. In addition, the new and rapidly changing nature of the corporate service and business financial consulting service industry, especially the increase in online activities among players at different stages of the production chain results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our operations. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

After deducting the estimated underwriters’ discount and offering expenses payable by us, we expect to receive net proceeds of approximately $15.9 million (or $18.4 million in the aggregate if the underwriters exercise their over-allotment option in full) from this offering.

We intend to use the net proceeds of this offering as follows:

●	approximately 30% for business development and marketing;

●	approximately 30% for expanding our local operations and setting up overseas branches; and

●	approximately 40% for general administration and working capital.

The precise amounts and percentage of proceeds we devote to particular categories of activity, and their priority of use, will depend on prevailing market and business conditions as well as on the nature of particular opportunities that may arise from time to time. Accordingly, we reserve the right to change the use of proceeds that we presently anticipate and describe herein.

The foregoing is set forth based on the order of priority of each purpose and represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

DIVIDEND POLICY

During the years ended February 28, 2025 and February 29, 2024, the were no transfer of assets or cash among HAMA BVI and its subsidiaries. We did not declare and distribute any dividend for the years ended February 28, 2025 and February 29, 2024. On March 31, 2025, 88M Global declared an interim dividend of HK$72.0 per share (equivalent to $9.2308 per share) with respect to the 10,000 issued shares of 88M Global or HK$720,000 (equivalent to $92,308) to us and Nardo Capital declared an interim dividend of HK$0.6 per share (equivalent to $0.0769 per share) with respect to the 3,000,000 issued shares of Nardo Capital or HK$1,800,000 (equivalent to $230,769) to us. On March 31, 2025, we declared an interim dividend of HK$0.2031 per share (equivalent to $0.026 per share) with respect to the 12,407,000 issued shares of the Company or HK$2,520,000 (equivalent to $323,077) to the shareholders of the Company. In April 2025, we paid dividend of HK$2,520,000 (equivalent to $323,077) to the shareholders of the Company. Except for the above, no other distributions or transfer of assets or cash have been made to date between HAMA BVI, our subsidiaries, or to investors. We intend to retain all available funds and future earnings, if any, for operation and business development, however, we may pay dividends on our Class A and Class B Ordinary Shares in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable BVI laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our Operating Subsidiary to us, and such other factors as our board of directors may deem relevant.

Subject to the BVI Act and our memorandum and articles of association (as may be amended from time to time), our board of directors may, by resolution of directors, declare and authorize a distribution (which includes a dividend) to our shareholders from time to time and of an amount they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution (a) the company will be able to pay its debts as they fall due; and (b) the value of our assets exceeds its liabilities.

Our holding company rely on dividends paid by our Operating Subsidiary for its cash requirements, including funds to pay any dividends and other cash distributions to its shareholders, service any debt it may incur and pay its operating expenses. Our holding company’s ability to pay dividends to its shareholders will depend on, among other things, the availability of dividends from our Operating Subsidiary.

Cash dividends, if any, on our Class A and Class B Ordinary Shares will be paid in U.S. dollars.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

CAPITALIZATION

The following tables set forth our cash and cash equivalents and capitalization as of August 31, 2025:

●	on an actual basis; and

●	on a pro forma basis to reflect the issuance and sale of 3,000,000 Class A Ordinary shares at an assumed initial public offering price of $6.00 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and estimated offering expenses payable by us.

You should read the tables together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of August 31, 2025
	Actual	Pro Forma
	(in US$)	(in US$)

Cash and cash equivalents	864,535	16,783,129

Shareholders’ equity:
Class A Ordinary Shares, no par value, 95,000,000 Class A Ordinary Shares authorized, 15,593,000 Class A Ordinary Shares issued and outstanding on an actual basis; and 18,593,000 Class A Ordinary Shares issued and outstanding on a pro forma basis	347,000	15,693,188
Class B Ordinary Shares, no par value, 38,000,000 Class B Ordinary Shares authorized, 3,407,000 Class B Ordinary Shares issued and outstanding on an actual basis; and 3,407,000 Class B Ordinary Shares issued and outstanding on a pro forma basis	1	1
Retained earnings	1,357,018	1,357,018

Total shareholders’ equity	1,704,019	17,050,207

Indebtedness
Amount due to a director	4,436	4,436
Total indebtedness	4,436	4,436

Total capitalization	1,708,455	17,054,643

DILUTION

If you invest in our Class A Ordinary Shares, you will incur immediate dilution since the public offering price per share you will pay in this offering is more than the net tangible book value per Ordinary Share immediately after this offering.

The net tangible book value of our Ordinary Shares as of August 31, 2025 was $1,121,203, or $0.059 per share based on the total number of Ordinary Shares issued and outstanding as of August 31, 2025. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of Ordinary Shares outstanding. Tangible assets equal our total assets less intangible assets, operating lease right-of-use assets, deferred tax assets and deferred offering cost.

The dilution in net tangible book value per share to new investors, represents the difference between the amount per share paid by purchasers of shares in this offering and the pro forma net tangible book value per share immediately after completion of this offering. After giving effect to the sale of the 3,000,000 Class A Ordinary Shares being sold pursuant to the offering price of $6.00 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting underwriters’ discount and commission payable by us in the amount of $1,260,000, non-accountable expense allowance payable by us in the amount of $180,000 and estimated offering expenses in the amount of $641,406, our as adjusted net tangible book value would be approximately $17,039,797 or $0.775 per share of Ordinary Shares. This represents an immediate increase in net tangible book value of $0.716 per share to existing shareholders and an immediate decrease in net tangible book value of $5.225 per share to new investors purchasing the Ordinary Shares in this offering.

The following table illustrates this per share dilution:

As of August 31, 2025
Public offering price per Class A Ordinary Share	$6.00
Pro forma net tangible book value per share as of August 31, 2025	$0.059
Increase in pro forma net tangible book value per share attributable to existing shareholders	$0.716
Pro forma net tangible book value per share after this offering	$0.775
Dilution per share to new investors	$5.225

Our pro forma net tangible book value after the offering, and the decrease to new investors in the offering, will change from the amounts shown above if the underwriters’ over-allotment option is exercised.

The following table sets forth, on a pro forma basis as of August 31, 2025, the difference between the existing shareholders and by new public investors before deducting estimated underwriting discounts and estimated offering expenses payable by us, using an assumed public offering price of $6.00 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus:

	Shares Purchased		Total Cash Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing shareholders	19,000,000	86.36%	$347,001	1.89%	$0.02
New investors from public offering	3,000,000	13.64%	$18,000,000	98.11%	$6.00
Total	22,000,000	100.00%	$18,347,001	100.00%	$0.83

The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at pricing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a professional corporate solution service provider specializing in the provision of two main streams of services, namely (i) one-stop corporate services; and (ii) business financial consulting services. We principally focus on offering corporate services including accounting, internal control, tax and compliance advisory to clients ranging from small and medium-sized enterprises to listed companies. We are also dedicated to offering business financial consulting services which include strategic business advisory as well as investor relationship management to business owners and financial intermediaries.

We provide our services to a broad range of clients including, small and medium-sized business companies, listed companies in the United States, licensed financial institutions, Certified Public Accountant firms and business owners. For our one-stop corporate services, we recruit a pool of qualified accountants, finance and tax experts to provide corporate services to our clients who outsource its accounting and financing function to us. We also perform internal control review, tax planning and advisory services for our clients. For our business financial consulting services, our group of experts advise our clients on business strategies such as growth strategies including identifying suitable upstream and/or downstream companies for merger and acquisitions, pricing strategies and turnaround strategies. Apart from providing business strategies to our clients, we also manage investor relationship and public relation for our clients where we aim to build trust with stakeholders and engage in long-term relationship with investors.

For the six months ended August 31, 2025 and 2024, total revenue was $1,201,340 and $195,397, respectively. Our net income was $625,677 for the six months ended August 31, 2025 while our net loss was $115,599 for the six months ended August 31, 2024. For the fiscal years ended February 28, 2025 and February 29, 2024, total revenue was $1,821,994 and $1,442,408, respectively. Our net income was $1,089,672 and $266,214 for the fiscal years ended February 28, 2025 and February 29, 2024, respectively.

Key Factors that Affect Our Results of Operations

Our results of operations and financial position have been and will continue to be affected by a number of factors, many of which may be beyond the control of our Group, including those factors set out in “Risk Factors” in this prospectus and those set out below.

Ability to continually secure demand for our services

We do not enter into long-term agreement with any of our customers and our customers are engaged in a wide spectrum of sectors, ranging from garment trading, magazine editorial, food and beverages, engineering, health and cosmetic products, physiotherapy to valuation, money lender, SFC licensed financial institutions to Nasdaq listed company. The needs of each of our clients for services may vary significantly from time to time. It is difficult to accurately project our clients’ future needs or the frequency at which services will be requested, as demand for our services varies based on the requirements of our clients. Whether our clients need to use our services depends on a number of factors which may vary from time to time, including, the availability of manpower in the market, as well as discrepancies in permanent and temporary staffing, staffing to workload volume ratios and service capacity of our clients. There is no assurance that the frequency of our clients’ need for services will be in line with our projections or that any of our clients will continue to require our services at the same level in the future. Should our clients reduce their need for services or cease to require any services provided by us or if we are not able to accurately predict our clients’ staffing needs, our business and financial performance may be adversely affected.

Market competition

The markets for our services are highly competitive. Our markets are characterized by pressures to provide high levels of service, incorporate new capabilities and technologies, accelerate job completion schedules and reduce prices. Furthermore, we face competition from a number of sources, including other corporate consultancy firms and professional services firms. Many of our competitors have greater financial and marketing resources than we do. New and existing competitors are aided by technology, and the market has low barriers to entry.

Our future success will depend largely upon our ability to anticipate and keep pace with market developments and advances. Current or future competitors could develop alternative capabilities and technologies that are more effective, easier to use or more economical than our services. If our capabilities and technologies become obsolete or uncompetitive, our related sales and revenue would decrease. Due to competition, we may experience reduced margins on our services, loss of market share, and loss of customers. If we are not able to compete effectively with current or future competitors as a result of these and other factors, our business, financial condition and results of operations could be materially adversely affected.

Ability to attract, integrate, manage, and retain our management and qualified internal personnel

Our success is, to a large extent, attributable to our executive director’ strategies and visions as well as their involvement in key aspects of our business, including but not limited to the acquisition and maintenance of new and existing customer relationships, pricing of our services, and overall management of our operations. The business of the Group was managed by Mr. Wing Sum, HO, our Director and Chief Financial Officer, and Mr. Wai Ting, CHEUNG, our Director and Chief Executive Officer. Further, our team of executive officers have worked for our Group possess extensive industry contacts and knowledge and are familiar with our business operations and have established good relationships with our customers.

Our success is also substantially dependent upon our ability to attract, integrate, manage and retain personnel who possess the skills and experience necessary to fulfill our customers’ needs. Our ability to hire and retain qualified personnel could be impaired by any diminution of our reputation, decrease in compensation levels relative to our competitors or modifications to our total compensation philosophy or competitor hiring programs. If we cannot attract, hire and retain qualified personnel, our business, financial condition and results of operations may suffer. Our future success also depends upon our ability to manage the performance of our personnel. Failure to successfully manage the performance of our personnel could affect our profitability by causing operating inefficiencies that could increase operating expenses and reduce operating income.

Macroeconomic conditions in Hong Kong, mainland China or the global economy

All of our operations are currently located in Hong Kong, and all of our revenue was generated in Hong Kong for the years ended February 28, 2025 and February 29, 2024 and the six months ended August 31, 2025 and 2024. Nevertheless, our business, prospects, financial condition and results of operations may be influenced to a significant degree by the political, economic and social conditions in Hong Kong and mainland China generally and by the continued economic growth in Hong Kong and mainland China as a whole. While the mainland China economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall mainland China economy but may have a negative effect on us.

The rapid growth of the mainland China economy has decelerated gradually over the years and may continue. There exists also uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and the PRC, before 2020. Unrest, terrorist threats and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. Any prolonged slowdown in the global or the Chinese economy may affect potential customers’ confidence in the financial market as a whole and have a negative impact on our financial condition. Further, recent global economic conditions including inflationary pressures and high interest rate, have affected our profitability in Hong Kong and mainland China. However, continued pressure from global economic conditions may affect the Hong Kong and mainland China markets in the future and in turn, may affect our operations.

The continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs. We cannot assure that there will not be any unfavorable changes in the Hong Kong and mainland China economies that could impact the industries in which we operate, which could in turn diminish the demand for our services.

Basis of Presentation

Our accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Our consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Key Components of Results of Operations

Comparison of Six Months Ended August 31, 2025 and 2024

	For the six months ended		Variance
	August 31, 2025	August 31, 2024	Amount	Percentage
	(Unaudited)	(Unaudited)		%

Revenue
One-stop corporate services	$182,742	$11,603	$171,139	1,475.0%
Business financial consulting services	1,018,598	183,794	834,804	454.2%
Total revenue	1,201,340	195,397	1,005,943	514.8%

Operating costs and expenses
Business service fees – direct cost	146,154	214,000	(67,846)	(31.7)%
Legal and professional fees	140,452	372	140,080	37,655.9%
Travel and entertainment expenses	2,909	14,819	(11,910)	(80.4)%
Employee compensation and benefits expenses	133,117	74,269	58,848	79.2%
Operating lease expenses	5,846	3,411	2,435	71.4%
Other operating costs and expenses	22,264	4,437	17,827	401.8%
Total operating costs and expenses	450,742	311,308	139,434	44.8%

Income (loss) from operations	750,598	(115,911)	866,509	(747.6)%

Other income (expense):
Interest income	445	59	386	654.2%
Other income	4,963	1,381	3,582	259.4%
Loss on disposal of property and equipment	(5,205)	(1,128)	(4,077)	361.4%
Total other income, net	203	312	(109)	(34.9)%

Income (loss) before income tax expense	750,801	(115,599)	866,400	(749.5)%
Income tax expense	(125,124)	-	(125,124)	N/A %
Net income (loss) and total comprehensive income (loss)	$625,677	$(115,599)	$741,276	(641.2)%

Revenue

Our revenue is generated from providing one-stop corporate services and business financial consulting services. The following table sets forth the breakdown of our revenue by service line for the six months ended August 31, 2025 and 2024, respectively:

	For the six months ended		Variance
	August 31, 2025	August 31, 2024	Amount	Percentage
	(Unaudited)	(Unaudited)		%

Revenue
One-stop corporate services	$182,742	$11,603	$171,139	1,475.0%
Business financial consulting services	1,018,598	183,794	834,804	454.2%
Total revenue	$1,201,340	$195,397	$1,005,943	514.8%

Our total revenue increased by $1,005,943 or 514.8%, from $195,397 for the six months ended August 31, 2024 to $1,201,340 for the six months ended August 31, 2025. Such increase was mainly due to the increase in the number of one-stop corporate service projects and business financial consulting service projects we undertook and completed during the six months ended August 31, 2025.

Operating costs and expenses

The following table sets forth the breakdown of our operating costs and expenses for the six months ended August 31, 2025 and 2024, respectively:

	For the six months ended		Variance
	August 31, 2025	August 31, 2024	Amount	Percentage
	(Unaudited)	(Unaudited)		%

Operating costs and expenses
Business service fees – direct cost	$146,154	$214,000	$(67,846)	(31.7)%
Legal and professional fees	140,452	372	140,080	37,655.9%
Travel and entertainment expenses	2,909	14,819	(11,910)	(80.4)%
Employee compensation and benefits expenses	133,117	74,269	58,848	79.2%
Operating lease expenses	5,846	3,411	2,435	71.4%
Other operating costs and expenses	22,264	4,437	17,827	401.8%
Total operating costs and expenses	$450,742	$311,308	$139,434	44.8%

Our operating costs and expenses mainly consist of business service fees – direct cost, legal and professional fees, travel and entertainment expenses, employee and compensation benefits expenses, operating lease expenses and other operating costs and expenses. Our operating costs and expenses increased by $139,434 or 44.8%, from $311,308 for the six months ended August 31, 2024 to $450,742 for the six months ended August 31, 2025. Such increase was mainly attributable to the increase in our legal and professional fees for the six months ended August 31, 2025, as compared to the six months ended August 31, 2024.

Business service fees – direct cost

Our business service fees – direct cost represented the service fees we paid to the independent third parties that we engaged for the provision of business services for our projects of business financial consulting services. Our business service fees – direct cost decreased by $67,846 or 31.7%, from $214,000 for the six months ended August 31, 2024 to $146,154 for the six months ended August 31, 2025, which was mainly attributable to the engagement of a professional consultant for our projects during the six months ended August 31, 2024, and we did not continue to engage that consultant for the six months ended August 31, 2025.

Legal and professional fees

Our legal and professional fees mainly consisted of the audit fees and company secretarial fees. Our legal and professional fees increased by $140,080 or 37,655.9%, from $372 for the six months ended August 31, 2024 to $140,452 for the six months ended August 31, 2025. Such increase was mainly attributable to the increase in our audit fees incurred for the preparation for our initial public offering for the six months ended August 31, 2025, as compared to the six months ended August 31, 2024.

Travel and entertainment expenses

Our travel and entertainment expenses decreased by $11,910 or 80.4% from $14,819 for the six months ended August 31, 2024 to $2,909 for the six months ended August 31, 2025, which was mainly attributable to the exercise of cost control on entertainment expenses by the management during the six months ended August 31, 2025.

Employee compensation and benefits expenses

Our employee compensation and benefits expenses mainly consisted of salaries and other allowances and retirement benefit scheme contribution. Our employee compensation and benefits expenses increased by $58,848 or 79.2%, from $74,269 for the six months ended August 31, 2024 to $133,117 for the six months ended August 31, 2025, which was mainly attributable to the increase in number of staff we employed for the six months ended August 31, 2025, as compared to the six months ended August 31, 2024.

Operating lease expenses

Our operating lease expenses increased by $2,435 or 71.4%, from $3,411 for the six months ended August 31, 2024 to $5,846 for the six months ended August 31, 2025, which was mainly attributable to the addition of one office lease agreement which we entered into in August 2024.

Other operating costs and expenses

Our other operating costs and expenses mainly consisted of depreciation of property and equipment, office expenses, utilities expenses, cleaning expenses, building management fee, etc. Our other operating costs and expenses increased by $17,827 or 401.8%, from $4,437 for the six months ended August 31, 2024 to $22,264 for the six months ended August 31, 2025, which was mainly attributable to the increase in our depreciation of property and equipment as a result of the addition in our property and equipment during the six months ended August 31, 2025, as compared to the six months ended August 31, 2024.

We expect our operating costs and expenses, including, but not limited to, employee compensation and benefits expenses, to increase in the foreseeable future, as our business further grows. We expect our legal and professional fees for legal, audit, and advisory services will increase as we will incur the audit fee, legal fee and advisory fee for this Offering and subsequently as a public company upon the completion of this Offering.

Other Income, net

Our other income, net includes bank interest income, other income and loss on disposal of property and equipment. Our other income, net remained relatively stable at $203 and $312 for the six months ended August 31, 2025 and 2024, respectively.

Income tax expense

Under the current laws of the British Virgin Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

88M Global Limited and Nardo Capital (Hong Kong) Limited are subject to income taxes within Hong Kong at the applicable tax rate on taxable income. In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to approximately $256,410 (HK$2,000,000), and 16.5% on any part of assessable profits approximately $256,410 (HK$2,000,000). For the six months ended August 31, 2025, 88M Global Limited and Nardo Capital (Hong Kong) Limited had assessable profits arising in Hong Kong and, hence, the provision of current tax of $115,478, was made during this period. For the six months ended August 31, 2024, 88M Global Limited and Nardo Capital (Hong Kong) Limited did not have any assessable profits arising in Hong Kong and, hence, no provision of current tax was made during this period.

Net Income (loss)

As a result of the foregoing, we reported net income of $625,677 for the six months ended August 31, 2025 and net loss of $115,599 for the six months ended August 31, 2024.

Comparison of Years Ended February 28, 2025 and February 29, 2024

	For the years ended		Variance
	February 28, 2025	February 29, 2024	Amount	Percentage
				%

Revenue
One-stop corporate services	$401,982	$7,179	$394,803	5,499.4%
Business financial consulting services	1,420,012	1,435,229	(15,217)	(1.1)%
Total revenue	1,821,994	1,442,408	379,586	26.3%

Operating costs and expenses
Business service fees – direct cost	360,154	548,000	(187,846)	(34.3)%
Legal and professional fees	2,807	2,820	(13)	(0.5)%
Travel and entertainment expenses	25,854	46,152	(20,298)	(44.0)%
Employee compensation and benefits expenses	173,325	168,019	5,306	3.2%
Operating lease expenses	9,257	32,641	(23,384)	(71.6)%
Marketing and promotional expenses	-	330,480	(330,480)	(100.0)%
Other operating costs and expenses	8,835	22,373	(13,538)	(60.5)%
Total operating costs and expenses	580,232	1,150,485	(570,253)	(49.6)%

Income from operations	1,241,762	291,923	949,839	325.4%

Other income (expense):
Interest income	118	144	(26)	(18.1)%
Other income	2,343	2,325	18	0.8%
Loss on disposal of property and equipment	(1,128)	-	(1,128)	N/A %
Total other income, net	1,333	2,469	(1,136)	(46.0)%

Income before income tax expense	1,243,095	294,392	948,703	322.3%
Income tax expense	(153,423)	(28,178)	(125,245)	444.5%
Net income and total comprehensive income	$1,089,672	$266,214	$823,458	309.3%

Revenue

Our revenue is generated from providing one-stop corporate services and business financial consulting services. The following table sets forth the breakdown of our revenue by service line for the years ended February 28, 2025 and February 29, 2024, respectively:

	For the years ended		Variance
	February 28, 2025	February 29, 2024	Amount	Percentage
				%

Revenue
One-stop corporate services	$401,982	$7,179	$394,803	5,499.4%
Business financial consulting services	1,420,012	1,435,229	(15,217)	(1.1)%
Total revenue	$1,821,994	$1,442,408	$379,586	26.3%

Our total revenue increased by $379,586 or 26.3%, from $1,442,408 for the year ended February 29, 2024 to $1,821,994 for the year ended February 28, 2025. Such increase was mainly due to the increase in revenue from providing one-stop corporate services by $394,803 or 5,499.4%, from $7,179 for the year ended February 29, 2024 to $401,982 for the year ended February 28, 2025, mainly as a result of the increase in number of the one-stop corporate service projects we undertook and completed during the year ended February 28, 2025.

Operating costs and expenses

The following table sets forth the breakdown of our operating costs and expenses for the years ended February 28, 2025 and February 29, 2024, respectively:

	For the years ended		Variance
	February 28, 2025	February 29, 2024	Amount	Percentage
				%

Operating costs and expenses
Business service fees – direct cost	$360,154	$548,000	$(187,846)	(34.3)%
Legal and professional fees	2,807	2,820	(13)	(0.5)%
Travel and entertainment expenses	25,854	46,152	(20,298)	(44.0)%
Employee compensation and benefits expenses	173,325	168,019	5,306	3.2%
Operating lease expenses	9,257	32,641	(23,384)	(71.6)%
Marketing and promotional expenses	-	330,480	(330,480)	(100.0)%
Other operating costs and expenses	8,835	22,373	(13,538)	(60.5)%
Total operating costs and expenses	$580,232	$1,150,485	$(570,253)	(49.6)%

Our operating costs and expenses mainly consist of business service fees – direct cost, legal and professional fees, travel and entertainment expenses, employee compensation and benefits expenses, operating lease expenses, marketing and promotional expenses and other operating costs and expenses. Our operating costs and expenses decreased by $570,253 or 49.6%, from $1,150,485 for the year ended February 29, 2024 to $580,232 for the year ended February 28, 2025. Such decrease was mainly attributable to the decrease in our business service fees – direct cost and our marketing and promotional expenses for the year ended February 28, 2025, as compared to the year ended February 29, 2024.

Business service fees – direct cost

Our business service fees – direct cost represented the service fees we paid to the independent third parties that we engaged for the provision of business services for our projects of business financial consulting services. Our business service fees – direct cost decreased by $187,846 or 34.3%, from $548,000 for the year ended February 29, 2024 to $360,154 for the year ended February 28, 2025, which was mainly attributable to the engagement of a professional consultant for one of our projects during the year ended February 29, 2024, the project of which was completed in February 2024, and we did not continue to engage that consultant for the year ended February 28, 2025.

Legal and professional fees

Our legal and professional fees mainly consisted of the audit fees and company secretarial fees. Our legal and professional fees remained relatively stable at $2,807 and $2,820 for the years ended February 28, 2025 and February 29, 2024, respectively.

Travel and entertainment expenses

Our travel and entertainment expenses decreased by $20,298 or 44.0% from $46,152 for the year ended February 29, 2024 to $25,854 for the year ended February 28, 2025, which was mainly attributable to the exercise of cost control on entertainment expenses by the management during the year ended February 28, 2025.

Employee compensation and benefits expenses

Our employee compensation and benefits expenses mainly consisted of salaries and other allowances and retirement benefit scheme contribution. Our employee compensation and benefits expenses remained relatively stable at $173,325 and $168,019 for the years ended February 28, 2025 and February 29, 2024, respectively.

Operating lease expenses

Our operating lease expenses decreased by $23,384 or 71.6%, from $32,641 for the year ended February 29, 2024 to $9,257 for the year ended February 28, 2025, which was mainly attributable to the termination due to expiry of one of our office lease agreements during the year ended February 29, 2024.

Marketing and promotional expenses

Our marketing and promotional expenses decreased by $330,480 or 100.0%, from $330,480 for the year ended February 29, 2024 to nil for the year ended February 28, 2025, which was mainly attributable to the service fee paid for the provision of marketing and promotional services including branding and strategy development during the year ended February 29, 2024 while we did not incur any marketing and promotional expenses during the year ended February 28, 2025.

Other operating costs and expenses

Our other operating costs and expenses mainly consisted of depreciation of property and equipment, office expenses, utilities expenses, cleaning expenses, building management fee, etc. Our other operating costs and expenses decreased by $13,538 or 60.5%, from $22,373 for the year ended February 29, 2024 to $8,835 for the year ended February 28, 2025, which was mainly attributable to the decrease in office expenses for the year ended February 28, 2025, as compared to the year ended February 29, 2024, as a result of the exercise of cost control on other operating costs and expenses by the management during the year ended February 29, 2024.

We expect our operating costs and expenses, including, but not limited to, employee compensation and benefits expenses, to increase in the foreseeable future, as our business further grows. We expect our legal and professional fees for legal, audit, and advisory services will increase as we will incur the audit fee, legal fee and advisory fee for this Offering and subsequently as a public company upon the completion of this Offering.

Other Income, net

Our other income, net includes bank interest income, other income and loss on disposal of property and equipment. Our other income, net remained relatively stable at $1,333 and $2,469 for the years ended February 28, 2025 and February 29, 2024, respectively.

Income tax expense

Under the current laws of the British Virgin Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

88M Global Limited and Nardo Capital (Hong Kong) Limited are subject to income taxes within Hong Kong at the applicable tax rate on taxable income. In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to approximately $256,410 (HK$2,000,000), and 16.5% on any part of assessable profits approximately $256,410 (HK$2,000,000). For the years ended February 28, 2025 and February 29, 2024, 88M Global Limited and Nardo Capital (Hong Kong) Limited had assessable profits arising in Hong Kong and, hence, the provision of current tax of $153,423 and $28,178, respectively, was made during these periods.

Net Income

As a result of the foregoing, we reported net income of $1,089,672 and $266,214 for the years ended February 28, 2025 and February 29, 2024, respectively.

Liquidity and Capital Resources

Our liquidity and working capital requirements mainly represent the payments for employee and compensation benefits expenses, property rentals and other operating expenses incurred for our business operations. To date, we have financed our operations primarily through cash flows from operations. We plan to support our future operations primarily from cash generated from our operations and the proceeds of this Offering.

We had net income of $625,677, $1,089,672 and $266,214 for the six months ended August 31, 2025 and the years ended February 28, 2025 and February 29, 2024, respectively. As of August 31, 2025 and February 28, 2025, we had cash and cash equivalents of $864,535 and $1,249,125, respectively. We had positive working capital of $1,043,670 and $1,036,108 as of August 31, 2025 and February 28, 2025, respectively. We generated a positive cash flow from operating activities of $1,054,063 and $261,040 for the years ended February 28, 2025 and February 29, 2024, respectively. We generated a positive cash flow from operating activities of $1,388,941 for the six months ended August 31, 2025 while we generated a negative cash flow from operating activities of $58,991 for the six months ended August 31, 2024. Our working capital requirements are influenced by the size of our operations and the timing for collecting accounts receivable and payment of payable.

We believe that our current cash and cash flows provided by operating activities, and the estimated net proceeds from this Offering will be sufficient to meet our working capital needs in the next 12 months from the date the audited consolidated financial statements are issued. If we experience an adverse operating environment or incur unanticipated capital expenditure requirements, or if we determine to accelerate our growth, then additional financing may be required. No assurance can be given, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

On March 31, 2025, 88M Global declared an interim dividend of HK$72.0 per share (equivalent to $9.2308 per share) with respect to the 10,000 issued shares of 88M Global or HK$720,000 (equivalent to $92,308) to us and Nardo Capital declared an interim dividend of HK$0.6 per share (equivalent to $0.0769 per share) with respect to the 3,000,000 issued shares of Nardo Capital or HK$1,800,000 (equivalent to $230,769) to us. On March 31, 2025, we declared an interim dividend of HK$0.2031 per share (equivalent to $0.026 per share) with respect to the 12,407,000 issued shares of the Company or HK$2,520,000 (equivalent to $323,077) to the shareholders of the Company. In April 2025, we paid dividend of HK$2,520,000 (equivalent to $323,077) to the shareholders of the Company. We do not plan to pay any further dividends out of our retained earnings.

The following table summarizes our cash flows for the six months ended August 31, 2025 and 2024 and the years ended February 28, 2025 and February 29, 2024.

	For the six months ended
	August 31, 2025	August 31, 2024
	(Unaudited)	(Unaudited)
Net cash provided by (used in) operating activities	$1,388,941	$(58,991)
Net cash used in investing activities	(1,198,123)	(7,436)
Net cash (used in) provided by financing activities	(575,408)	19,838
Net decrease in cash and cash equivalents	(384,590)	(46,589)
Cash and cash equivalents at the beginning of the period	1,249,125	66,723
Cash and cash equivalents at the end of the period	864,535	20,134

	For the years ended
	February 28, 2025	February 29, 2024

Net cash provided by operating activities	$1,054,063	$261,040
Net cash used in investing activity	(7,436)	-
Net cash provided by (used in) financing activities	135,775	(274,994)
Net increase (decrease) in cash and cash equivalents	1,182,402	(13,954)
Cash and cash equivalents at the beginning of the year	66,723	80,677
Cash and cash equivalents at the end of the year	1,249,125	66,723

Operating activities

Our net cash provided by operating activities amounted to $1,388,941 for the six months ended August 31, 2025, mainly derived from (i) the net income for the period of $625,677; (ii) the increase in contract liabilities of $400,000 as a result of the more billing to the customers in advance of performance obligations closer to the period ended August 31, 2025, as compared to that of the year ended February 28, 2025; (iii) the decrease in accounts receivable, net of $245,359 as a result of the settlement by our customers; and (iv) the increase in tax payable of $115,478 as a result of the provision of income tax expense for the period.

Our net cash used in operating activities amounted to $58,991 for the six months ended August 31, 2024, mainly derived from the net loss for the period of $115,599, which was partially offset by the decrease in rental deposits and prepayments of $66,821 as a result of the utilisation of the prepaid services during the six months ended August 31, 2024.

Our net cash provided by operating activities amounted to $1,054,063 for the year ended February 28, 2025, mainly derived from (i) the net income for the year of $1,089,672; (ii) the decrease in rental deposits and prepayments of $66,821 as a result of the utilisation of the prepaid services during the year ended February 28, 2025; and (iii) the increase in tax payable of $153,422 as a result of the provision of income tax expense for the year, which was partially offset by the increase in accounts receivable of $269,545 due to more billing to customers based on services provided closer to the end of the year ended February 28, 2025, as compared to that of the year ended February 29, 2024.

Our net cash provided by operating activities amounted to $261,040 for the year ended February 29, 2024, mainly derived from (i) the net income for the year of $266,214; (ii) the increase in contract liabilities of $17,094 as a result of the more billing to the customers in advance of performance obligations closer to the year ended February 29, 2024, as compared to that of the year ended February 28, 2023; and (iii) the increase in tax payable of $28,178 as a result of the provision of income tax expense for the year, which was partially offset by the increase in rental deposits and prepayments of $49,551 as a result of the prepayment of the business service offsetting the refund of the rental deposits from the landlord due to the termination due to expiry of one of our office lease agreements during the year ended February 29, 2024.

Investing activities

Our net cash used in investing activities was $1,198,123 for the six months ended August 31, 2025, mainly attributable to the purchase of the short-term investments of $1,448,797 and the purchase of property and equipment of $102,564, which was partially offset by the proceeds from disposals of short-term investments of $353,238 for the six months ended August 31, 2025.

Our net cash used in investing activities was $7,436 for the six months ended August 31, 2024, mainly attributable to the purchase of property and equipment for the six months ended August 31, 2024.

Our net cash used in investing activities was $7,436 for the year ended February 28, 2025, mainly attributable to the purchase of property and equipment for the year ended February 28, 2025.

No net cash was provided by (used in) investing activities for the year ended February 29, 2024.

Financing activities

Our net cash used in financing activities was $575,408 for the six months ended August 31, 2025, mainly attributable to (i) the payments of offering costs related to initial public offering of $419,201; (ii) the dividend paid of $323,077; and (iii) the repayment to a director of $733,334, which was partially offset by the proceeds from share issuance of $347,000 and the advance from a director of $553,204 for the six months ended August 31, 2025.

Our net cash provided by financing activities was $19,838 for the six months ended August 31, 2024, mainly attributable to the advance from a director of $201,861, which was partially offset by the repayment to a director of $182,023 for the six months ended August 31, 2024.

Our net cash provided by financing activities was $135,775 for the year ended February 28, 2025, mainly attributable to the advance from a director for the year ended February 28, 2025.

Our net cash used in financing activities was $274,994 for the year ended February 29, 2024, mainly attributable to the repayment to a director for the year ended February 29, 2024.

Trend Information

We are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our revenue, net income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No.450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

The following table summarizes our contractual obligations as of August 31, 2025:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1 – 3 years	More than 3 years
Future lease payments	$10,718	$10,718	$-	$-

	$10,718	$10,718	$-	$-

Capital Expenditures

For the six months ended August 31, 2025 and 2024, we purchased $102,564 and $7,436 of property and equipment, respectively, mainly for use in our operations.

For the years ended February 28, 2025 and February 29, 2024, we purchased $7,436 and nil of property and equipment, respectively, mainly for use in our operations.

Subsequent to August 31, 2025 and as of the date of this prospectus, we did not purchase any material property and equipment for operational use. We do not have any other material commitments to capital expenditures as of August 31, 2025 or as of the date of this prospectus.

Inflation

Inflation does not materially affect our business or the results of our operations.

Seasonality

Our one-stop corporate services and business financial consulting services are not affected by seasonal fluctuations generally, except that customarily, our demand for our tax-planning services peaks in July and October as the deadlines for tax filing to the Inland Revenue Department Hong Kong for companies with year-end in December and March are August and November respectively.

Critical Accounting Policies and Critical Accounting Judgments and Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP. These accounting principles require us to make judgments, estimates and assumptions on the reported amounts of assets and liabilities at the end of each fiscal period, and the reported amounts of revenues and expenses during each fiscal period. We continually evaluate these judgments and estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

Critical accounting policies

When reading our consolidated financial statements, you should consider our selection of critical accounting policies, including revenue recognition, accounts receivable, and income taxes, of which the details are set out in our consolidated financial statements.

Critical accounting estimates

You should also consider the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements.

Allowance for current expected credit loss

We have adopted the loss rate methodology to estimate historical losses on accounts receivable. The Group has adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. We have also adopted a current lifetime expected credit losses methodology to measure impairments of other financial assets, which results in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. No credit loss on accounts receivable was made for the six months ended August 31, 2025 and 2024 and the years ended February 28, 2025 and February 29, 2024.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies”.

Quantitative and Qualitative Disclosures about Market Risk and Credit Risk

Credit Risk

Our assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances and accounts receivable, net.

We believe that there is no significant credit risk associated with cash at banks in Hong Kong, which were held by reputable financial institutions in the jurisdiction where our Hong Kong subsidiaries are located. The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at one bank for a maximum amount of US$102,564 (HK$800,000). Otherwise, these balances are not covered by insurance. We believe that no significant credit risk exists as these financial institutions have high credit quality and we have not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, we adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. We perform periodic credit evaluations of our customers’ financial condition and generally does not require collateral. We have adopted the loss rate methodology to estimate historical losses on accounts receivable. We have adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. We seek to maintain strict control over our outstanding receivables. Overdue balances are reviewed regularly. We believe that no significant credit risk exists as the risk is mitigated by our assessment of our customers’ creditworthiness, years of relationship and its ongoing monitoring of outstanding balances.

Liquidity Risk

Liquidity risk is the risk that we will encounter difficulty in meeting the obligations associated with our financial liabilities that are settled by delivering cash or another financial asset. Our approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet our liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our reputation.

Typically, we ensure that we have sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Interest rate risk

We are exposed to cash flow interest rate risk through changes in interest rates related mainly to our bank balances and fair value interest rate risk through the changes in interest rates related mainly to the Group’s short-term investments. We currently do not have any interest rate hedging policy in relation to cash flow interest rate risk and fair value interest rate risk and the risks due to changes in interest rates is not material. We monitor our exposures on an ongoing basis and will consider hedging the interest rate should the need arise.

Foreign Exchange Risk

We are not exposed to any foreign currency risk.

CORPORATE HISTORY AND STRUCTURE

We are not a Hong Kong or a mainland China operating company, but an offshore holding company incorporated in the British Virgin Islands. As a holding company with no material operations of our own, we conduct our operations through our operating companies in Hong Kong, 88M Global and Nardo Capital. Since its incorporation, HAMA SG has not had any operation. This is an offering of the Class A Ordinary Shares of HAMA Intelligence Limited, the holding company in the British Virgin Islands, instead of the shares of 88M Global, Nardo Capital and HAMA SG.

Because we are incorporated under the laws of the British Virgin Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforcement of Civil Liabilities” for more information.

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus and after giving effect to this offering (assuming no exercise of the over-allotment by the underwriters):

Notes:

(1)	Mr. Wing Sum, HO, our Controlling Shareholder, Chairman of the board of directors and Chief Financial Officer, holds voting and/or dispositive power over 9,000,000 Class A Ordinary Shares and 3,407,000 Class B Ordinary Shares as of the date of this prospectus.

Name	Background	Ownership
HAMA BVI	Incorporated on February 26, 2025 under the laws of British Virgin Islands as a business company established with limited liability.	See “Principal Shareholders” for details of our shareholding structures immediately prior to and after this offering.

88M Global	Incorporated on July 16, 2020 as a limited liability company under the laws of the Hong Kong.	100% owned by HAMA BVI.

Nardo Capital	Incorporated on May 26, 2021 as a limited liability company under the laws of the Hong Kong.	100% owned by HAMA BVI.

HAMA SG	Incorporated on March 25, 2025 as a limited liability company under the laws of the Singapore.	100% owned by HAMA BVI.

Our Controlling Shareholder, Mr. Wing Sum, HO, currently both directly and indirectly owns 100% of Class B Ordinary Shares, and, upon consummation of this Offering, our Controlling Shareholder will own 100% of Class B Ordinary Shares, which represent 80.3% of the total voting power of our outstanding Shares assuming the underwriters do not exercise their over-allotment option (or 80.2% of the total voting power assuming the underwriters exercise their over-allotment option). See “Risk Factors — Risks Related to Our Class A Ordinary Shares — Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders.”

BUSINESS

Overview

We are a professional corporate solution service provider specializing in the provision of two main streams of services, namely (i) one-stop corporate services; and (ii) business financial consulting services. We principally focus on offering corporate services including accounting, internal control, tax and compliance advisory to clients ranging from small and medium-sized enterprises to listed companies. We are also dedicated to offering business financial consulting services which include strategic business advisory as well as investor relationship management to business owners and financial intermediaries.

We provide our services to a broad range of clients including, small and medium-sized business companies, listed companies in the United States, licensed financial institutions, Certified Public Accountant firms and business owners. For our one-stop corporate services, we recruit a pool of qualified accountants, finance and tax experts to provide corporate services to our clients who outsource its accounting and financing function to us. We also perform internal control review, tax planning and advisory services for our clients. For our business financial consulting services, our group of experts advise our clients on business strategies such as growth strategies including identifying suitable upstream and/or downstream companies for merger and acquisitions, pricing strategies and turnaround strategies. Apart from providing business strategies to our clients, we also manage investor relationship and public relation for our clients where we aim to build trust with stakeholders and engage in long-term relationship with investors.

Our Competitive Strengths

We have an experience management team with proven track record for execution

Our management team has extensive industry knowledge, which is led by Mr. Wing Sum, HO, our Chairman of the Board of Directors and Chief Finance Officer, who has more than 20 years of experience in the fields of accounting, tax and compliance matter of both private and listed companies in Hong Kong and the Unites States; and Mr. Wai Ting, Cheung, Director and Chief Executive Officer, who has more than 20 years of experience in the fields of business financial consulting, asset management and investor relationship management. They both play a pivotal role in overseeing the overall business, strategic development and major decision making within our Group. Our management team is further bolstered by individuals with extensive expertise in the financial and investment market industry. We firmly believe that under the leadership of our executive director and with the expertise from our staff, we are well-positioned to maintain competitiveness and capture market opportunities.

Our customer base spans a diverse array of industries and organizations

We cater to a diverse clientele including Certified Public Accountant firms, licensed corporations, small and medium-sized businesses and U.S. listed companies. Due to the nature of our corporate services business, our Group serves clients from a wide range of industries, ranging from garment trading, magazine editorial, food and beverages, engineering, health and cosmetic products, physiotherapy to valuation, money lender, SFC licensed financial institutions to Nasdaq listed company, which enable us to have solid cross-industry insights for advising our clients on business strategies in the business financial consulting arm. We offer our clients practical strategies and anticipate their evolving requirements, ensuring they remain at the forefront of their respective industry.

We offer comprehensive solutions customized to the needs of business owners

Since our establishment in 2020, we offer comprehensive solutions customized to the needs of business owners. Typically, our clients first require us to provide corporate services including accounting, tax and compliance services during which we have the opportunity to understand our clients’ business thoroughly. Upon the in-depth understanding of our clients’ business, we will offer our business consulting services where we will be able to liaise and bridge various opportunities to our clients as we have a strong network in various industries as well as formulating long term business strategies for them. We strive to offer our clients practical solutions which enable the expansion of business in an efficient manner.

Our Strategies and Future Plans

Our business strategies and future plans for our expansion are as follows:

Expand our clientele by progressively entering the Southeast Asia market

We are committed to expanding our client base by progressively penetrating into the Southeast Asia market. Leveraging our established track record of success to forge new relationships among both existing and prospective clients in Hong Kong, we have recently set our footprint and built client relationships in Southeast Asia. In order to deepen our understanding of the domestic Southeast Asia market, we have set up a branch office in Singapore to better address the needs of our Singapore and Southeast Asia clients with close proximity. Our brand office in Singapore is a stepping stone to tap into other Southeast Asian regions which we believe progressively, with our stronger regional presence, we will be a trusted partner of business enterprises across regions. While business owners outsource certain accounting and financial functions to us, they can focus on industry development such as product research and development, which will further expedite the business growth of our client.

Expand our in-house team of accounting and finance experts

We intend to expand our team of qualified accountants and finance experts to meet the increasing needs of our clients. Being able to recruit talents to our team is a crux to our success as our business focuses on the delivery of services which are tailored to our clients. While our team member should possess solid accounting and financial knowledge, they should also have excellent communication skills as maintaining client relationship is essential to our business. We anticipate that there are growth potentials in both our corporate services arm as well as business financial consulting arm, given the evolving market is prone to businesses streamlining their internal structures and we aim to capitalize on these growing opportunities.

Our Industry

Overview of the business environment in Hong Kong

Hong Kong continues to be a vibrant and dynamic business hub, as evidenced by recent data and reports. The business environment in Hong Kong remains robust, with a significant increase in the number of companies registered in the region. According to the Census and Statistics Department of Hong Kong, the number of local companies registered in Hong Kong reached a record high in 2024, reflecting the city’s attractiveness as a global business and financial center.1

Growth in Company Registrations:

●	The number of local companies in Hong Kong has seen a steady increase, with a notable rise in new registrations. This growth is driven by Hong Kong’s favorable business environment, which includes a simple and efficient company registration process, low taxation, and a well-established legal system.

●	The Hong Kong Trade Development Council (“HKTDC”) has also highlighted that Hong Kong’s strategic location, world-class infrastructure, and connectivity to mainland China and the rest of the world continue to attract businesses from various sectors.

[1]	See The Government of the Hong Kong Special Administrative Region (2025). Companies Registry releases statistics for 2024.

Economic Resilience:

●	Despite global economic challenges, Hong Kong’s economy has shown resilience. The government’s efforts to diversify the economy and promote innovation and technology have contributed to this stability. The HKTDC report emphasizes that Hong Kong’s role as a gateway to mainland China and its integration into the Greater Bay Area (“GBA”) initiative have further enhanced its economic prospects.

Sectoral Growth:

●	The increase in company registrations spans across various sectors, including finance, technology, logistics, and professional services. The financial sector, in particular, remains a cornerstone of Hong Kong’s economy, with the city being one of the world’s leading financial centers.

●	The technology sector is also growing rapidly, supported by government initiatives and investments in innovation and technology parks.

Government Support and Initiatives:

●

The Hong Kong government has been proactive in supporting businesses through various initiatives and policies. These include funding schemes, tax incentives, and support for startups and small and medium-sized enterprises (“SMEs”). The government’s commitment to maintaining a business-friendly environment is evident in its continuous efforts to streamline regulations and enhance the ease of doing business.

Challenges and Opportunities:

●	While Hong Kong’s business environment is highly favorable, businesses do face challenges such as global economic uncertainties and competition from other regional hubs. However, the opportunities presented by Hong Kong’s integration into the GBA and its strategic position in the Belt and Road Initiative (“BRI”) provide significant growth potential for companies operating in the region.

Corporate service and business financial consulting industry in Hong Kong

The thriving business environment in Hong Kong has a significant and positive impact on the corporate service industry, which plays a critical role in supporting businesses operating in the region. As the number of companies in Hong Kong continues to grow, the demand for corporate services is expected to rise, creating both opportunities and challenges for the industry

Increased Demand for corporate services and business financial consulting services

●	Company Incorporation and Registration:

With the rising number of companies setting up in Hong Kong, there is a growing demand for services related to company incorporation, registration, and compliance. Corporate service providers are essential in helping businesses navigate the legal and regulatory requirements for establishing a presence in Hong Kong.

Furthermore, business financial consultants will see increased demand for services related to market entry strategies, feasibility studies, and investment planning. This is particularly relevant for foreign companies looking to tap into Hong Kong’s market or use it as a gateway to mainland China and the Greater Bay Area.

●	Ongoing Compliance and Regulatory Support:

Hong Kong’s business environment is known for its robust regulatory framework. As more companies enter the market, corporate service providers and business financial consultants will see increased demand for services such as annual filings, tax compliance, and adherence to anti-money laundering (“AML”) regulations and financial reporting standards.

Opportunities from Cross-Border Business

●	Gateway to Mainland China and the Greater Bay Area:

Hong Kong’s strategic position as a gateway to mainland China and its integration into the GBA initiative create opportunities for corporate service providers and business financial consultants to offer cross-border services. This includes assisting companies with market entry strategies, regulatory compliance in mainland China, provide insights into the implications of policies, and structuring cross-border investments.

●	Belt and Road Initiative

As Hong Kong plays a key role in the Belt and Road initiative, corporate service providers and business financial consultants can support businesses looking to expand into Belt and Road initiative markets by providing advisory services, legal support, and risk management solutions.

Talent Development and Workforce Needs

●	Skilled Workforce

The growth of the corporate service industry as well as business financial consulting industry will require a skilled workforce with expertise in areas such as corporate law, accounting, and regulatory compliance. Corporate service providers will need to invest in training and development to meet this demand.

●	Attracting Talent

As the industry expands, attracting and retaining talent will become increasingly important. Corporate service providers and business financial consultants may need to offer competitive packages and career development opportunities to secure top talent.

Challenges and Competitive Pressures

●	Increased Competition

The growing demand for corporate services and consulting services is likely to attract new players to the market, increasing competition. To remain competitive, providers will need to differentiate themselves through quality, innovation, and specialized expertise.

●	Regulatory Complexity

While Hong Kong’s regulatory environment is business-friendly, it is also evolving. Corporate service providers and consultants must stay updated on changes in regulations, such as AML requirements and data privacy laws, to ensure compliance and avoid penalties.

Overview of the business environment, corporate service and business financial consulting industry market in Singapore

Singapore is globally recognized as one of the most business-friendly economies, characterized by political stability, a transparent regulatory framework, and a strategic location that serves as a gateway to Asia. It was ranked as the most competitive economy in the International Institute for Management Development’s World Competitiveness Yearbook 20242. According to the IMF, Singapore’s GDP per capita exceeded US$92,000 in 2024, one of the highest of any Asian economy3. The corporate service and business financial consulting industry in Singapore plays a critical role in supporting both local and international businesses.  With increasing business formations and foreign investments, demand for corporate and financial consulting services remains strong. Singapore’s strict compliance requirements (e.g., ACRA filings, MAS regulations) drive the need for professional corporate service providers. The corporate service and business financial consulting industry market in Singapore is fragmented, with a mix of global consultancies, mid-sized firms, and boutique providers offering specialized services.

Our Business Model

One-stop Corporate Services

A brief description of our one-stop corporate services provided by our team is set out as follows:

Accounting Services

Business owners of small and medium-sized enterprises which are undergoing rapid growth and expansion very often would engage us to outsource its accounting function as their internal accounting staff might not have the capacity to meet the increased amount of work. It may also not be affordable or practical for these growing companies to retain competent full-time executives to perform day-to-day compliance, financial reporting and financial management functions. Accordingly, when business owners engage us, we would conduct in-depth assessment as to the deficiency of the company’s current structure and offer outsource support, which includes:

-	bookkeeping of daily transactions and preparing management accounts;

-	budgeting and forecasting;

-	monitoring and assessing client’s financing needs;

-	reviewing financial position and performance; and

-	financial reporting and corporate governance.

Tax planning services

When we perform our accounting service to our clients, we become fully familiarized with the financials of our clients. As a result, we are in the position to proactively offer our tax planning service to assist our clients to streamline costs and expenses in an efficient yet compliant manner.

Internal control review

Usually once a company has grown to a certain size, business owners become more focused on compliance and internal checks and balances. Consequently, our clients often require us to perform internal control review on their companies to identify deficiencies and suggest remedial actions and policies adoption to avoid future corporate emergency or financial turmoil.

[2]	See International Institute for Management Development (2024). World Competitiveness Ranking.
[3]	See international Monetary Fund (2025). GDP per capita, current prices.

Business financial consulting services

Business development advisory

Our business development advisory service is a comprehensive service which aims to help companies seize new opportunities and achieve sustainable growth by improving their business operations, market presence and revenue stream. Before advising, we conduct thorough market research to understand industry trends, customer needs and competitive landscapes which helps businesses identify new opportunities and potential areas for expansion. Once we have mapped out the areas and opportunities which our customers would like to go further into, we will introduce potential business partners to our customers, from upstream to downstream, and assist our clients to develop business synergies, through collaborations, equity investment or mergers and acquisitions. If our customers require advice on their financial position and analysis on different capital raising options, we will review their financials carefully and introduce financial institution, private equity and/or investors and work along with our customers to execute further plans.

Investor relationship management

We manage investor relationship for our client by way of formulating strategic approaches to nurture relationships between the company, investors and other financial stakeholders. We assist parties to build trust and maintain transparency with each other to foster long-term engagement with investors. We provide timely updates to the investors on companies’ financial and also organize and participate in investor meetings, conference and roadshows to ensure smooth and direct engagement between stakeholders. We also provide trainings to our client and its employees to enhance their interpersonal skills to build better relationships with its clients and stakeholders.

The table below sets out our revenue by service categories for the six months ended August 31, 2025 and 2024 and the years ended February 28, 2025 and February 29, 2024.

	For the six months ended
	August 31, 2025 (Unaudited)	August 31, 2024 (Unaudited)

One-stop corporate services	$182,742	$11,603
Business financial consulting services	1,018,598	183,794
	$1,201,340	$195,397

	For the years ended
	February 28, 2025	February 29, 2024
One-stop corporate services	$401,982	$7,179
Business financial consulting services	1,420,012	1,435,229
Total revenue	$1,821,994	$1,442,408

Credit Management

Credit terms to clients

We assess the credit risk of new clients prior to accepting orders through a comprehensive process, which includes online searches, credit checks with industry peers and site visits. For existing clients, we conduct an annual credit assessment to review their credit limits and terms, taking into account factors such as their repayment history, historical transaction amounts and future economic conditions.

Our credit terms to clients are generally within 120 days.

Service Contracts and Standard Terms

We typically do not engage in long-term service contracts with the majority of our clients, including both individual clients and institutional clients. Instead, while our service scope is customized to our client needs, our written service contract includes terms such as the total fee to be charged, the payment terms, the term of engagement, client’s obligation, confidentiality clauses and provisions prohibiting us to assign our obligations and duties to any party without prior written consent. Depending on the service nature, the term of the engagement ranges from one month to one year, while our payment terms are typically in one or two instalments, upon engagement and completion of service. Despite the fact that our top four clients represented an aggregate of approximately 68.7%, 97.7%, 62.1% and 99.5% for the six months ended August 31, 2025 and 2024 and the years ended February 28, 2025 and February 29, 2024, respectively, of the Group’s service income, the management team assessed the Company’s relationship with these clients and concluded that (1) the agreements with these clients were entered into in the ordinary course of the Company’s business and the forms of agreements constituting the entire relationship with these clients are ordinary course agreements for the Company; and (2) the Company’s business, operations, and profitability are not substantially dependent on any of the agreements with these clients, given that (i) the Company has not signed any long-term contract with these clients, and all of the contracts with these clients terminate within one year from the date of signing, (ii) the nature of the Company’s business is project-based, therefore it would not rely on any single client for recurring revenue in the long run, and (iii) the loss of any one large client will not materially and adversely affect the Company’s profitability or operation in the long term because of the Company’s ability to attract new customers and to secure new projects from its existing clients.

Pricing Strategy

Our directors are responsible for determining the price for our services. For our one-stop corporate services, we adopt a fixed pricing approach. For our business financial consulting services, we generally adopt a fixed pricing approach and charge a commission for business referral. We take into account the following factors in determining the fees we charge:

(i)	type, nature and detailed work scope of the service;

(ii)	value, complexity and scale of the engagement;

(iii)	future business opportunities;

(iv)	reputation of the customer; and

(v)	level of acceptance of the current market rates for similar service.

Our Clients

The table below sets out our revenue by customer types for the six months ended August 31, 2025 and 2024 and the fiscal years ended February 28, 2025 and February 29, 2024.

	For the six months ended
	August 31, 2025		August 31, 2024
		%		%
Hong Kong licensed corporations	$307,874	25.6	$-	-
Hong Kong SMEs companies	124,750	10.4	16,424	8.4
Listed Companies	611,538	50.9	17,949	9.2
Others	157,178	13.1	161,024	82.4
Total	$1,201,340	100.0	$195,397	100.0

	For the years ended
	February 28, 2025		February 29, 2024
		%		%
Hong Kong licensed corporations	$597,923	32.8	$602,868	41.8
Hong Kong SMEs companies	416,020	22.8	600,224	41.6
Listed Companies	463,718	25.5	-	-
Others	344,333	18.9	239,316	16.6
Total	$1,821,994	100.0	$1,442,408	100.0

For the six months ended August 31, 2025 and 2024 and the fiscal years ended February 28, 2025 and February 29, 2024, we received a substantial portion of our service income from a limited number of customers. For the six months ended August 31, 2025 and 2024 and the years ended February 28, 2025 and February 29, 2024, our four largest customers accounted for approximately 68.7%, 97.7%, 62.1% and 99.5% of our total revenue, respectively, and our largest customer accounting for approximately 25.0%, 78.7%, 20.9% and 41.8% of our total revenue, respectively. For a discussion of related risks, see “Risk Factors — Risks Related to Our Business— We had a concentration of credit risk because we derived our service income from a limited number of customers” and “Risk Factors — Risks Related to Our Business — We depend on a limited number of customers for a significant portion of our service income and the loss of one or more of these customers could adversely affect our business, financial condition, and results of operations” for more details. We believe our relationship with our clients, including our four largest clients in the six months ended August 31, 2025 and 2024 and the fiscal years ended February 28, 2025 and February 29, 2024, is stable. However, due to the nature of our business, we would normally expect a large part of our business financial consulting service income and one-stop corporate service income to come from different clients every year, in particular from new clients who require a greater number of services. As our new clients increase and we continue to grow our business by increasing the scale of our current operations and expanding into new services and geographic jurisdictions, we anticipate a reduction in client concentration in the future.

Sales and Marketing

We market our corporate services and business financial consulting services to prospective clients primarily through cross selling to our existing clients initiated by our business development personnel, who is responsible for information collection, marketing and sales activities and customer services. The team also actively supports existing clients and engage with prospective clients to assess and understand their requirements so that we can better cater to their needs.

Seasonality

Our one-stop corporate services and business financial consulting services are not affected by seasonal fluctuations generally, except that customarily, our demand for our tax-planning services peaks in July and October as the deadlines for tax filing to the Inland Revenue Department Hong Kong for companies with year-end in December and March are August and November respectively.

Competition

The corporate service industry and business financial consulting industry are highly fragmented with a multitude of competitors offering accounting, tax planning and internal control review services in Hong Kong and Singapore. Barriers to entry are relatively low, leading to a diverse landscape of market participants operating at varying scales based on financial resources and cash flow capacities. Our competitors include sole-proprietorship operations and local or regional firms.

We differentiate ourselves by cultivating trust with our clients and maintaining solid long-term relationships with them, as we deliver our services with expertise yet with practical and personal touches. While we provide investor relationship management service to our clients, the loyal relationships we maintain with our client also serves as a good reference of the quality of service we deliver.

Licenses, Permits and Registrations

As of the date of this prospectus, 88M Global and Nardo Capital have obtained their respective up-to-date business registration certificates. Save for the business registration certificate, 88M Global and Nardo Capital are not required to obtain any licenses and approvals for carrying out their business for the six months ended August 31, 2025 and 2024 and the two fiscal years ended February 28, 2025 and February 29, 2024, and as of the date of this prospectus.

Intellectual Property

Our success and future revenue growth depend, in part, on our ability to protect our intellectual property. We rely primarily on trademarks and trade secret laws, as well as stringent confidentiality procedures, to protect our proprietary technologies and processes. We rely on a combination of trademark law and confidentiality and non-disclosure agreements to protect our intellectual property rights. We also consistently monitor for any instances of infringement or misappropriation of our intellectual property rights.

As of the date of this prospectus, we own the domain name, www.nardocapital.com, which is set to expire on July 1, 2029 and www.hamaintl.com which is set to expire on March 13, 2026. We have the right to renew the domain upon expiration and plan to do so as part of our regular business operations.

As of the date of this prospectus, we have registered the following trademarks:

Trademark No.	Description	Class	Owner	Issuing Authority	Date of Registration	Status
306900859		35	HAMA Intelligence Limited	Hong Kong – Trade Marks Registry, Intellectual Property Department	June 27, 2025	Application Published
306889583		35	Nardo Capital (Hong Kong) Limited	Hong Kong – Trade Marks Registry, Intellectual Property Department	August 15, 2025	Application Published

Employees

As of August 31, 2025, February 28, 2025 and February 29, 2024, we had a total of 11, 10 and 6 employees, respectively, all based in Hong Kong. The following table sets forth the number of employees of our Group as of August 31, 2025 by functions:

As at August 31, 2025
Management	2
Accounting and finance experts	3
Business development	1
Operation and administration	5
Total	11

We consider that we have maintained a good relationship with our employees and have not experienced any significant disputes with our employees or any disruption to our operations due to any labor disputes. In addition, we have not experienced any difficulties in the recruitment and retention of experienced core staff or skilled personnel.

Our remuneration package includes salary and discretionary bonuses. In general, we determine employees’ salaries based on their qualifications, position and seniority. In order to attract and retain valuable employees, we review the performance of our employees annually which will be taken into account in annual salary review and promotion appraisal. We provide a defined contribution to the Mandatory Provident Fund as required under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) for our eligible employees in Hong Kong.

Insurance

We consider our insurance policies to be adequate and in line with the industry standard. As of the date of this prospectus, we have maintained employees’ compensation and office insurance for our employees that include work injury under the regulatory requirements in Hong Kong. Our Directors believe that the insurance policies coverage subscribed by us is sufficient to provide protection to our operations and employees.

Facilities

We do not own any real property. As of the date of this prospectus, our principal executive office is located in Hong Kong and 88M Global has entered into two lease agreements with an independent third party, the details of which are set out below:

Address	Gross Floor Area	Use of the Property	Current Rent	Lease Term
Flat/Rm. 41 B/F HOUSTON CENTRE 63 Mody Road Tsim Sha Tsui East Kowloon	approximately 160 square feet	Office	HK$3,800 (approximately US$488)	August 1, 2024 – July 31, 2026
Flat/Rm. 52 B/F HOUSTON CENTRE 63 Mody Road Tsim Sha Tsui East Kowloon	approximately 160 square feet	Office	HK$3,800 (approximately US$488)	August 1, 2024 – July 31, 2026

We believe that our office units are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

Legal Proceedings

From time to time, we are involved in litigation or other legal proceedings incidental to our business. We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business in material jurisdictions.

Regulations Related to our Business Operation in Hong Kong

Regulations on business registration

Under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong), every person carrying on any business is required to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch.

88M Global and Nardo Capital have obtained valid business registration certificates and have not been refused by the Inland Revenue Department for their applications for renewal of their respective business registration certificates.

Regulations on personal data privacy

Under the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”), data users (i.e. persons who, either alone or jointly with other persons, controls the collection, holding, processing or use of personal data) should collect, handle and use personal data in compliance with the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO.

The six Data Protection Principles are:

(1)	Principle 1 — purpose and manner of collection of personal data;

(2)	Principle 2 — accuracy and duration of retention of personal data;

(3)	Principle 3 — use of personal data;

(4)	Principle 4 — security of personal data;

(5)	Principle 5 — information to be generally available; and

(6)	Principle 6 — access to personal data.

According to section 37 of the PDPO, an individual may make a complaint to the Privacy Commissioner for Personal Data (the “Commissioner”) if a data user has breached the PDPO. Pursuant to section 38 of the PDPO, if the Commissioner receives a complaint or has reasonable grounds to believe there may be a breach of the PDPO, the Commissioner may conduct an investigation and publish a report setting out the investigation results and recommendations if it is in the public interest to do so. If it is found that the data user is contravening or has contravened the PDPO, the Commissioner may request the data user to take remedial or preventive steps by issuing an enforcement notice pursuant to section 50 of the PDPO.

According to section 26 of the PDPO, data users are also required to erase personal data when such data is no longer required for the purpose which it was used.

According to section 18 of the PDPO, an individual can make a request to a data user to be informed whether the data user holds personal data of the individual, and if so, to be supplied by the data user with a copy of such data. Subsequent to the supply of such data, the individual could request that the data user make the necessary correction to the data pursuant to section 22 of the PDPO.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

As at the date of this prospectus, 88M Global and Nardo Capital have not been subject to any fine, penalty or prosecution in relation to the PDPO.

Regulations on employment and labor protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance contains provisions in relation to protection of employees’ wages and regulation of the general conditions of employment and employment agencies. Under the Employment Ordinance, employees are entitled to, among others, maternity and paternity protection, rest days, statutory or alternative holidays and paid annual leave, sickness allowance, severance payment, long service payment, end of year payment, notice of termination of employment contract or payment in lieu of notice.

As at the date of this prospectus, 88M Global and Nardo Capital have not been subject to any fine, penalty or prosecution in relation to the Employment Ordinance.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance provides for the payment of compensation to employees injured in the course of employment. According to section 40 of the Employees’ Compensation Ordinance, it is compulsory for employers to obtain an insurance policy to cover his liabilities under the laws for injuries at work in respect of all his employees, irrespective of the length of employment contract or working hours. The insured amount depends on the number of employees of the company. It is a criminal offence if an employer fails to do so and the employer will be liable, on conviction upon indictment, to a fine of HK$100,000 and imprisonment for 2 years, and on summary conviction, to a fine of HK$100,000 and imprisonment for 1 year. An insured employer is required to display, in a conspicuous place on each of his premises where any employee is employed, a prescribed notice of insurance.

As at the date of this prospectus, 88M Global and Nardo Capital have not been subject to any fine, penalty or prosecution in relation to the Employees’ Compensation Ordinance.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (“MPFSO”) is enacted for the establishment a system of privately managed, employment-related mandatory provident fund schemes. Under section 7A of the MPFSO, employers are required to, from the employers’ own funds, contribute 5% of the employee’s relevant income to the Mandatory Provident Fund Scheme for employees aged between 18 to 64. It is a criminal offence for employers to fail to comply with the legal requirements stipulated in the MPFSO.

As at the date of this prospectus, 88M Global and Nardo Capital have not been subject to any fine, penalty or prosecution in relation to the MPFSO.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The prescribed minimum hourly wage rate (currently set at HK$42.1 per hour) for every employee is govern by the Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (the “MWO”). Section 15 of the MWO provides that any provision of employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee under the MWO is void.

As at the date of this prospectus, 88M Global and Nardo Capital have not been subject to any fine, penalty or prosecution in relation to the MWO.

Regulations on Hong Kong Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a notice in writing to the Commissioner of Inland Revenue not later than 3 months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a notice in writing to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Capital gains and profit tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax which is imposed at the rates of 8.25% on assessable profits up to HKD2,000,000 and 16.5% on any part of assessable profits over HKD2,000,000 on corporations from the year of assessment commencing on or after 1 April 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

As at the date of this prospectus, 88M Global and Nardo Capital have not been subject to any fine, penalty or prosecution in relation to the Inland Revenue Ordinance.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information concerning our directors and executive officers, including their ages as of the date of this prospectus:

Name	Age	Position
Wai Ting, CHEUNG	42	Director and Chief Executive Officer
Wing Sum, HO	42	Director, Chief Financial Officer, and Chairman of the Board of Directors
Chun Ting Kavern, CHAN	36	Chief Operating Officer
Ho Wai Alan, CHUNG	47	Independent Director
Wai Ming, YIU	44	Independent Director
Wai Hong, LIN	36	Independent Director

Mr. Wai Ting, CHEUNG has been serving as our Director since May 2025 and Chief Executive Officer since June 2025, and he is responsible for the overall strategic direction and development of our Group. Mr. Cheung is a licensed person registered with the Securities and Futures Commission and has been serving as a director and responsible officer of Seeds International Asset Management Limited, a company which engages in asset management and investment consulting and licensed to carry out Type 4 and Type 9 regulated activities under the Securities and Futures Ordinance (the “SFO”) since February 2022. From January 2015 to January 2022, Mr. Cheung served as a director of Sun Hung Kai Financial Group Limited (now known as China Everbright Securities International Company Limited), a company which principally provides investment advisory services. Mr. Cheung obtained a Bachelor of Business Administration degree from the City University of Hong Kong in 2006, with a major in Finance and minor in Business Economics.

Mr. Wing Sum, HO has been serving as our Director since February 2025 and our Chief Financial Officer since June 2025. He will serve as the Chairman of the Board of Directors, and he is responsible for the financial reporting, corporate services and compliance of our Group. Mr. Ho founded our Group and has been acting as our Director since 2020. Since December 2020, Mr. Ho has been serving as an independent non-executive director of Dimmi Life Holdings Limited (HKEx: 01667), a public company which engages in the construction industry. Since June 2020, Mr. Ho has been serving as a director of Anchor Business Advisory, a company which principally provides business advisory services. Since October 2018, Mr. Ho has been serving as a director of Plutus AF limited, a company which is dormant. Since February 2012, Mr. Ho has been serving as a director of OnPoint Business Solutions Limited, a company which primarily provides business solution. Mr. Ho obtained a Bachelor of Accounting degree from Edinburgh Napier University, Scotland in 2008.

Mr. Chun Ting Kavern, CHAN, is our Chief Operating Officer and he is responsible for the daily operation functions and the execution of strategies of our Group. Mr. Chan has over 9 years of experience in corporate finance in Hong Kong and has a deep understanding of Hong Kong’s financial markets and regulatory environment. He is a licensed person registered with the Securities and Futures Commission to carry out Type 6 regulated activities under the Securities and Futures Ordinance (the “SFO”) since July 2016, where he executed a broad range of capital markets and corporate finance transactions, including initial public offerings (IPOs), mergers & acquisitions (M&A), and other strategic deals during his employment in Ample Capital Limited and Alpha Financial Group Limited. Mr. Chan obtained a Master’s degree in Mathematics and Statistics from University of Oxford in November 2012 in the United Kingdom.

Mr. Ho Wai Alan, CHUNG has been serving as an independent director of the Company since November 2025. Since January 2021, Mr. Chung has been serving as the executive director of CIS Securities Asset Management Limited, a CIS Group company which principally engages in asset management and investment banking. Mr. Chung is a licensed person registered with the Securities and Futures Commission and a responsible officer of CIS Securities Asset Management Limited to carry out Type 1, Type 2, Type 4 and Type 9 regulated activities licenses under the Securities and Futures Ordinance since December 2018, December 2018, December 2018 and September 2018, respectively. Since July 2023, Mr. Chung has been serving as a non-executive director of Japan Kyosei Group Company Limited (HKEx: 00627), a CIS Group company, which primarily engages in real estate development. Since 2018, Mr. Chung has been serving as a director of numerous CIS Group companies which are principally engaged in the business of investment holding and asset management. Currently, Mr. Chung is a director of CIS Asia Dynamic Income Pte. Ltd. (since August 2024), CIS China Innovation Ofc (since December 2024), CIS Family Wealth Management Limited (since July 2024), CIS Finance Limited (since November 2022), CIS Fund Ofc (since August 2021), CIS Group Limited (since January 2021), CIS Immigration Consultancy Limited (since December 2024), CIS International Servies Limited (since December 2024), CIS Investments Limited (a Samoa incorporated company) (since January 2021), CIS Investments Limited (a Hong Kong incorporated company) (since February 2022), China Dynamic (Hong Kong) Limited (since March 2023), Front Vantage Limited (since January 2021), Jet Power Limited (since May 2022), Kwong Da Enterprises Limited (since November 2020), Sky Advance Limited (since September 2023), Star Hope Investments Limited (since May 2023), Top Rich Incorporated Limited (since November 2020), and CIS Investment Services (Shenzhen) Co., Ltd. (since May 2020). From July 2023 to December 2023, Mr. Chung served as a director of Good Equity Limited, a CIS group company. From October 2019 to December 2021, Mr. Chung served as a director of Via Capital Technology SPC, a CIS group company. From October 2018 to June 2021, Mr. Chung served as director of Via Asset Management Limited, a CIS group company. From October 2018 to June 2021, Mr. Chung served as director of CIS Globa Opportunities Fund SPC, a CIS group company. Mr. Chung obtained a Bachelor of Arts degree in Economics and Statistics from the University of Western Ontario, Canada in 2000.

Mr. Wai Ming, YIU has been serving as an independent director of the Company since November 2025. Since September 2024, Mr. Yiu has been serving as an independent non-executive director of PTL Limited (Nasdaq: PTLE), a public company which primarily engages in vessel refueling services. Since August 2022, Mr. Yiu has been serving as a senior executive of Liu & Co., a Hong Kong law firm. Since August 2019, Mr. Yiu has been serving as a senior executive of H. T Ngan & Co., a Hong Kong law firm. Since August 2018, Mr. Yiu has been serving as a principal consultant of ANCHOR Business Solution, a company which principally provides business solutions. Since December 2013, Mr. Yiu has been serving as managing director of Riches Enterprise Limited, a company which principally provides business solutions. From 2011 to 2018, Mr. Yiu served as the general manager of Jinlifeng Group Hong Kong Limited, managing its sales and marketing effort. From 2006 to 2011, Mr. Yiu served as the Business Account Manager of Hang Seng Bank Limited. Mr. Yiu obtained a Bachelor of Business degree from the Edith Cowan University, Western Australia in 2005.

Mr. Wai Hong, LIN has been serving as an independent director of the Company since November 2025. Since September 2024, Mr. Lin has been serving as an independent non-executive director and chairman of the audit committee of PTL Limited (Nasdaq: PTLE), a public company which primarily engages in vessel refueling services. Mr. Lin has over 14 years of experience in accounting, audit, capital market and corporate finance. Mr. Lin currently serves as the manager of Alpha Financial Group Limited from 2020, and served as the associate of Ample Capital Limited from 2018 to 2019, where he executed a wide variety of capital markets and corporate finance transactions, including initial public offering, merger and acquisitions, and the preparation of financial statement in US GAAP. From 2015 to 2018, Mr. Lin served as the senior associate in the audit function of PricewaterhouseCoopers Limited (“PwC”), where he performed annual audit and interim review on the listed companies, and involved in various initial public offering projects. From 2012 to 2015, Mr. Lin served as the senior associate of East Asia Sentinel Limited, where he performed the similar functions as in PwC. Mr. Lin has been the member of Hong Kong Institute of Certified Public Accountants since 2015 and a licensed representative of Type 6 regulated activities under the SFO since 2018. Mr. Lin received his Bachelor of Business Administration degree in Finance & Information System from The Hong Kong University of Science and Technology in 2011.

Family Relationships

There are no family relationships among our directors and executive officers.

Chinese Communist Party Affiliations

None of the members of our board or the boards of our consolidated foreign operating entities are officials of the Chinese Communist Party (“CCP”). None of the members of our board or the boards of our consolidated foreign operating entities are or were members of, or affiliated with, the CCP.

Corporate Governance Practices

Foreign Private Issuer

After the consummation of this offering, we will qualify as a “foreign private issuer” under the SEC rules and Nasdaq rules. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Also, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we will submit to the SEC from time to time, on Form 6-K, reports of information that would likely be material to an investment decision in our Shares.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), except that we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), including having committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). The exemptions are subject to our disclosure of which requirements we are not following and the equivalent British Virgin Islands requirements. Below are some of the exemptions afforded to foreign private issuers under the Nasdaq rules:

●	Exemption from the requirement that we disclose within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers.

●	Exemption from the requirement that our board of directors be composed of independent directors.

●	Exemption from the requirement that our audit committee have a minimum of three members.

●	Exemption from the requirement that we hold annual shareholders’ meetings.

●	Exemption from the requirement that our board of directors have a remuneration committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirement that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors and governed by a formal written charter or board resolution, as applicable, addressing the nomination process as adopted.

We intend to comply with all of the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other Nasdaq corporate governance rules. We also intend to comply with British Virgin Islands corporate governance requirements under the Companies Act applicable to us at the same time. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Code of Business Conduct and Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

We adopted (i) a Code of Business Conduct and Ethics; (ii) an Insider Trading Policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions; and (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Board of Directors

Our board of directors consists of five directors. A director who is, directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our company shall declare the nature of his or her interest at a meeting of our directors. A director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he or she may be interested therein and if he or she does so his or her vote shall be counted and he or she may be counted in the quorum at any meeting of our directors at which any such contract or transaction or proposed contract or transaction is considered. Our directors may exercise all the powers of our Company to issue debentures, debenture stock, bonds, and other securities, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party. None of our non-executive directors have a service contract with us that provides for benefits upon termination of service.

We recognize the importance and benefit of having a board of directors composed of highly talented and experienced individuals having regard to the need to foster and promote diversity among board members with respect to attributes such as gender, ethnicity and other factors. In support of this goal, we will consider criteria that promote diversity, including with regard to gender, ethnicity, and other dimensions; and consider the level of representation of women on our board of directors along with other markers of diversity.

Committees of the Board of Directors

A company of which more than 50% of the voting power held by a single entity is considered a “controlled company” under the Nasdaq rules. A controlled company is not required to comply with the Nasdaq corporate governance rules requiring a board of directors to have a majority of independent directors to have independent audit, compensation, and nominating and corporate governance committees. Following the completion of this offering, we will be a “controlled company” as defined under the Nasdaq rules.

We established three committees under the board of directors: an audit committee, a compensation committee, and a nominating and corporate governance committee. We adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Mr. Lin, Mr. Chung and Mr. Yiu. Mr. Lin is the chairperson of our audit committee. We have determined that each of our audit committee members satisfies the “independence” requirements of Rule 5605(c)(2) of the Nasdaq rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Lin qualifies as an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the meaning of the Nasdaq rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related-party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consists of Mr. Lin, Mr. Chung and Mr. Yiu. Mr. Yiu is the chairman of our compensation committee. We have determined that each of our compensation committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq rules. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs, or similar arrangements; and

●	selecting compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Mr. Lin, Mr. Chung and Mr. Yiu. Mr. Chung is the chairperson of our nominating and corporate governance committee. We have determined that each of our nominating and corporate governance committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq rules. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board in regard to characteristics such as independence, knowledge, skills, experience, and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically in regard to significant developments in the law and practice of corporate governance, as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under British Virgin Islands law, our directors owe fiduciary duties to our company. These include, among others (i) duty to act in good faith in what the director believes to be in the best interests of the company as a whole; (ii) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and (v) duty to exercise independent judgment. In addition to the above, our directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of Shares in our company, including the registration of such Shares in our Share register.

Terms of Directors and Officers

Our directors may be elected by a resolution of our board of directors or by a resolution of members of our shareholders. Unless fixed by the resolution of members or resolution of directors appointing them, our directors are not subject to a term of office and hold office until such time as they are removed from office by resolution of members of our shareholders or by resolution of directors. A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office. A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the BVI Act.

Our officers are selected by and serve at the discretion of our board of directors.

Employment Agreements with Executive Officers

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specific time period. We may terminate employment for cause for certain acts of executive officers, such as commission of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. We may also terminate an executive officer’s employment without cause upon providing three-months advance written notice. An executive officer may resign anytime with a three-month advance written notice.

Each executive officer has agreed to hold, during his or her employment and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information or trade secrets, any confidential information or trade secrets of our customers or prospective customers, or the confidential or proprietary information of any third party received by us and for which we have confidential obligations.

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such person in connection with claims made by reason of their being a director or officer of our company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our Board, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our board.

Our directors have a balanced mix of knowledge and skills. We have three independent directors with different industry backgrounds, representing a majority of the members of our board. We also achieved gender diversity by having two female directors out of the total of five directors (including independent directors). Our board is well balanced and diversified in alignment with the business development and strategy of the Company.

Compensation of Directors and Executive Officers

For so long as we qualify as a foreign private issuer, we are not required to comply with the proxy rules applicable to U.S. domestic companies, including the requirement applicable to emerging growth companies to disclose the compensation of our executive officers on an individual, rather than an aggregate, basis. For the six months ended August 31, 2025 and 2024 and the years ended February 28, 2025 and February 29, 2024, we paid an aggregate compensation of $53,846, nil, $19,231 and nil respectively, to our executive officers and directors. We have not set aside any amount to provide pension, retirement or other similar benefits to our executive officers and directors. We have also not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Equity Incentive Plans

As of the date of this prospectus, we have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of August 31, 2025, February 28, 2025 and February 29, 2024, we had no outstanding equity awards.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Shares as of the date of this prospectus by our officers, Directors, and 5% or greater beneficial owners of our Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Shares. The following table assumes that none of our officers, Directors, Director nominees or 5% or greater beneficial owners of our Shares will purchase shares in this Offering. In addition, the following table assumes that the Underwriter’s over-allotment option has not been exercised.

Holders of our Class A Ordinary Shares are entitled to one (1) vote per share and holders of our Class B Ordinary Shares are entitled to twenty (20) votes per share. Our Class B Ordinary Shares are convertible at any time by the holder into Class A Ordinary Shares on a one-for-one basis, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon a transfer of any Class B Ordinary Shares by a holder thereof to any person other than certain permitted transferees or a change in the beneficial owner of such Class B Ordinary Shares, such Class B Ordinary Shares will be automatically and immediately converted into Class A Ordinary Shares on a one-for-one basis. Holders of our Shares are entitled to vote on all matters submitted to a vote of our Shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. As of the date of this prospectus, the percentage of Shares beneficially owned prior to this Offering is based on 19,000,000 Ordinary Shares, consisting of 15,593,000 Class A Ordinary Shares and 3,407,000 Class B Ordinary Shares outstanding as described in “Corporate History and Structure” section. None of the shareholders are located in the United States. We do not have any options or warrants that are outstanding. The percentage of Shares beneficially owned after this Offering is based on the number of Shares outstanding prior to this Offering plus the Class A Ordinary Shares that we are selling in this Offering, assuming the Underwriter does not exercise the over-allotment option, and the total and outstanding Class B Ordinary Shares. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

	Class A Ordinary Shares Beneficially Owned Prior to This Offering(2)		Class B Ordinary Shares Beneficially Owned Prior to This Offering(2)		% of Total Voting Power Before This	Class A Ordinary Shares Beneficially Owned After This Offering(3)		Class B Ordinary Shares Beneficially Owned After This Offering(3)		% of Total Voting Power After This
Name of Beneficial Owners(1)	Number	%	Number	%	Offering (2)	Number	%	Number	%	Offering (3)
Directors and Executive Officers:
Wing Sum, HO	9,000,000	57.7%	3,407,000	100.0%	92.1%	9,000,000	48.4%	3,407,000	100.0%	88.9%
Wai Ting, CHEUNG	–	–%	–	–	–%	–	–%	–	–%	–%
Chun Ting Kavern, CHAN	–	–%	–	–	–%	–	–%	–	–%	–%
Wai Hong, LIN	–	–%	–	–	–%	–	–%	–	–%	–%
Ho Wai Alan, CHUNG	–	–%	–	–	–%	–	–%	–	–%	–%
Wai Ming, YIU	–	–%	–	–	–%	–	–%	–	–%	–%

All directors and executive officers as a group	9,000,000	57.7%	3,407,000	100.0%	92.1%	9,000,000	48.4%	3,407,000	100.0%	88.9%
5% shareholders:
Wing Sum, HO(4)	9,000,000	57.7%	3,407,000	100.0%	92.1%	9,000,000	48.4%	3,407,000	100.0%	88.9%
Alpha Ngine Investment Co Limited (5)	931,000	6.0%	–	–%	1.1%	931,000	5.0%	–	–%	1.1%
Nice Honour International Investment Limited (6)	931,000	6.0%	–	–%	1.1%	931,000	5.0%	–	–%	1.1%
Chun Hei, KWOK (7)	931,000	6.0%	–	–%	1.1%	931,000	5.0%	–	–%	1.1%

As of the date of this prospectus, none of our outstanding Shares are held by record holders in the United States.

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 380 Jalan Besar, #07-10 ARC 380 Singapore 209000.

(2)	Applicable percentage of ownership is based on 19,000,000 Ordinary Shares, consisting of 15,593,000 Class A Ordinary Shares and 3,407,000 Class B Ordinary Shares outstanding immediately before this Offering.

(3)	Applicable percentage of ownership is based on 22,000,000 Ordinary Shares, consisting of 18,593,000 Class A Ordinary Shares and 3,407,000 Class B Ordinary Shares outstanding immediately after this Offering, assuming the Underwriter does not exercise the over-allotment option.

(4)	Wing Sum, HO, our Controlling Shareholder, Chairman of the board of directors and Chief Financial Officer, holds voting and/or dispositive power over 9,000,000 Class A Ordinary Shares and 3,407,000 Class B Ordinary Shares as of the date of this prospectus.

(5)	Alpha Ngine Investment Co Limited, a company incorporated in the British Virgin Islands as a limited liability company, is an investment holding company which is 100% owned by Tsz Huen, NG, who holds voting and/or dispositive power over the 931,000 Class A Ordinary Shares held by Alpha Ngine Investment Co Limited as of the date of this prospectus.

(6)	Nice Honour International Investment Limited, a company incorporated in the British Virgin Islands as a limited liability company, is an investment holding company which is 100% owned by Hoi Shuen, NG, who holds voting and/or dispositive power over the 931,000 Class A Ordinary Shares held by Nice Honour International Investment Limited as of the date of this prospectus.

(7)	Chun Hei, KWOK, an individual, holds voting and/or dispositive power over 931,000 Class A Ordinary Shares as of the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Transactions with Certain Related Parties

Set forth below are our related party transactions that occurred since the beginning of the six months ended August 31, 2025 and 2024 and the years ended February 28, 2025, February 29, 2024, and February 28, 2023 and as of the date of this prospectus. The “related party transactions” are transactions identified in accordance with the rules prescribed under Part I, Item 7B of SEC Form 20-F.

Under Part I, Item 7B of Form 20-F, the Company is required to disclose any transaction occurring since the beginning of the Company’s preceding two financial years, with respect to transactions or loans between the Company and (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Before the completion of this offering, we intend to adopt an audit committee charter, which will require the committee to review all related party transactions on an ongoing basis and all such transactions be approved by the audit committee. In determining whether to approve a related party transaction, the audit committee shall consider, among other factors, the following factors to the extent relevant to the related party transaction:

●	whether the terms of the related party transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party;

●	whether there are business reasons for the Company to enter into the related party transaction;

●	whether the related party transaction would impair the independence of an outside director;

●	whether the related party transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or the related party, the direct or indirect nature of the director’s, executive officer’s or the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the audit committee deems relevant; and

●	any pre-existing contractual obligations.

Material Transactions with Related Parties

The following is a list of related parties which the Company has balances/transactions with:

Mr. Wing Sum, HO, the Controlling Shareholder, director and Chief Financial Officer of the Company.

Related party balances

	As of
	the date of this prospectus	August 31, 2025	February 28, 2025	February 29, 2024	February 28, 2023
Amount due to a director	-	$4,436	$184,566	$48,792	$323,786

The amount due to a director represents the advances to the Group made by a director, Mr. Wing Sum, HO, for operational purpose. The original amount of fund received from Mr. Wing Sum HO was $323,786 in February 2023. The amount due to a director was unsecured, non-interest bearing and repayable on demand. As of the date of this prospectus, the amount due to a director has been fully repaid.

Related party transactions

Remuneration to directors for the six months ended August 31, 2025 and 2024 and the years ended February 28, 2025 and February 29, 2024 were:

	For the six months ended
	August 31, 2025 (Unaudited)	August 31, 2024 (Unaudited)
Directors’ fee	$53,846	$-

	For the years ended
	February 28, 2025	February 29, 2024	February 28, 2023
Directors’ fee	$19,231	$-	$-

DESCRIPTION OF SHARES

We are a British Virgin Islands business company and our affairs are governed by our memorandum and articles of association (as amended and restated from time to time), and the BVI Business Companies Act  (as amended) (the “BVI Act”) which is referred to as the BVI Act below and the common law of the British Virgin Islands. In connection with the incorporation, on the same date of its incorporation, HAMA International Limited issued a total of 1 share of its ordinary shares to its sole shareholder, Mr. Wing Sum, HO at the consideration of US$1. Pursuant to a written resolution passed on May 2, 2025, the name of HAMA International Limited was changed to HAMA Intelligence Limited.

On April 17, 2025, the Company effectuated a share split of its each issued and unissued ordinary shares with a par value of US$1.00 at a ratio of 653,000 for one (the “1st Share Split”), so that the maximum number of authorized ordinary shares was increased from 100,000 shares with a par value of US$1.00 per share to 65,300,000,000 shares with a par value of US$1/653,000 per share, with 653,000 ordinary shares issued and outstanding issued to Mr. Wing Sum, HO post-1st Share Split.

Immediately after the 1st Share Split on April 17, 2025, the Company effectuated a change in the maximum number of authorized ordinary shares from 65,300,000,000 shares with a par value of US$1/653,000 per share to 7,000,000 ordinary shares with no par value and the redesignation and reclassification of the maximum number of authorized ordinary shares from 7,000,000 ordinary shares with no par value into (i) 5,000,000 class A ordinary shares with no par value (the “Class A Ordinary Shares”); and (ii) 2,000,000 class B ordinary shares with no par value (the “Class B Ordinary Shares”) (the “Share Restructuring”). As a result, 653,000 ordinary shares issued and outstanding were re-designated and reclassified as 653,000 Class B Ordinary Shares issued to Mr. Wing Sum, HO post-Share Restructuring. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one vote per Class A Ordinary Share, while holders of Class B Ordinary Shares will be entitled to twenty votes per Class B Ordinary Share. Immediately after the Share Restructuring on April 17, 2025, the Company also allotted 347,000 Class A Ordinary Shares in aggregate to a group of investors for a consideration of US$1.00 per Class A Ordinary Share.

On May 13, 2025, the Company effectuated a further share split of its each issued and unissued ordinary shares at a ratio of 19 for one (the “2nd Share Split”, together with 1st Share Split, the “Share Split”), so that the maximum number of authorized Class A Ordinary Shares was increased from 5,000,000 Class A Ordinary Shares to 95,000,000 Class A Ordinary Shares and the maximum number of authorized Class B Ordinary Shares was increased from 2,000,000 Class B Ordinary Shares to 38,000,000 Class B Ordinary Shares. Immediately after completion of the 2nd Share Split, there are an aggregate of (i) 6,593,000 Class A Ordinary Shares in issue and outstanding, among which, Alpha Ngine Investment Co Limited, Nice Honour International Investment Limited and Chun Hei, KWOK each holding 931,000 Class A Ordinary Shares and MT Shell Limited, Winning Consultants Limited, World Power Holdings Limited, Chi Wai Benny, CHENG and Yuen Ling, FUNG each holding 760,000 Class A Ordinary Shares. and (ii) 12,407,000 Class B Ordinary Shares in issue and outstanding and held by Mr. Wing Sum, HO. On July 16, 2025, Mr. Wing Sum, HO converted his 3,000,000 Class B Ordinary Shares into 3,000,000 Class A Ordinary Shares with nil consideration. On September 19, 2025, Mr. Wing Sum, HO converted his 6,000,000 Class B Ordinary Shares into 6,000,000 Class A Ordinary Shares with nil consideration. Immediately after completion of the share conversions, there are an aggregate of (i) 15,593,000 Class A Ordinary Shares in issue and outstanding, among which, Mr. Wing Sum, HO holding 9,000,000 Class A Ordinary Shares, Alpha Ngine Investment Co Limited, Nice Honour International Investment Limited and Chun Hei, KWOK each holding 931,000 Class A Ordinary Shares and MT Shell Limited, Winning Consultants Limited, World Power Holdings Limited, Chi Wai Benny, CHENG and Yuen Ling, FUNG each holding 760,000 Class A Ordinary Shares; and (ii) 3,407,000 Class B Ordinary Shares in issue and outstanding and held by Mr. Wing Sum, HO.

From a British Virgin Islands legal perspective, the Share Split and the Share Restructuring do not have any retroactive effect on our shares prior to the effective date. However, references to our Ordinary Shares in this prospectus are presented on a post-Share Split basis and a post-Share Restructuring basis, or as having been retroactively adjusted and restated to give effect to the Share Split and the Share Restructuring, as if the Share Split and the Share Restructuring had occurred by the relevant earlier date.

All references to Class A and Class B Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the Share Split and Share Redesignation, as if these events had occurred at the beginning of the earliest period presented.

As of the date of this prospectus, HAMA Intelligence Limited is authorized to issue a maximum of 133,000,000 ordinary shares of no par value divided into (i) 95,000,000 Class A Ordinary Shares and (ii) 38,000,000 Class B Ordinary Shares with no par value. All of our shares to be issued in the offering will be issued as fully paid. As of the date of this prospectus, there are 15,593,000 Class A Ordinary Shares and 3,407,000 Class B Ordinary Shares issued and outstanding.

We will issue 3,000,000 Class A Ordinary Shares in this Offering (or 3,450,000 Class A Ordinary Shares if the Underwriter exercises its option to purchase additional Class A Ordinary Shares in full), assuming an initial offering price of US$6.00, the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus.

The following are summaries of material provisions of our second amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Our Current Memorandum of Association

The following discussion describes our second amended and restated memorandum and articles of association (the “Amended Memorandum and Articles”) that (subject to any limitations, restrictions or modifications in our Amended Memorandum and Articles; and subject to any rights or restrictions attaching to any shares) was filed with the Registrar of Corporate Affairs in the British Virgin Islands and effective on May 20, 2025:

Objects and Purposes, Register, and Shareholders. Subject to the BVI Act and BVI law, our objects and purposes are unlimited. Our register of members will be maintained by our transfer agent, Transhare Corporation upon closing of this offering. Under the BVI Act, a BVI company may treat the registered holder of a share as the only person entitled to (a) exercise any voting rights attaching to the share, (b) receive notices, (c) receive a distribution in respect of the share and (d) exercise other rights and powers attaching to the share. Consequently, as a matter of BVI Law, where a shareholder’s shares are registered in the name of a nominee such as Cede & Co, the nominee is entitled to receive notices, receive distributions and exercise rights in respect of any such shares registered in its name. The beneficial owners of the shares registered in a nominee’s name will therefore be reliant on their contractual arrangements with the nominee in order to receive notices and dividends and ensure the nominee exercises voting and other rights in respect of the shares in accordance with their directions.

Directors’ Powers. Under the BVI Act, subject to any modifications or limitations in a company’s memorandum and articles of association, a company’s business and affairs are managed by, or under the direction or supervision of, its directors; and directors generally have all powers necessary to manage a company. A director must disclose any interest he has in any proposal, arrangement or contract not entered into in the ordinary course of business and on usual terms and conditions. An interested director may (subject to the Amended Memorandum and Articles) vote on a transaction in which he has an interest. In accordance with, and subject to, our Amended Memorandum and Articles, the directors may by resolution of directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party. Our Amended Memorandum and Articles permit the directors, by way of resolution of directors, to fix the emoluments of directors with respect to services to be rendered in any capacity to the Company. All decisions about the compensation of directors will be recommended by the compensation committee and approved by way of resolution of directors of the Company.

Ordinary Shares. Our Ordinary Shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Except for conversion rights and voting rights, the Class A Ordinary Shares and Class B Ordinary Shares shall carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends and other distributions. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the BVI may freely hold and vote their shares.

Rights, Preferences and Restrictions of Ordinary Shares. Our directors may (subject to our Amended Memorandum and Articles and BVI law) authorize dividends at such time and in such amount as they determine. In the event of a liquidation or dissolution of the Company, each Ordinary Share (subject to our Amended Memorandum and Articles) is entitled to an equal share in all surplus assets remaining available for distribution to them after payment and discharge of all claims, debts, liabilities and obligations of the Company and after provision is made for each class of shares (if any) having preference over the Ordinary Shares. Holders of our Ordinary Shares have no pre-emptive rights. Subject to the provisions of the BVI Act, we may, (subject to our Amended Memorandum and Articles) with the consent of the shareholder whose shares are to be purchased, repurchase our Ordinary Shares in certain circumstances provided that the Company will, immediately after the repurchase, satisfy the solvency test. The Company will satisfy the solvency test, if (i) the value of the Company’s assets exceeds its liabilities; and (ii) the Company is able to pay its debts as they fall due.

In accordance with the BVI Act:

(i)	the Company may purchase, redeem or otherwise acquire its own shares in accordance with either (a) Sections 60, 61 and 62 of the BVI Act (save to the extent that those Sections are negated, modified or inconsistent with provisions for the purchase, redemption or acquisition of its own shares specified in the Company’s Amended Memorandum and Articles); or (b) such other provisions for the purchase, redemption or acquisition of its own shares as may be specified in the Company’s Amended Memorandum and Articles. The Company’s Amended Memorandum and Articles provide that such Sections 60, 61 and 62 do not apply to the Company; and

(ii)	where a company may purchase, redeem or otherwise acquire its own shares otherwise than in accordance with Sections 60, 61 and 62 of the BVI Act, it may not purchase, redeem or otherwise acquire the shares without the consent of the member whose shares are to be purchased, redeemed or otherwise acquired, unless the Company is permitted by the Amended Memorandum and Articles to purchase, redeem or otherwise acquire the shares without that consent; and

(iii)	unless the shares are held as treasury shares in accordance with Section 64 of the BVI Act, any shares acquired by the Company are deemed to be cancelled immediately on purchase, redemption or other acquisition.

Voting Rights. Subject to any rights or restrictions as to voting attached to any shares, each holder of Class A Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) has one vote for each Class A Ordinary Share which such shareholder holds and each holder of Class B ordinary shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) has 20 votes for each Class B Ordinary Share which such shareholder holds. Our Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

Conversion of Class B Ordinary Shares. Class B Ordinary Shares may be converted at the request of the holder thereof into an equal number of Class A Ordinary Shares at any time. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Variation of the Rights of Shareholders. Pursuant to our Amended Memorandum and Articles, the rights conferred upon the holders of the shares of any class of the Company may (subject to our Amended Memorandum and Articles) only be varied, whether or not the Company being wound up (dissolved), with the consent in writing of or by resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Shareholder Meetings. In accordance with, and subject to, our Amended Memorandum and Articles, (a) the board of directors of the Company may convene meetings of the shareholders at such times as the director considers necessary or desirable (and the director convening a meeting of shareholders may fix as the record date for determining those shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice); and (b) upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of shareholders. Under BVI Law, the memorandum and articles of association may be amended to decrease but not increase the required percentage to call a meeting above 30%. In accordance with, and subject to, our Amended Memorandum and Articles, (a) the director convening a meeting shall give not less than 7 days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of members of the Company and are entitled to vote at the meeting; and the other directors; (b) a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all of the shares that that shareholder holds; (c) a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than one-third of the votes of the shares or, where there exists more than one class of shares, not less than one-third of each class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting; and (d) if within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the request of the shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one-third of the votes of the shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

Dividends. Subject to the BVI Act and our Amended Memorandum and Articles, the directors of the Company may, by resolution of the directors, authorize a distribution by way of dividend at a time and amount they think fit if they are satisfied, based on reasonable grounds, that, immediately after distribution of the dividend, the Company will meet the statutory solvency test. In accordance with, and subject to, our Amended Memorandum and Articles, no dividend shall bear interest as against the Company (except as otherwise provided in our Amended Memorandum and Articles).

Appointment and Removal of Directors. In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any Ordinary Shares), (a) the first directors of the Company shall be appointed by the first registered agent within thirty days of the date of the incorporation of the Company; and thereafter, the directors shall be elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine; (b) each director holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him, or until his disqualification, earlier death, resignation or removal; (c) a director may be removed from office with or without cause, (i) by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least 75% of the Shareholders of the Company entitled to vote; or (ii) by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director ; (d) a director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the BVI Act; (e) the directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors and where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office; (f) a vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office; and (g) a director is not required to hold shares in the Company as a qualification to office.

Meetings of Directors. In accordance with, and subject to, our Amended Memorandum and Articles, (a) any one director of the Company may call a meeting of the directors by sending a written notice to each other director; (b) the directors of the Company or any committee thereof may meet at such times and in such manner as the directors may determine to be necessary or desirable; (c) a director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director and the inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting; (d) a meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is two; (e) a director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director until the appointment lapses or is terminated; (f) a resolution of directors is passed if either (i) the resolution is approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or (ii) the resolution is consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be, unless (in either case) the BVI Act or our Amended Memorandum and Articles require a different majority.

Indemnification of Directors. In accordance with, and subject to, our Amended Memorandum and Articles (including the limitations detailed therein), the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

In accordance with, and subject to, our Amended Memorandum and Articles (including the limitations detailed therein), (a) the indemnity referred to above only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful; (b) the decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the articles of association, unless a question of law is involved; and (c) the termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

In accordance with, and subject to, our Amended Memorandum and Articles, the Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in our articles of association.

Directors and Conflicts of Interest. As noted above, pursuant to the BVI Act and the Company’s Amended Memorandum and Articles, a director of the Company who has an interest in a transaction entered into or to be entered into by the Company and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the BVI Act and our Amended Memorandum and Articles shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

In accordance with, and subject to, our Amended Memorandum and Articles, (a) a director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company; and (b) for the purposes noted foregoing, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

Issuance of Additional Shares. Our Amended Memorandum and Articles authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine.

However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Amended Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Transfer of Shares. Under the BVI Act and our Amended Memorandum and Articles, shares that are listed on a recognized exchange may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange.

Disclosure of the Securities and Exchange Commission’s Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Summary of Certain Significant Provisions of BVI Law

The BVI Act differs from laws applicable to US corporations and their shareholders. Set forth below is a summary of certain significant provisions of the BVI Act applicable to us (save to the extent that such provisions have been, to the extent permitted under the BVI Act, negated or modified in our memorandum and articles of association in accordance with the BVI Act).

Mergers and Similar Arrangements. Under the BVI Act two or more BVI companies or a BVI company and non-BVI company, each a “constituent company,” may merge or consolidate. The BVI Act provides for slightly different procedures depending on the nature of the parties to the merger or consolidation.

A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.

A merger or consolidation is effective on the date that the articles of merger or consolidation (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding 30 days from the date of registration as is stated in the articles of merger or consolidation but if the surviving company or the consolidated company is a company incorporated under the laws of a jurisdiction outside the BVI, the merger or consolidation is effective as provided by the laws of that other jurisdiction.

As soon as a merger or consolidation becomes effective:

a.	the surviving company or consolidated company (so far as is consistent with its memorandum and articles, as amended by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies;

b.	the memorandum and articles of the surviving company or consolidated company are automatically amended to the extent, if any, that changes to its memorandum and articles are contained in the articles of merger or consolidation;

c.	assets of every description, including choses in action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company;

d.	the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies;

Where a merger or consolidation occurs:

a.	no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and

b.	no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director or officer, or agent thereof, are abated or discontinued by the merger or consolidation; but

(i)	the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof, as the case may be; or

(ii)	the surviving company or consolidated company may be substituted in the proceedings for a constituent company,

but if the surviving company or the consolidated company is incorporated under the laws of a jurisdiction outside the BVI, the effect of the merger or consolidation is the same as noted foregoing except insofar as the laws of the other jurisdiction otherwise provide.

The Registrar of Corporate Affairs in the BVI shall strike off the Register of Companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation (save that this shall not apply to a foreign company).

The BVI Act provides that any member of the Company is entitled to payment of the fair value of his shares upon dissenting from a merger or consolidation, unless the Company is the surviving company of the merger or the consolidated company of the consolidation and the member continues to hold the same or similar shares. The following is a summary of the position in respect of dissenter’s rights in the event of a merger under the BVI Act.

A dissenter is in most circumstances required to give to the Company written objection to the merger or consolidation, which must include a statement that the dissenter proposes to demand payment for his shares if the merger or consolidation takes place. This written objection must be given before the meeting of members at which the merger or consolidation is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a member to whom the Company did not give notice of the meeting of members or where the proposed merger or consolidation is authorized by written consent of the members without a meeting.

Within 20 days immediately following the written consent, or the meeting at which the merger or consolidation was approved, the Company shall give written notice of the consent or resolution to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented in writing to, the proposed merger or consolidation.

A member to whom the Company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the copy of the plan of merger or consolidation or an outline of the merger or consolidation is given to him, give to the Company a written notice of his decision to elect to dissent, stating:

(a)	his name and address;

(b)	the number and classes of shares in respect of which he dissents (which must be all shares that he holds in the Company); and

(c)	a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a member except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

The Company shall make a written offer to each dissenter to purchase his shares at a specified price that the Company determines to be their fair value. Such offer must be given within 7 days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within 7 days immediately following the date on which the merger is put into effect, whichever is later.

If the Company and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within 20 days:

(a)	the Company and the dissenter shall each designate an appraiser;

(b)	the two designated appraisers together shall designate an appraiser;

(c)	the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the Company and the dissenter for all purposes; and

(d)	the Company shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

Continuation into a Jurisdiction Outside the BVI. In accordance with, and subject to, our Amended Memorandum and Articles, the Company may by resolution of shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the BVI in the manner provided under those laws. The Company does not cease to be a BVI company unless the foreign law permits continuation and the BVI company has complied with the requirements of that foreign law. Where a company that wishes to continue as a company incorporated under the laws of a jurisdiction outside the BVI has a charge registered in respect of the property of the company under section 163 of the BVI Act which has not been released or satisfied, it shall, before continuing and provided that the charge does not contain a covenant prohibiting continuation of the company outside the BVI, provide a written declaration addressed to the Registrar specifying that: (a) a notice of satisfaction or release in respect of the charge has been filed and registered under section 165 of the BVI Act; (b) where paragraph (a) has not been complied with, the chargee to whom the registered charge relates has been notified in writing of the intention to continue the company as a company incorporated under the laws of a jurisdiction outside the BVI and the chargee has given his or her consent or has not objected to the continuation; or (c) where paragraph (a) has not been satisfied and the chargee, after notification under paragraph (b), has not given his or her consent or objected to the continuation, the chargee’s interest secured by the registered charge shall not be diminished or in any way compromised by the continuation and the charge shall operate as a liability of the continued company incorporated under the laws of a jurisdiction outside of the BVI. Where a company is continued under the laws of a jurisdiction outside the BVI, (a) the company continues to be liable for all of its claims, debts, liabilities and obligations that existed prior to its continuation, (b) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against the company or against any shareholder, director, officer or agent thereof, is released or impaired by its continuation as a company under the laws of the jurisdiction outside the BVI, (c) no proceedings, whether civil or criminal, pending by or against the company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by its continuation as a company under the laws of the jurisdiction outside the BVI, but the proceedings may be enforced, prosecuted, settled or compromised by or against the Company or against the shareholder, director, officer or agent thereof, as the case may be; and (d) service of process may continue to be effected on the registered agent of the company in the BVI in respect of any claim, debt, liability or obligation of the Company during its existence as a company under the BVI Act.

Members’ Suits. Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members.

If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

The BVI Act provides for a series of remedies available to members. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Members can now also bring derivative, personal and Representative Actions under certain circumstances.

Generally, any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

In certain circumstances, a member has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a member or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Act, a member of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the members.

Any member of a company may apply to the BVI High Court for the appointment of a liquidator for the company and the Court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

Inspection of Books and Records. A member of the Company is entitled, on giving written notice to the Company, to inspect (a) the memorandum and articles of association of the Company; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to the Amended Memorandum and Articles, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company is required to keep at the office of its registered agent: its memorandum and articles of association; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten years.

Squeeze-out Provisions. Members of a company holding 90% of the votes of the issued and outstanding shares entitled to vote and members of a company holding 90% of the votes of the issued and outstanding shares of each class of shares entitled to vote as a class, may give a written instruction to the company directing it to redeem the shares held by the remaining members.

Dissolution; Winding Up. Under BVI law, the liquidation of a company may be a voluntary solvent liquidation or an insolvent liquidation under the BVI Insolvency Act. Where a company has been struck off the Register of Companies under the BVI Act continuously for a period of 7 years it is dissolved with effect from the last day of that period.

Voluntary Liquidation

If the liquidation is a solvent liquidation, the provisions of the BVI Act govern the liquidation. A company may only be liquidated under the BVI Act as a solvent liquidation if it has no liabilities or it is able to pay its debts as they fall due, and the value of its assets exceeds its liabilities. Subject to the memorandum and articles of association of a company, a liquidator may be appointed by a resolution of directors or resolution of members, but if the directors have commenced liquidation by a resolution of directors the members must approve the liquidation plan by a resolution of members save in limited circumstances.

A liquidator is appointed for the purpose of collecting in and realizing the assets of a company and distributing proceeds to creditors.

Insolvent Liquidation under the BVI Insolvency Act

The BVI Insolvency Act governs an insolvent liquidation. Pursuant to the BVI Insolvency Act, a company is insolvent if it fails to comply with the requirements of a statutory demand that has not been set aside pursuant to the BVI Insolvency Act, execution or other process issued on a judgment, decree or order of court in favor of a creditor of the company is returned wholly or partly unsatisfied or either the value of the company’s liabilities exceeds its assets or the company is unable to pay its debts as they fall due. The liquidator must be either the Official Receiver in BVI or a BVI licensed insolvency practitioner. An individual resident outside the BVI may be appointed to act as liquidator jointly with a BVI licensed insolvency practitioner or the Official Receiver. The members of the company may appoint an insolvency practitioner as liquidator of the company or the court may appoint an Official Receiver or an eligible insolvency practitioner. The application to the court can be made by one or more of the following: (a) the company, (b) a creditor, (c) a member, or (d) the supervisor of a creditors’ arrangement in respect of the company, the Financial Services Commission and the Attorney General in the BVI.

The court may appoint a liquidator if:

(a)	the company is insolvent;

(b)	the court is of the opinion that it is just and equitable that a liquidator should be appointed; or

(c)	the court is of the opinion that it is in the public interest for a liquidator to be appointed.

An application under (a) above by a member may only be made with leave of the court, which shall not be granted unless the court is satisfied that there is prima facie case that the company is insolvent. An application under (c) above may only be made by the Financial Services Commission or the Attorney General and they may only make an application under (c) above if the company concerned is, or at any time has been, a regulated person (i.e. a person that holds a prescribed financial services license) or the company is carrying on, or at any time has carried on, unlicensed financial services business.

Order of Preferential Payments upon Liquidation

Upon the insolvent liquidation of a company, the assets of a company shall be applied in accordance with the following priorities: (a) in paying, in priority to all other claims, the costs and expenses properly incurred in the liquidation in accordance with the prescribed priority; (b) after payment of the costs and expenses of the liquidation, in paying the preferential claims admitted by the liquidator (wages and salary, amounts to the BVI Social Security Board, pension contributions, government taxes), preferential claims rank equally between themselves and, if the assets of the company are insufficient to meet the claims in full, they shall be paid ratably; (c) after the payment of preferential claims, in paying all other claims admitted by the liquidator, including those of non-secured creditors, the claims of non-secured creditors of the company shall rank equally among themselves and if the assets of the company are insufficient to meet the claims in full, such non-secured creditors shall be paid ratably; (d) after paying all admitted claims, paying any interest payable under the BVI Insolvency Act; and finally (e) any surplus assets remaining after payment of the costs, expenses and claims above shall be distributed to the members in accordance with their rights and interests in the company. Part VIII of the BVI Insolvency Act provides for various applications which may be made by a liquidator to set aside transactions which have unfairly diminished the assets which are available to creditors.

The appointment of a liquidator over the assets of a company does not affect the right of a secured creditor to take possession of and realize or otherwise deal with assets of the company over which that creditor has a security interest. Accordingly, a secured creditor may enforce its security directly without recourse to the liquidator, in priority to the order of payments described in the preceding paragraph. However, insofar as the assets of a company in liquidation available for payment of the claims of unsecured creditors are insufficient to pay the costs and expenses of the liquidation and the preferential creditors, those costs, expenses and claims have priority over the claims of charges in respect of assets that are subject to a floating charge created by a company and shall be paid accordingly out of those assets.

The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the BVI Act and our articles of association, our company may be dissolved, liquidated or wound up by a resolution of our shareholders.

Rights of Non-resident or Foreign Members. There are no limitations imposed by our Amended Memorandum and Articles on the rights of non-resident or foreign members to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended Memorandum and Articles governing the ownership threshold above which member ownership must be disclosed.

Anti-money laundering. In order to comply with legislation or regulations aimed at the prevention of money laundering the Company is required to adopt and maintain anti-money laundering procedures and may require members to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company also may delegate the maintenance of our anti-money-laundering procedures (including the acquisition of due diligence information) to a suitable person.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Differences in Corporate Law

Our corporate affairs are governed by our memorandum and articles of association and the provisions of applicable BVI law, including the BVI Act and BVI common law. The BVI Act differs from laws applicable to US corporations and their shareholders. The following table provides a comparison between certain statutory provisions of the BVI Act (together with the provisions of our memorandum and articles) and the Delaware General Corporation Law relating to shareholders’ rights.

Shareholder Meetings

BVI		Delaware
●	In accordance with, and subject to, our Amended Memorandum and Articles (a) any director of the company may convene meetings of the shareholders at such times and in such manner as the director considers necessary or desirable; and (b) upon the written request of shareholders entitled to exercise thirty percent (30%) or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of shareholders.	●	May be held at such time or place as designated in the charter or the by-laws, or if not so designated, as determined by the board of directors.

●	May be held inside or outside the BVI.	●	May be held inside or outside Delaware.

●	In accordance with, and subject to, our Amended Memorandum and Articles, (a) the director convening a meeting shall give not less than 7 days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of members of the company and are entitled to vote at the meeting; and the other directors; and (b) the director convening a meeting of shareholders may fix as the record date for determining those shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.	●	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

Shareholder’s Voting Rights

BVI		Delaware
●	In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) a shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder; and (b) the instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.	●	Any person authorized to vote may authorize another person or persons to act for him by proxy.

●	In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than one-third of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting; and (b) if within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one-third of the votes of the shares or each class or series of shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.	●

The charter or bylaws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares shall constitute a quorum.

●	In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) at any meeting of the shareholders, the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken forthwith. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting. In accordance with the BVI Act, a shareholder resolution is passed if approved by a majority of in excess of 50% or, if a higher majority is required by the memorandum and articles, that higher majority, of the votes of those shareholders entitled to vote and voting on the resolution; unless (in either case) the BVI Act or our memorandum and articles require a different majority.	●	Except as provided in the charter documents, changes in the rights of shareholders as set forth in the charter documents require approval of a majority of its shareholders.

●	In accordance with, and subject to, our Amended Memorandum and Articles, (a) the rights attached to shares as specified in the memorandum may only, whether or not the Company is in liquidation, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class, except where some other majority is required under our memorandum and articles or the BVI Act.	●	The certificate of incorporation or bylaws may provide for cumulative voting.

●	In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, Clause 8 of the memorandum and any rights or restrictions attaching to any shares), the Company may amend its memorandum or articles by a resolution of shareholders or by a resolution of directors, save that no amendment may be made by a resolution of directors: (i) to restrict the rights or powers of the shareholders to amend the memorandum or articles; (ii) to change the percentage of shareholders required to pass a Resolution of Shareholders to amend the memorandum or articles; (iii) in circumstances where the memorandum or articles cannot be amended by the shareholders or (iv) to Clauses 7, 8, 9 or 12 of the memorandum.

Directors

BVI		Delaware
●	In accordance with, and subject to, our Amended Memorandum and Articles, the minimum number of directors shall be one.	●	Board must consist of at least one member.

●	In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any Ordinary Shares), (a) the first directors of the Company shall be appointed by the first registered agent within thirty days of the date of the incorporation of the Company; and thereafter, the directors shall be elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine; (b) each director holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him, or until his earlier death, resignation or removal; (c) a director may be removed from office with or without cause, (i) by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least 75% of the Shareholders of the Company entitled to vote; or (ii) by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director; (d) a director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the BVI Act; and (e) a director is not required to hold Ordinary Shares as a qualification to office.	●	Number of board members shall be fixed by the bylaws, unless the charter fixes the number of directors, in which case a change in the number shall be made only by amendment of the charter.

●	Directors do not have to be independent.	●	Directors do not have to be independent.

Shareholder’s Derivative Actions

BVI		Delaware
●	Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members. In general, members are bound by the decision of the majority or special majorities as set out in the articles of association or in the BVI Act. As for voting, the usual rule is that with respect to normal commercial matters members may act from self-interest when exercising the right to vote attached to their shares.	●	In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

●

If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

		●	Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.

●	The BVI Act provides for a series of remedies available to members. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Members can now also bring derivative, personal and Representative Actions under certain circumstances.	●	Such action shall not be dismissed or compromised without the approval of the Delaware Court of Chancery.

●	The traditional English basis for members’ remedies have also been incorporated into the BVI Act: where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the BVI High Court for an order on such conduct.

●	Any member of a company may apply to the BVI High Court for the appointment of a liquidator for the company and the Court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

●	The Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following:

(a) a merger;

(b) a consolidation;

(c) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter; (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition; or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof;

(d) a redemption of 10%, or fewer, of the issued shares of the company required by the holders of 90%, or more, of the shares of the company pursuant to the terms of the BVI Act; and

(e) an arrangement, if permitted by the BVI High Court.

●	Generally, any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

●	The BVI Act provides that if a company or a director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the memorandum or articles of association of the company, the BVI High Court may, on the application of a member or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles of association.

Memorandum and Articles of Association – CCP

As of the date of this prospectus, the Group’s and its consolidated foreign operating entities’ respective memorandum and articles of association do not contain any wording from any charter of the CCP.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this Offering, we will have 18,593,000 Class A Ordinary Shares (or 19,043,000 Class A Ordinary Shares if the Underwriter exercises its over-allotment option in full) and 3,407,000 Class B Ordinary Shares outstanding. All of the Class A Ordinary Shares sold in this Offering will be freely transferable by persons other than our “affiliates”, as that term is defined in Rule 144 promulgated under the Securities Act, without restriction or further registration under the Securities Act.

Prior to this Offering, there has been no public market for our Class A Ordinary Shares, and while we plan to apply to list our Class A Ordinary Shares on Nasdaq, we cannot assure you that a regular trading market for our Class A Ordinary Shares will develop or be sustained after this Offering. Future sales of substantial amounts of Class A Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Class A Ordinary Shares. Further, since a large number of our Class A Ordinary Shares will not be available for sale shortly after this Offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Class A Ordinary Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Lock-up Agreements

The Company, on behalf of itself and any successor entity, will agree in the Underwriting Agreement that, without the prior written consent of Pacific Century Securities, LLC, it will not, for a period of six months from the effective date of the registration statement of which this prospectus forms a part (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

In addition, each of our directors, officers and five percent or more shareholders has agreed to enter into customary lock-up agreements in favor of Pacific Century Securities, LLC that provide that for a period six months from the effective date of the registration statement of which this prospectus forms a part, they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares of the Company, subject to customary exceptions.

Rule 144

All of our Class A Ordinary Shares issued outstanding prior to this Offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective prospectus under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale and who has beneficially owned our restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell an unlimited number of the restricted securities without registration under the Securities Act, subject to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction.

Persons who are our affiliates (including persons beneficially owning 10% or more of our issued and outstanding shares) and have beneficially owned our restricted securities for at least six months may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1% of the number of Shares then outstanding; or

●	the greater of 1% or the average weekly trading volume of our Shares on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.

Rule 701

Beginning 90 days after we became a reporting company, persons other than affiliates who purchased ordinary shares under a written compensatory plan or other written agreement executed prior to the completion of this offering may be entitled to sell such shares in the United States in reliance on Rule 701 under the Securities Act, or Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires, if any.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

MATERIAL TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax considerations relating to the acquisition, ownership, and disposition of our Shares. You should consult your own tax advisor concerning the tax considerations of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other taxing jurisdiction.

British Virgin Islands Taxation

The Company and all distributions, interest and other amounts paid by the company in respect of the Ordinary Shares of the Company to persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax is payable with respect to any shares, debt obligations or other securities of a BVI company.

All instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the BVI provided that they do not relate to real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to our Company.

Hong Kong Enterprise Taxation

88M Global and Nardo Capital are incorporated in Hong Kong and was subject to 16.5% Hong Kong profits tax on their taxable income assessable profits generated from operations arising in or derived from Hong Kong for the year of assessment of 2023/2024 and 2024/2025. Hong Kong profits tax rates for corporations are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, 88M Global and Nardo Capital are not taxed on their foreign-sourced income. In addition, payments of dividends from 88M Global and Nardo Capital to us are not subject to any withholding tax in Hong Kong.

Singapore Taxation

Income Tax

Individual income tax

An individual is considered a tax resident in Singapore for a particular year of assessment (“YA”) if, during the preceding calendar year, he was physically present in Singapore or was employed in Singapore (other than as a director of a company) for 183 days or more, except for temporary absences.

Individual taxpayers (both tax resident and non-tax resident of Singapore) are liable to pay Singapore individual income tax on income accruing in or derived from Singapore, with specific exemptions. Foreign-sourced income received or deemed received in Singapore by an individual taxpayer is generally exempt from income tax in Singapore, irrespective of an individual’s tax residency status in Singapore, except when such income is acquired through a partnership in Singapore by the individual.

Between calendar year 2016 to calendar year 2022 (i.e. YA 2017 to YA 2023), a Singapore tax resident individual is subject to tax at the progressive rates, ranging from 0% to 22%, after deducting qualifying personal reliefs where applicable. With effect from calendar year 2023 (i.e. YA 2024), a Singapore tax resident individual is subject to tax at the progressive rates, ranging from 0% to 24%. Non-Singapore tax resident individuals generally face a flat tax rate of 15% on employment income or the progressive resident tax rates, whichever results in a higher tax amount. All other income derived or accruing in Singapore (such as director’s fee, consultation fees, rental income and all other income) will be subject to a flat tax rate of 22% (up to calendar year 2022 or YA 2023), and 24% (from calendar year 2023 or YA 2024 onwards).

Corporate income tax

A company is considered a Singapore tax resident if the control and management of the company’s business is exercised in Singapore. A Singapore tax resident corporate taxpayer is liable to pay Singapore income tax on income accruing in or derived from Singapore and income derived from outside Singapore (i.e. foreign-sourced income) which is received or deemed received in Singapore, unless otherwise exempted.

Tax exemption will be granted to a Singapore tax resident corporate taxpayer on its foreign-sourced dividends, foreign branch profits and foreign-sourced service income (“specified foreign income”) received or deemed to be received in Singapore, subject to satisfaction of the qualifying conditions.

A non-Singapore tax resident corporate taxpayer conducting trade or business in Singapore, is subject to Singapore income tax on income accruing in or derived from Singapore, and foreign-sourced income received or deemed received in Singapore.

The prevailing corporate tax rate in Singapore is 17% and taxpayers are entitled to claim partial tax exemption on the first S$200,000 of a company’s normal chargeable income as follows:

●	75% on the first S$10,000 of normal chargeable income; and

●	50% on the next S$190,000 of normal chargeable income.

Additionally, new start-up companies will, subject to certain conditions, be eligible for partial tax exemption on the first S$200,000 of normal chargeable income in their first three consecutive years of assessment as follows:

●	75% exemption on the first S$100,000 of normal chargeable income; and

●	50% exemption on the next S$100,000 of normal chargeable income.

Capital Gains Tax

Singapore currently does not impose tax on capital gains. Any gains derived from the disposal of our Class A Ordinary Shares which are considered to be capital in nature will not be subject to tax in Singapore. However, gains arising from the disposal of investments may be considered income in nature and if they arise from or are otherwise connected with the activities of a trade or business carried on in Singapore, they may consequently be subject to Singapore income tax. There are no specific laws or regulations governing whether a gain should be characterised as income or capital in nature. The characterization of gains arising from the disposal of our Class A Ordinary Shares will depend primarily on the facts and circumstances of each Shareholder. Given that the facts and circumstances of each Shareholder will differ, it is recommended that Shareholders seek advice from their own tax advisers regarding the Singapore tax implications relevant to their individual circumstances.

Singapore offers certainty on the non-taxability of gains derived by a corporate taxpayer from the disposal of ordinary shares (with certain exceptions) between 1 June 2012 and 31 December 2027 (both dates inclusive) where the divesting company has held at least 20% of the ordinary shares in the investee company for a continuous period of at least 24 months immediately preceding the disposal.

All Shareholders and investors are advised to consult their own tax advisers concerning the Singapore income tax implications associated with their subscription for, purchase, holding and disposal of our Shares.

Moreover, Shareholders who have adopted, or are required to adopt, the Singapore Financial Reporting Standards (International) (“SFRS (I)”) 9 (Financial Instruments) may be required to recognize gains or losses in accordance with the provisions of SFRS (I) 9 irrespective of whether there is any disposal of our Class A Ordinary Shares. If such is the case, any gain or loss on the Class A Ordinary Shares, if held on revenue account, may be subject to taxation or deductible for Singapore income tax purposes notwithstanding such gain or loss being unrealized. Gains or losses (whether realized or unrealized) arising from our Class A Ordinary Shares held on capital account will not be subject to tax or deductible. Shareholders potentially subjected to such tax treatment should seek advice from their own accounting and tax advisers regarding the Singapore income tax implications that may arise from the adoption of SFRS (I) 9 in relation to their subscription for, purchase, holding and disposal of our Class A Ordinary Shares.

Goods and Services Tax (“GST”)

The sale of our Class A Ordinary Shares by a GST-registered investor belonging in Singapore to another person belonging in Singapore is an exempt supply and is therefore not subject to GST. Any input GST (e.g. GST on brokerage) incurred by the GST-registered investor in making such an exempt supply is generally not recoverable from the Comptroller of GST and constitutes an additional cost to the investor, unless certain conditions specified under the GST legislation or certain GST concessions are met by the investor. Where our Class A Ordinary Shares are sold by a GST-registered investor to a person belonging outside Singapore, and the supply directly benefits:

●	a person who belongs in a country other than Singapore and who is outside Singapore at the time of the sale; or

●	a GST-registered person who belongs in Singapore,

the sale of the Class A Ordinary Shares qualifies for zero-rating (i.e. subject to GST at 0%). As a general rule, any input GST incurred by a GST-registered investor in the making of this zero-rated supply in the course of or furtherance of his business activities, may be recovered from the Comptroller of GST as input tax credit, subject to the normal input tax recovery rules.

Investors are advised to seek their own tax advice regarding the recoverability of GST incurred on expenses related to the purchase and disposition of our Class A Ordinary Shares. Services consisting of arranging, broking, underwriting or advising on the issue, allotment or transfer of ownership of our Class A Ordinary Shares provided by a GST-registered person to an investor belonging in Singapore for GST purposes in connection with the investor’s purchase, sale or holding of our Shares should be subject to GST at the standard rate, presently at 9%. Such services should qualify for zero-rating if these services are contractually supplied to an investor belonging outside Singapore and the supply directly benefits:

●	a person who belongs in a country other than Singapore and who is outside Singapore at the time the services are performed; or

●	a GST-registered person who belongs in Singapore.

Dividend Distributions

Singapore operates under the one-tier corporate taxation system (“One-Tier System”). Under the One-Tier System, the tax paid by a Singapore tax resident company constitutes a final tax. All dividends disbursed by a Singapore tax resident company are exempted from tax in Singapore for Shareholders regardless of their tax residency and whether the Shareholder is a company or an individual. Presently, Singapore does not impose withholding tax on dividends.

All foreign Shareholders/investors are advised to consult their own tax advisers regarding the tax laws of their respective countries of residence pertaining to the dividends received by them and the applicability of any double taxation agreement between their country of residence and Singapore.

Certain United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares. This summary applies only to U.S. Holders that hold our Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ordinary shares through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any PRC tax withheld) paid on our Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including Nasdaq. It is unclear whether dividends that we pay on our Ordinary Shares will meet the conditions required for the reduced tax rate. However, in the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty. If we are eligible for such benefits, dividends we pay on our Ordinary Shares, would be eligible for the reduced rates of taxation described in this paragraph. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares. Dividends received on our Ordinary Shares will not be eligible for the dividends-received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such ordinary shares. Any capital gain or loss will be long term if the ordinary shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. In the event that gain from the disposition of the ordinary shares is subject to tax in the PRC, such gain may be treated as PRC-source gain under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we will be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition of ordinary shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over the adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ordinary shares over the fair market value of such ordinary shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI as a BVI company with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI business company, such as (i) political and economic stability; (ii) an effective and sophisticated judicial system with a dedicated commercial court; (iii) tax neutral treatment, with no tax levied against companies incorporated in the BVI by the local tax authorities; and (iv) the absence of foreign exchange control or currency restrictions and (v) the availability of professional and support services.

However, certain disadvantages accompany incorporation in the BVI: (a) the BVI has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and (b) BVI companies do not have standing to sue before the federal courts of the United States.

We believe the disadvantages of incorporating in the BVI are outweighed by the benefits to us and our investors of such incorporation.

Our Second Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. All our directors and officers reside outside of the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons or to enforce judgments obtained in United States courts against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc. as our agent to receive service of process upon whom process may be served in any action brought against us under the securities laws of the United States.

Hong Kong

Name	Position	Nationality	Residence
Wai Ting, CHEUNG	Director and Chief Executive Officer	Chinese	Hong Kong
Wing Sum, HO	Director, Chief Financial Officer, and Chairman of the Board of Directors	Chinese	Hong Kong
Chun Ting Kavern, CHAN	Chief Operating Officer	Chinese	Hong Kong
Ho Wai Alan, CHUNG	Independent Director	Chinese	Hong Kong
Wai Ming, YIU	Independent Director	Chinese	Hong Kong
Wai Hong, LIN	Independent Director	Chinese	Hong Kong

All of our directors and officers reside outside the United States in Hong Kong. We have been advised by David Fong & Co., Solicitors, our Hong Kong counsel, that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

David Fong & Co., our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

British Virgin Islands

We have been advised by Ogier, our counsel as to the laws of the BVI that the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the BVI. We have also been advised that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

Ogier has further advised us that there is uncertainty as to whether the BVI would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in the BVI against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Pacific Century Securities, LLC, as the representative of the underwriters, or the representative, in this offering. The representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering. The underwriters have agreed to purchase from us, on a firm commitment basis, the number of Class A Ordinary Shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriters	Number of Class A Ordinary Shares
Pacific Century Securities, LLC
Revere Securities LLC
Total	3,000,000

The underwriters are committed to purchase all the Class A Ordinary Shares offered by this prospectus if they purchase any Class A Ordinary Shares. The underwriters are not obligated to purchase the Class A Ordinary Shares covered by the underwriter’s over-allotment option to purchase Class A Ordinary Shares as described below. The underwriters are offering the Class A Ordinary Shares, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters a 45-day option to purchase up to an aggregate of 450,000 additional Class A Ordinary Shares (equal to 15% of the number of Class A Ordinary Shares sold in the offering) at the public offering price per Class A Ordinary Share less underwriting discounts. The underwriters may exercise this option for 45 days from the closing of this offering solely to cover sales of Class A Ordinary Shares by the underwriters in excess of the total number of Class A Ordinary Shares set forth in the table above. If any of the additional Class A Ordinary Shares are purchased, the underwriters will offer the additional Class A Ordinary Shares at the public offering price of each Class A Ordinary Share.

Underwriting Discount

Class A Ordinary Shares sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. The underwriters may offer the Class A Ordinary Shares through one or more of their affiliates or selling agents. If all the Class A Ordinary Shares are not sold at the public offering price, Pacific Century Securities, LLC may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the Class A Ordinary Shares at the price and upon the terms stated therein.

The underwriting discount is equal to the public offering price per Class A Ordinary Share, less the amount paid by the underwriters to us per share. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We have agreed to sell the Class A Ordinary Shares to the underwriters at the offering price set forth on the cover page of this prospectus less a 7.0% underwriting discount.

The following table shows the per Class A Ordinary Share and total underwriting discounts to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional Class A Ordinary Shares.

Total
	Per Class A Ordinary Share	Total Without Exercise of Over- Allotment Option	Total With Exercise of Over- Allotment Option
Initial public offering price(1)	$	$	$
Underwriting discount (7.0%)(2)	$	$	$
Proceeds, before expenses, to us	$	$	$

____________

(1)	Initial public offering price per Class A Ordinary Share is $.
(2)	Does not include amounts representing reimbursement of certain out-of-pocket expenses, as described below.

We have agreed to pay Pacific Century Securities, LLC, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds raised in this offering.

We have also agreed to pay Pacific Century Securities, LLC’s out-of-pocket accountable expenses, including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals, all subject to a maximum amount of $250,000. As of the date of this prospectus, the Company has paid $100,000 to the underwriters as an advance against out-of-pocket accountable expenses. Any portion of such advance shall be returned to us to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts and the non-accountable expense allowance referred to above, will be approximately $1,213,812, including a maximum aggregate reimbursement of $250,000 of the underwriter’s accountable expenses.

Right of First Refusal

We have granted Pacific Century Securities, LLC a right of first refusal, for a period of twelve (12) months from the closing of this offering, to provide investment banking services to the Company on an exclusive basis and on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents (the “Right of First Refusal”), which is exercisable in the representative’s sole discretion. For purposes of this Right of First Refusal, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; and (b) acting as placement agent or initial purchaser in connection with any private offering of securities of the Company. In accordance with FINRA’s Rule 5110(g)(6)(A) this Right of First Refusal shall not have a duration of more than three years from the commencement of sales of this offering. In addition, in accordance with FINRA Rule 5110(g)(5)(B), the Company has a right of “termination for cause,” which shall include the representative’s material failure to provide the underwriting services contemplated in the underwriting agreement and the Company’s exercise of its right of “termination for cause” will eliminate any obligations of the Company with respect to the Right of First Refusal.

Tail

We have also agreed that if the Company completes an offering with an investor introduced to the Company by the representative, and not known to the Company before such introduction, regarding an offering prior to the termination or expiration of the engagement letter between us and the representative, during the twelve (12) month period following the termination of the engagement letter between the Company and the representative, the representative shall be entitled to compensation commensurate with the compensation to be received by the representative in this offering. In accordance with FINRA Rule 5110, the Company has a right of “termination for cause,” which shall include the representative’s material failure to provide the underwriting services contemplated in the underwriting agreement and the Company’s exercise of its right of “termination for cause” will eliminate any obligations of the Company with respect to any of its obligations under this paragraph.

Lock-up Agreements

The Company, on behalf of itself and any successor entity, will agree in the Underwriting Agreement that, without the prior written consent of Pacific Century Securities, LLC, it will not, for a period of six months from the effective date of the registration statement of which this prospectus forms a part (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

In addition, each of our directors, officers and five percent or more shareholders has agreed to enter into customary lock-up agreements in favor of Pacific Century Securities, LLC that provide that for a period six months from the effective date of the registration statement of which this prospectus forms a part, they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares of the Company, subject to customary exceptions.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Stock Exchange

We have applied to list our Class A Ordinary Shares approved for listing/quotation on the Nasdaq Capital Market under the symbol “HAMA”. However, there can be no assurance that we will be successful in listing our Class A Ordinary Shares on the Nasdaq Capital Market. We will not consummate and close this offering without a listing approval letter from Nasdaq Capital Market.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our securities during and after this offering, including:

●	stabilizing transactions;

●	short sales;

●	purchases to cover positions created by short sales;

●	imposition of penalty bids; and

●	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our securities while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Class A Ordinary Shares, which involve the sale by the underwriters of a greater number of Class A Ordinary Shares than they are required to purchase in this offering and purchasing Class A Ordinary Shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing our securities in the open market. In making this determination, the underwriters will consider, among other things, the price of our securities available for purchase in the open market as compared to the price at which they may purchase our securities through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing our securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our securities in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriters in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result of these activities, the price of our securities may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Offering Price

The principal factors to be considered in determining the public offering price include:

●	the information set forth in this prospectus and otherwise available to the underwriters;

●	our history and prospects and the history and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our company;

●	the general condition of the securities market at the time of this offering;

●	the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

The assumed public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our Class A Ordinary Shares or that the Class A Ordinary Shares will trade in the public market at or above the public offering price.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to customers that they acquire, long and/or short positions in these securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of our securities for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

Canada

Our securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation, or each, a Relevant Member State, an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of our securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Hong Kong

Our securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of our securities.

Accordingly, the securities have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Class A Ordinary Shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Class A Ordinary Shares. The securities may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred en bloc without subdivision to a single investor.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired our securities under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (c) where no consideration is or will be given for the transfer; (d) where such transfer is by operation of law; or (e) as specified in Section 276(7) of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

Australia

This document:

●	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

●	has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

●	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors available under section 708 of the Corporations Act (“Exempt Investors”).

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of the securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

New Zealand

The Class A Ordinary Shares offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

(a)	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money; or

(b)	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public; or

(c)	to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

(d)	in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or re-enactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

BVI

We are not licensed to conduct investment business in the BVI by the BVI Financial Services Commission and this prospectus does not constitute an offer to members of the public of our Class A Ordinary Shares, whether by way of sale or subscription, in the BVI. Our Class A Ordinary Shares have not been offered or sold, will not be offered or sold and no invitation to subscribe for our Class A Ordinary Shares will be made, directly or indirectly, to members of the public in the BVI.

EXPENSES RELATED TO OFFERING

The following table sets forth the costs and expenses other than underwriting discounts, payable by us in connection with the offer and sale of Shares in this offering. All amounts listed below are estimates except the SEC registration fee, Nasdaq listing fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

Itemized expense	Amount
SEC registration fee	$2,000
FINRA filing fee	2,000
Nasdaq listing fee	55,000
Printing expenses	16,200
Legal fees, advisory fees and expenses	430,612
Accounting fees and expenses	5,000
Miscellaneous	703,000
Total(1)	$1,213,812

(1)	Among these total expenses of $1,213,812, the amount of $572,406 that has been incurred by the Company was capitalized as “deferred offering costs” on the Company’s unaudited interim condensed consolidated balance sheets as of August 31, 2025. The remaining amount of $641,406 consists of the amount of expenses that has not been incurred and capitalized on the Company’s unaudited interim condensed consolidated balance sheets as of August 31, 2025 or expected to further be incurred by the Company.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities laws. The underwriters are being represented by Hunter Taubman Fischer & Li LLC in connection with this offering. The legal matters concerning this offering relating to British Virgin Islands law will be passed upon for us by Ogier. Certain legal matters as to Hong Kong law will be passed upon for us by David Fong & Co., Solicitors. Certain legal matters as to PRC law will be passed upon for us by China Commercial Law Firm. Loeb & Loeb LLP and Ogier may rely upon China Commercial Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of and for the years ended February 28, 2025 and February 29, 2024, included in this prospectus have been so included in reliance on the report of AOGB CPA Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of AOGB CPA Limited is located at Suite 2501-03, Tesbury Centre, 28 Queen’s Road East, Admiralty, Hong Kong, Hong Kong.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but they are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC at its website at: http://www.sec.gov.

We are not currently subject to the informational requirements of the Exchange Act. Upon completion of this offering, we will become subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and will fulfill the obligations of those requirements by filing reports with the SEC. As a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, within 120 days after the end of our fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements that will be audited and reported on, with an opinion expressed, by an independent registered public accounting firm. We also intend to file with the SEC reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year.

HAMA INTELLIGENCE LIMITED

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To:	The Board of Directors and Shareholders of
HAMA Intelligence Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of HAMA Intelligence Limited and its subsidiaries (collectively “the Group”) as of February 28, 2025 and February 29, 2024, and the related consolidated statements of operations and comprehensive income, stockholders’ equity (deficit) and cash flows for each of the years ended February 28, 2025 and February 29, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of February 28, 2025 and February 29, 2024, and the results of its operations and its cash flows for each of the years in the periods ended February 28, 2025 and February 29, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Other Matter

As discussed in Note 1 and Note 12 to the consolidated financial statements, the controlling shareholder converted his Class B Ordinary Shares into Class A Ordinary Shares on July 16, 2025 and September 19, 2025, which has been retroactively reflected in the accompanying consolidated financial statements. Our opinion is not modified in respect of this matter.

/s/ AOGB CPA Limited

Hong Kong, Hong Kong

July 7, 2025, except for Notes 1 and 12, as to which the date is September 23, 2025.

We have served as the Group’s auditor since 2025.

AOGB CPA Limited, Suite 2501-03, Tesbury Centre, 28 Queen’s Road East, Admiralty, Hong Kong

Tel: 2152-2238, Website: www.aogb.com

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in U.S. dollars, except for number of shares)

	As of
	February 28, 2025	February 29, 2024
ASSETS
Current assets
Cash and cash equivalents	$1,249,125	$66,723
Accounts receivable, net	270,571	1,026
Rental deposits and prepayments	-	68,872
Total current assets	1,519,696	136,621

Non-current assets
Property and equipment, net	5,205	1,128
Operating lease right-of-use assets	15,856	2,406
Long-term rental deposits	2,051	-
Total non-current assets	23,112	3,534
TOTAL ASSETS	$1,542,808	$140,155

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$24,359	$24,359
Accrued expenses and other payables	30,726	20,392
Contract liabilities	51,282	51,282
Tax payable	181,600	28,178
Amount due to a director	184,566	48,792
Operating lease liabilities – current	11,055	2,406
Total current liabilities	483,588	175,409

Non-current liability
Operating lease liabilities – non-current	4,801	-
Total non-current liability	4,801	-
TOTAL LIABILITIES	$488,389	$175,409

Commitments and contingencies (Note 10)

Stockholders’ equity (deficit)
Class A Ordinary Shares, no par value per share; 95,000,000 Class A Ordinary Shares authorized, 9,000,000 and 9,000,000 Class A Ordinary Shares issued and outstanding as of February 28, 2025 and February 29, 2024, respectively*	-	-
Class B Ordinary Shares, no par value per share; 38,000,000 Class B Ordinary Shares authorized, 3,407,000 and 3,407,000 Class B Ordinary Shares issued and outstanding as of February 28, 2025 and February 29, 2024, respectively*	1	1
Subscription receivables	-	(1)
Retained earnings (accumulated deficit)	1,054,418	(35,254)
Total stockholders’ equity (deficit)	1,054,419	(35,254)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,542,808	$140,155

*	Retrospectively restated for effect of reorganization and share split (Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Amounts in U.S. dollars, except for number of shares)

	For the years ended
	February 28, 2025	February 29, 2024
Revenue
One-stop corporate services	$401,982	$7,179
Business financial consulting services	1,420,012	1,435,229
Total revenue	1,821,994	1,442,408

Operating costs and expenses
Business service fees – direct cost	360,154	548,000
Legal and professional fees	2,807	2,820
Travel and entertainment expenses	25,854	46,152
Employee and compensation benefits expenses	173,325	168,019
Operating lease expenses	9,257	32,641
Marketing and promotional expenses	-	330,480
Other operating costs and expenses	8,835	22,373
Total operating costs and expenses	580,232	1,150,485

Income from operations	1,241,762	291,923

Other income (expense):
Interest income	118	144
Other income	2,343	2,325
Loss on disposal of property and equipment	(1,128)	-
Total other income, net	1,333	2,469

Income before income tax expense	1,243,095	294,392

Income tax expense	(153,423)	(28,178)

Net income and total comprehensive income	$1,089,672	$266,214

Basic and diluted earnings per ordinary share (in US$)*
Class A Ordinary Shares	$0.09	$0.02
Class B Ordinary Shares	$0.09	$0.02

Basic and diluted weighted average number of ordinary shares outstanding
Class A Ordinary Shares	9,000,000	9,000,000
Class B Ordinary Shares	3,407,000	3,407,000

*	Retrospectively restated for effect of reorganization and share split (Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
(Amounts in U.S. dollars, except for number of shares)

	Class A Ordinary Shares*		Class B Ordinary Shares*		Subscription	(Accumulated deficit) retained	Total stockholders’
	No. of shares	Amount	No. of shares	Amount	receivables	earnings	(deficit) equity
Balance, March 1, 2023	9,000,000	$—	3,407,000	$1	$(1)	$(301,468)	$(301,468)

Net income	—	—	—	—	—	266,214	266,214
Balance, February 29, 2024	9,000,000	$—	3,407,000	$1	$(1)	$(35,254)	$(35,254)

Net income	—	—	—	—	—	1,089,672	1,089,672
Cash receipt for share issuance	—	—	—	—	1	—	1
Balance, February 28, 2025	9,000,000	$—	3,407,000	$1	$—	$1,054,418	$1,054,419

*	Retrospectively restated for effect of reorganization and share split (Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in U.S. dollars, except for number of shares)

	For the years ended
	February 28, 2025	February 29, 2024
Cash flows from operating activities
Net income	$1,089,672	$266,214
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation on property and equipment	2,231	3,385
Operating lease expenses	9,257	32,641
Loss on disposal of property and equipment	1,128	-
Change in operating assets and liabilities:
Rental deposits and prepayments	66,821	(49,551)
Accounts receivable, net	(269,545)	(1,026)
Accounts payable	-	8,205
Accrued expenses and other payables	10,334	(9,024)
Contract liabilities	-	17,094
Operating lease liabilities	(9,257)	(35,076)
Tax payable	153,422	28,178
Net cash provided by operating activities	1,054,063	261,040

Cash flows from investing activity
Purchase of property and equipment	(7,436)	-
Net cash used in investing activity	(7,436)	-

Cash flows from financing activities
Proceeds from share issuance	1	-
Advance from a director	135,774	-
Repayment to a director	-	(274,994)
Net cash provided by (used in) financing activities	135,775	(274,994)

Net change in cash and cash equivalents	1,182,402	(13,954)

Cash and cash equivalents at the beginning of the year	66,723	80,677
Cash and cash equivalents at the end of the year	$1,249,125	$66,723

Supplemental cash flow information:
Cash received for interest income	$118	$144
Cash paid for income tax expense	$-	$-

Supplemental schedule of non-cash operating activities:
Operating lease right-of-use assets, obtained in exchange for operating lease obligations	$11,006	$-
Re-measurement of operating lease right-of-use assets and operating lease liabilities due to lease modification	$11,006	$-

The accompanying notes are an integral part of these consolidated financial statements.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization

HAMA Intelligence Limited (formerly known as “HAMA International Limited”) (the “Company”) is a limited liability company established under the laws of the British Virgin Islands on February 26, 2025. The registered office of the Company is located at Corporate Registrations Limited of Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands. The principal office is located at 380 Jalan Besar, #07-10 ARC 380, Singapore 209000. It is a holding company with no business operation of its own.

The Company owns 100% equity interest of (i) 88M Global Limited, a limited liability company established in Hong Kong on July 16, 2020; (ii) Nardo Capital (Hong Kong) Limited, a limited liability company established in Hong Kong on May 26, 2021; and (iii) HAMA SGD Pte. Ltd., a limited liability company established in Singapore on March 25, 2025.

The Company and its subsidiaries (collectively, the “Group”) are a professional corporate solution service provider specializing in the provision of two main streams of services, namely (i) one-stop corporate services; and (ii) business financial consulting services. The Group principally focuses on offering corporate services including accounting, internal control, tax and compliance advisory to clients ranging from small and medium-sized enterprises to listed companies. The Group is also dedicated to offering business financial consulting services which include strategic business advisory as well as investor relationship management to business owners and financial intermediaries.

Reorganization

A reorganization of the legal structure of the Company (the “Reorganization”) was completed on May 13, 2025. Prior to the Reorganization, 88M Global Limited and Nardo Capital (Hong Kong) Limited, the operating subsidiaries of the Company, were wholly owned and controlled by Mr. Wing Sum, HO.

Pursuant to the Reorganization to rationalize the structure of the Company and its subsidiaries in preparation for the listing of the shares, the Company becomes the holding company of 88M Global Limited and Nardo Capital (Hong Kong) Limited. To prepare for this offering, the Company underwent the reorganization with the following steps:

Step 1 Incorporation of HAMA International Limited

HAMA International Limited was incorporated under the laws of the British Virgin Islands on February 26, 2025 as a limited liability company with the intention to become the issuer of this offering. The authorized share capital of HAMA International Limited was US$100,000 divided into 100,000 shares each with a par value of US$1.00. Upon incorporation, HAMA International Limited has one share in issue and held by Mr. Wing Sum, HO.

Pursuant to a written resolution passed on May 2, 2025, the name of HAMA International Limited was changed to HAMA Intelligence Limited.

Step 2 Incorporation of HAMA SGD Pte. Ltd.

On March 25, 2025, HAMA SGD Pte. Ltd. was incorporated in Singapore as a wholly owned subsidiary of the Company.

Step 3 Share split and share restructuring

On April 17, 2025, the Company effectuated a share split of its each issued and unissued ordinary shares with a par value of US$1.00 at a ratio of 653,000 for one (the “1st Share Split”), so that the maximum number of authorized ordinary shares was increased from 100,000 shares with a par value of US$1.00 per share to 65,300,000,000 shares with a par value of US$1/653,000 per share, with 653,000 ordinary shares issued and outstanding issued to Mr. Wing Sum, HO post-1st Share Split.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Reorganization (cont.)

Immediately after the 1st Share Split on April 17, 2025, the Company effectuated a change in the maximum number of authorized ordinary shares from 65,300,000,000 shares with a par value of US$1/653,000 per share to 7,000,000 ordinary shares with no par value and the redesignation and reclassification of the maximum number of authorized ordinary shares from 7,000,000 ordinary shares with no par value into (i) 5,000,000 class A ordinary shares with no par value (the “Class A Ordinary Shares”); and (ii) 2,000,000 class B ordinary shares with no par value (the “Class B Ordinary Shares”) (the “Share Restructuring”). As a result, 653,000 ordinary shares issued and outstanding were re-designated and reclassified as 653,000 Class B Ordinary Shares issued to Mr. Wing Sum, HO post-Share Restructuring. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one vote per Class A Ordinary Share, while holders of Class B Ordinary Shares will be entitled to twenty votes per Class B Ordinary Share.

Step 4 Transfer of Shares by Mr. Wing Sum, HO

On April 22, 2025, Mr. Wing Sum, HO transferred all of its ordinary shares in 88M Global Limited and Nardo Capital (Hong Kong) Limited to the Company. Consequently, the Company became the holding company of 88M Global Limited and Nardo Capital (Hong Kong) Limited on the same date.

Following the Reorganization, the Company owned 100% of 88M Global Limited and Nardo Capital (Hong Kong) Limited and the Company was owned 100% by Mr. Wing Sum, HO, which was the same controlling shareholder of 88M Global Limited and Nardo Capital (Hong Kong) Limited prior to the Reorganization.

The Company and its subsidiaries resulting from Reorganization have always been under the common control of the same controlling shareholder before and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

On May 13, 2025, the Company effectuated a further share split of its each issued and unissued ordinary shares at a ratio of 19 for one (the “2nd Share Split”, together with 1st Share Split, the “Share Split”), so that the maximum number of authorized Class A Ordinary Shares was increased from 5,000,000 Class A Ordinary Shares to 95,000,000 Class A Ordinary Shares and the maximum number of authorized Class B Ordinary Shares was increased from 2,000,000 Class B Ordinary Shares to 38,000,000 Class B Ordinary Shares, with 12,407,000 Class B Ordinary Shares issued and outstanding issued to Mr. Wing Sum, HO post-2nd Share Split.

On July 16, 2025, Mr. Wing Sum, HO converted his 3,000,000 Class B Ordinary Shares into 3,000,000 Class A Ordinary Shares with nil consideration. On September 19, 2025, Mr. Wing Sum, HO further converted his 6,000,000 Class B Ordinary Shares into 6,000,000 Class A Ordinary Shares with nil consideration.

From a British Virgin Islands legal perspective, the Share Split and the Share Restructuring do not have any retroactive effect on our shares prior to the effective date. However, references to our Ordinary Shares in this prospectus are presented on a post-Share Split basis and a post-Share Restructuring basis, or as having been retroactively adjusted and restated to give effect to the Share Split and the Share Restructuring, as if the Share Split and the Share Restructuring had occurred by the relevant earlier date.

The accompanying consolidated financial statements reflect the activities of HAMA Intelligence Limited and the following subsidiaries:

Subsidiaries	Date of incorporation	Jurisdiction of formation	Percentage of direct/indirect economic ownership	Principal activities
88M Global Limited	July 16, 2020	Hong Kong	100%	Provision of professional corporate solution service
Nardo Capital (Hong Kong) Limited	May 26, 2021	Hong Kong	100%	Provision of professional corporate solution service
HAMA SGD Pte. Ltd.	March 25, 2025	Singapore	100%	Inactive

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the incremental borrowing rates used in calculation of the operating lease right-of-use assets and operating lease liabilities, allowance for current expected credit loss and uncertain tax position. Actual results could differ from those estimates, and as such, differences could be material to the consolidated financial statements.

Functional Currency and Foreign Currency Translation and transaction

The functional currency of the Company is United States Dollars (“US$” or “$”) and the functional currencies of its subsidiaries in Hong Kong and Singapore are Hong Kong Dollars (“HK$”) and Singapore Dollars (“S$”), respectively. The Group’s consolidated financial statements are reported using the US$. Foreign currency transaction gains and losses are recognized upon settlement of foreign currency transactions. In addition, for unsettled foreign currency transactions, foreign currency transaction gains and losses are recognized for changes between the transaction exchange rates and month-end exchange rates. Foreign currency transaction gains and losses are included in other income, net, in the accompanying consolidated statements of operations and comprehensive income in the period incurred.

The exchanges rates used for translation from Hong Kong dollars to US$ was 7.80, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate the Group’s balance sheets, income statement items and cash flow items for both years ended February 28, 2025 and February 29, 2024.

For the years ended
	February 28, 2025		February 29, 2024
Balance sheet items, except for equity accounts	US$	1 = HK$7.80	US$	1 = HK$7.80
Items in statements of operations and cash flows	US$	1 = HK$7.80	US$	1 = HK$7.80

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.
Level 2 —	Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3 —	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments (cont.)

The Group considers the carrying amount of its financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, net, rental deposits, accounts payable, other payables and amount due to a director approximate the fair value of the respective assets and liabilities as of February 28, 2025 and February 29, 2024 due to their short-term nature.

The Group had no transfers between levels during any of the periods presented. The Group did not have any instruments that were measured at fair value on a recurring or non-recurring basis as of February 28, 2025 and February 29, 2024.

Property and equipment, net

Property and equipment are stated at cost net of accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service and after the reduction for the estimated residual values of property and equipment. Estimated useful lives are as follows:

Classification	Estimated useful life	Estimated residual value
Motor vehicle	3 years	10%

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive income. Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Cash and cash equivalents

Cash and cash equivalents includes cash at bank accounts maintained with commercial banks that can be added or withdrawn without limitation. The Group maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of approximately $102,564 (HK$800,000). Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Accounts receivable, net

Accounts receivable, net are recognized and carried at original invoiced amount less an allowance for current expected credit loss (“CECL”). The Group evaluates its accounts receivable for CECL on a regular basis. The Company adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. This standard replaces the “incurred loss methodology” credit impairment model with a new forward-looking methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. In applying this standard, the Group has adopted the loss rate methodology to estimate historical losses on accounts receivable. The Group has adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the CECL.

For the years ended February 28, 2025 and February 29, 2024, the Company has not recorded any provision for CECL for accounts receivable.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Allowance for CECL

Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit losses methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures.

Related parties

The Company adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Impairment of long-lived assets

Long-lived assets, representing property and equipment with finite lives and operating lease right-of-use assets, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Group assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Group will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of February 28, 2025 and February 29, 2024, no impairment of long-lived assets was recognized.

Rental deposits and prepayments

Rental deposits and prepayments primarily include rental deposits and prepayment for business service fee.

Long-term rental deposits

Long-term rental deposits represent security payments made to lessors for the Group’s lease agreements entered. The Group made such security payments upon the commencement of the original lease agreements. The security deposits will be refunded to the Group upon the termination or expiration of the lease agreements as well as the delivery of the vacant leased properties to the lessors by the Group.

Lease

The Group assesses whether a contract qualifies as a lease at inception. The Group only held operating leases as of and during the years ended February 28, 2025 and February 29, 2024. The Group’s material long-term operating lease agreements are for the office premises. The lease term begins on the date that the Group takes possession under the lease.

Operating lease right-of-use assets and operating lease liabilities are recognized at the lease commencement date for material leases with a term of greater than 12 months. Operating lease liabilities represent the present value of future minimum lease payments. Since the Group’s leases do not provide an implicit rate, operating lease liabilities are calculated using estimated incremental borrowing rate based on a collateralized borrowing over the term of each individual lease. Minimum lease payments include only fixed lease components of the agreement, as well as variable rate payments that depend on an index, initially measured using the index at the lease commencement date.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Operating lease right-of-use assets represent the Group’s right to use an underlying asset and are based upon the operating lease liabilities adjusted for prepaid or accrued lease payments, initial direct costs and lease incentives. Lease incentives are recognized when earned and reduce the Group’s operating lease asset related to the lease. They are amortized through the operating lease assets as reductions of rent expense over the lease term.

Accounts payable

Accounts payable primarily represent the service fee payables to vendors for performing business service for the Group.

Accrued expenses and other payables

Accrued expenses and other payables primarily include accrued payroll and employee benefits expenses and accrued expenses for the operation in the ordinary course of business.

Contract liabilities

Contract liabilities primarily include advance received from customers related to unsatisfied performance obligations, which will be recognized as revenues upon the satisfaction of performance obligations through transfer of related promised services to customers. The Group’s contract liabilities outstanding as of March 1, 2024 and 2023 amounting to $51,282 and $34,188 have been recognized as revenue during the years ended February 28, 2025 and February 29, 2024, respectively.

Revenue recognition

The Group applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

The five-step model defined by ASC 606 requires the Group to (1) identify its contracts with customers, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts, and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.

The Group has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group is a professional corporate solution service provider specializing in the provision of two main streams of services, namely (i) one-stop corporate services; and (ii) business financial consulting services. The service offerings mainly comprise the following:

The Group’s principal revenue stream includes:

1.	One-stop corporate services

The Group provides one-stop corporate services mainly including accounting, internal control, tax and accounting and compliance advisory to customers.

The Group enters a distinct contract with its clients for the provision of one-stop corporate services. The scope of work under one-stop corporate services is distinct and is identified as a single performance obligation. Revenue from the provision of one-stop corporate services to clients is recognized at a point in time when the service/goods is completed or delivered (i.e. the delivery and the acceptance of the performed work by the client).

2.	Business financial consulting services

The Group provides business financial consulting services mainly including strategic business advisory, investor relationship management, public relation services, compliance advisory and training services, business due diligence and marketing research advisory services.

Generally, other than marketing research advisory services and compliance advisory and training services, the Group enters a distinct contract with its client for the provision of business financial consulting services. The scope of work under business financial consulting services is distinct and is identified as a single performance obligation. Revenue from the provision of business financial consulting services to clients is recognized at a point in time when the service/goods is completed or delivered (i.e. the delivery and the acceptance of the performed work by the client).

For the marketing research advisory services, the Group generally provides advice to its clients on business marketing strategies and on-going assistance in developing a marketing program for the clients over a pre-determined period of time in return for the advisory service fee. The Group enters a distinct contract with its clients for the provision of marketing research advisory services. The Group concludes that each quarterly advisory service fee is distinct and meets the criteria for recognizing revenue over time. In addition, the Group concludes that the services provided each quarter are substantially similar and result in the transfer of substantially similar services to the clients each quarter. That is, the benefit consumed by the clients is substantially similar for each quarter, even though the exact volume of services may vary. Therefore, the Group concludes that the quarterly marketing research advisory services satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. There is no variable consideration, significant financing components or noncash consideration in the contracts. Accordingly, based on the output methods, the Group recognizes revenue from marketing research advisory services on a quarterly basis when it satisfies its performance obligations throughout the contract terms. There is no contract asset that the Group has right to consideration in exchange for its marketing research advisory service that the Group has transferred to its clients. Such right is not conditional on something other than the passage of time.

For the compliance advisory and training services, the Group generally provides advice and training service to its clients on financial reporting, compliance, governance matters and sales and presentation skills over a pre-determined period of time in return for the compliance advisory and training service fee. The Group enters a distinct contract with its clients for the provision of compliance advisory and training services. The transaction price is typically fixed, distinctive and not contingent upon the occurrence or non-occurrence of any other event for individual tasks. The Group recognized the compliance advisory and training service income upon the delivery of compliance advisory and training services. Therefore, the Group concludes that only one performance obligation is identified for the compliance advisory and training services. Compliance advisory and training services are performed for the sole benefit of the customers and the services the Group performs does not have alternative benefits for the Group. Compliance advisory and training service income is recognized as the Group’s obligations are satisfied over time consistent with the services are performed and customers simultaneously receive and consume the benefits the Group provides.

For some one-stop corporate services and business financial consulting services, the Group is entitled to receive upfront payment upon signing the contract and such upfront payment is non-refundable. As there is one single performance obligation and the entire transaction prices of such one-stop corporate services and business financial consulting services are allocated to a single performance obligation, the fees received upon signing the contract and upon completion of service are recognized at a point in time when the service/goods is completed or delivered. For projects which are terminated or lapsed at expiry of contracts, the revenue from the upfront fee is recognized at the time of termination or lapse of contracts.

Operating costs and expenses

Operating costs and expenses include business service fees, legal and professional fees, travel and entertainment expenses, employee and compensation benefits expenses, operating lease expenses, marketing and promotional expenses and other office expenses. During the years ended February 28, 2025 and February 29, 2024, the Group recorded marketing and promotional expenses of nil and $330,480, respectively, for marketing and promotional services including branding and strategy development to promote brand image and awareness.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Employee benefit plan

Payments to the Mandatory Provident Fund Scheme (“MPF scheme”) under the Hong Kong Mandatory Provident Fund Schemes Ordinance are recognized as an expense when employees have rendered service entitling them to the contributions. An employer is required to make regular mandatory contributions of at least 5% of the employee’s monthly income and $192 (HK$1,500) of the employee’s monthly income over $3,846 (HK$30,000).

Other income, net

Other income, net includes bank interest income mainly generated from savings and received from banks on a monthly basis, sundry income and loss on disposal of property and equipment.

Income taxes

The Group accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax benefit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, and prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

The Group’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income taxes.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings per share

The Group computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period using the two class method. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended February 28, 2025 and February 29, 2024, there were no dilutive shares and hence no dilutive EPS.

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. The Group adopted this ASU from March 1, 2024, which did not have a material impact on the Group’s consolidated financial statements.

Recent accounting pronouncements not yet adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Group’s management does not believe the adoption of ASU 2023-09 will have a material impact on its consolidated financial statements and disclosures.

In November 2024, the FASB issued ASU no. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosure (Subtopic 220-40). The amendments in this update enhance disclosures about a public business entity’s expense and provide more detailed information about the types of expenses included in certain notes in the consolidated financial statements. ASU no. 2024-03 is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption permitted. The amendments may be applied prospectively to reporting periods after the effective date or retrospectively to all periods presented in the consolidated financial statements. The Group’s management is currently evaluating any new disclosures that may be required upon adoption of ASU 2024-03.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated balance sheets, statements of operations and comprehensive income and statements of cash flows.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. SEGMENT INFORMATION AND REVENUE

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in the consolidated financial statements for details on the Group’s business segments. The Group uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s CODM for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. The Group’s CODM are the Executive Directors, who reviews the operation results by the revenue of different products or services when making decisions about allocating resources and assessing the performance of the segment. Based on the management’s assessment, the Group has determined that it has only one operating segment. All assets of the Group are located in Hong Kong and all revenue is generated in Hong Kong.

The following table disaggregates the revenue for the years ended February 28, 2025 and February 29, 2024 are as follows:

	For the years ended
	February 28, 2025	February 29, 2024
Revenue by service line
One-stop corporate services	$401,982	$7,179
Business financial consulting services	1,420,012	1,435,229
	1,821,994	1,442,408

	For the years ended
	February 28, 2025	February 29, 2024
Revenue by recognition method
Revenue recognized at a point in time	$1,211,738	$1,203,092
Revenue recognized over time	610,256	239,316
	1,821,994	1,442,408

All revenue were recognized in Hong Kong for the years ended February 28, 2025 and February 29, 2024.

4. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of
	February 28, 2025	February 29, 2024
Accounts receivable	$270,571	$1,026
Less: Allowance for CECL	-	-
Accounts receivable, net	$270,571	$1,026

For the years ended February 28, 2025 and February 29, 2024, the Company has not recorded any provision for CECL for accounts receivable as all accounts receivable are not yet past due. The Group has not experienced any significant bad debt or write-offs of accounts receivable in the past.

The Group generally conducts its business with creditworthy third parties. The Group determines, on a continuing basis, the probable losses and an allowance for CECL, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

The credit terms to clients are generally within 120 days. As of the end of each of the financial year, the ageing analysis of accounts receivable, net of allowance for doubtful accounts, based on the invoice date is as follows:

	As of
	February 28, 2025	February 29, 2024
Within 30 days	$268,776	$1,026
31-90 days	1,795	-
Balance at end of the year	$270,571	$1,026

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of
	February 28, 2025	February 29, 2024
At cost:
Motor vehicle	$7,436	$11,282

Less: accumulated depreciation	(2,231)	(10,154)
Net book value	5,205	1,128

Depreciation expenses recognized for the years ended February 28, 2025 and February 29, 2024 were $2,231 and $3,385, respectively and included in “Other operating costs and expenses” and loss on disposal of property and equipment for the years ended February 28, 2025 and February 29, 2024 were $1,128 and nil, respectively and included in “Other income, net” on the consolidated statements of operations and comprehensive income. No impairment losses were recognized for the years ended February 28, 2025 and February 29, 2024.

6. OPERATING LEASES

The Company entered into two operating leases for use of office in Hong Kong with lease term of 2 years (February 29, 2024: 2 years). During the years ended February 28, 2025 and February 29, 2024, operating lease expense amounted to $9,257 and $32,641, respectively, and the cash outflows for operating lease liabilities was amounted to $9,257 and $35,076, respectively.

The Company’s operating lease right-of-use assets and operating lease liabilities recognized in the consolidated balance sheets consisted of the following:

	As of
	February 28, 2025	February 29, 2024
Operating lease right-of-use assets	$15,856	$2,406

	As of
	February 28, 2025	February 29, 2024
Operating lease liabilities:
Current operating lease obligation	$11,055	$2,406
Non-current operating lease obligation	4,801	-
Total	$15,856	$2,406

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. OPERATING LEASES (cont.)

	As of
	February 28, 2025	February 29, 2024
Operating leases:
Weighted average remaining lease term (years)	1.42	0.42
Weighted average discount rate	5.875%	5.000%

The maturity analysis of the Group’s operating lease obligations as of February 28, 2025 was as follows:

Operating leases
Year ending February 28, 2026	$11,692
Year ending February 28, 2027	4,872
Future minimum operating lease payment	16,564
Less: imputed interest	(708)
Operating lease liabilities recognized in the consolidated balance sheet	$15,856

The maturity analysis of the Group’s operating lease obligations as of February 29, 2024 was as follows:

Operating leases
Year ending February 28, 2025	$2,436
Future minimum operating lease payment	2,436
Less: imputed interest	(30)
Operating lease liabilities recognized in the consolidated balance sheet	$2,406

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following:

	As of
	February 28, 2025	February 29, 2024
Accrued payroll and employee benefits expenses	$18,622	$9,135
Accrued audit fees and accounting fees	11,078	10,231
Sub-total	29,700	19,366

Other payables	1,026	1,026

Total	$30,726	$20,392

8. RELATED PARTY TRANSACTIONS AND BALANCES

Nature of relationships with related party

Name and relationship with the Group

Mr. Wing Sum, HO, a sole shareholder and director of the Company

Related party balances

	As of
	February 28, 2025	February 29, 2024
Amount due to a director	$184,566	$48,792

The amount due to a director was unsecured, non-interest bearing and repayable on demand.

Related party transactions

Remuneration to directors for the years ended February 28, 2025 and February 29, 2024 were:

	For the years ended
	February 28, 2025	February 29, 2024
Directors’ fee	$19,231	$-

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9. INCOME TAXES

British Virgin Islands

Under the current laws of the British Virgin Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to approximately $256,410 (HK$2,000,000), and 16.5% on any part of assessable profits approximately $256,410 (HK$2,000,000).

Singapore

A company incorporated in Singapore is subject to Singapore Corporate Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first $7,463 (S$10,000) taxable income and 50% of the next $141,791 (S$190,000) taxable income exempted from income tax.

Income tax expense consisted of the following components:

	For the years ended
	February 28, 2025	February 29, 2024
Hong Kong:
Current tax	$153,423	$28,178
Deferred tax	—	—
Total	$153,423	$28,178

The following tables provide the reconciliation of the differences between the statutory and effective tax rates following for the years ended February 28, 2025 and February 29, 2024:

	For the years ended
	February 28, 2025	February 29, 2024
Income before income taxes	$1,243,095	$294,392
Tax at Hong Kong statutory tax rate of 16.5%	205,112	48,575
Tax effect on non-assessable income	(980)	(534)
Tax effect on non-deductible expenses	555	558
Tax reduction allowed by Hong Kong government	(385)	(385)
Change in valuation allowance	(29,725)	(20,036)
Effect of two-tier tax rate	(21,154)	-
Income tax expense	$153,423	$28,178

The Group’s effective tax rate was 12.3% and 9.6% for the years ended February 28, 2025 and February 29, 2024.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9. INCOME TAXES (cont.)

The Company measures deferred tax assets and liabilities based on the difference between the consolidated financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Group’s deferred tax asset and liability are as follows as of February 28, 2025 and February 29, 2024:

	As of
	February 28, 2025	February 29, 2024
Deferred tax assets:
Net operating loss carry-forward	$—	$29,725
Less: valuation allowance	—	(29,725)
Total	$—	$—

As of February 28, 2025 and February 29, 2024, the Group had net operating loss carry-forward of nil and $180,150 (HK$1,405,167), respectively, from 88M Global Limited, which was operating at losses prior to the year ended February 28, 2023. These losses can offset future taxable income and can be carried forward indefinitely. As of February 29, 2024, management considers evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. The Group believed that it was more likely than not that 88M Global Limited will be unable to fully utilize its deferred tax assets related to the net operating loss carry-forward in Hong Kong. As a result, the valuation allowance of $29,725 was recorded against the gross deferred tax asset balance as of February 29, 2024. No valuation allowance was provided as of February 28, 2025. For the year ended February 28, 2025, net operating loss carry-forward of $180,150 (HK$1,405,167) has been utilized to offset taxable income for the year with corresponding income tax benefit of $29,725 (HK$231,853) derived. For the year ended February 29, 2024, net operating loss carry-forward of $121,429 (HK$947,150) has been utilized to offset taxable income for the year with corresponding income tax benefit of $20,036 (HK$156,280) derived.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of February 28, 2025 and February 29, 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income taxes for the years ended February 28, 2025 and February 29, 2024. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from February 28, 2025.

10. COMMITMENTS AND CONTINGENCIES

Limitation and contingencies

From time to time, the Group may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on the Group’s business, financial condition, or operating results.

Other than those disclosed in Note 6, the Group had no other material commitments, contingent liabilities, or guarantees as of February 28, 2025 and February 29, 2024 and for the years ended February 28, 2025 and February 29, 2024, respectively.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11. RISKS AND UNCERTAINTIES

Credit risk

The Group’s assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances and accounts receivable.

The Group believes that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where the Group’s Hong Kong subsidiaries are located. The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at one bank for a maximum amount of US$102,564 (HK$800,000). Otherwise, these balances are not covered by insurance. The Group believes that no significant credit risk exists as these financial institutions have high credit quality and the Group has not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, the Group adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The Group performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Group has adopted the loss rate methodology to estimate historical losses on accounts receivable. The Group has adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the CECL. The Group seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the Directors. The Group believes that no significant credit risk exists as the risk is mitigated by the Group’s assessment of its customers’ creditworthiness, years of relationship and its ongoing monitoring of outstanding balances.

Interest rate risk

The Group is exposed to cash flow interest rate risk through changes in interest rates related mainly to the Company’s bank balances. The Group currently does not have any interest rate hedging policy in relation to cash flow interest rate risk and the risks due to changes in interest rates is not material. The directors monitor the Group’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise.

Foreign currency risk

The Group is not exposed to foreign currency risk.

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

Typically, the Group ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Market and geographic risk

The Group’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Group’s business, financial condition, and results of operations.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11. RISKS AND UNCERTAINTIES (cont.)

Concentrations of risk

For the years ended February 28, 2025 and February 29, 2024, all of the Group’s assets were located in Hong Kong and all of the Company’s revenue were derived from its subsidiaries located in Hong Kong. The Group has a concentration of its revenue and accounts receivable with specific customers.

The Group’s exposure to credit risk associated with its activities is measured on an individual counterparty basis, as well as by groups of counterparties that share similar attributes.

Details of the customers accounting for 10% or more of total revenue are as follows:

	For the years ended
	February 28, 2025		February 29, 2024
		%		%

Customer A	$381,115	20.9	$602,867	41.8
Customer B	308,846	17.0	239,316	16.6
Customer C	240,000	13.2	-	-
Customer D	200,000	11.0	-	-
Customer E	*	*	336,635	23.3
Customer F	-	-	256,410	17.8

	$1,129,961	62.1	$1,435,228	99.5

*	Less than 10% of total revenue

Details of the accounts receivable accounting for 10% or more of total accounts receivable are as follows:

	As of
	February 28, 2025		February 29, 2024
		%		%

Customer C	$240,000	88.7	$-	-
Customer G	-	-	1,026	100.0

	$240,000	88.7	$1,026	100.0

Details of the accounts payable accounting for 10% or more of total accounts payable are as follows:

	As of
	February 28, 2025		February 29, 2024
		%		%

Vendor A	$24,359	100.0	$24,359	100.0

	$24,359	100.0	$24,359	100.0

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12. STOCKHOLDERS’ EQUITY (DEFICIT)

Ordinary shares

The Company was incorporated as a British Virgin Islands business company with limited liability on February 26, 2025 under the laws of the British Virgin Islands. In connection with the incorporation, on the same date of its incorporation, the Company issued a total of 1 ordinary share with a par value of US$1.00 to its sole shareholder, Mr. Wing Sum, HO, at the consideration of US$1.00.

On April 17, 2025, the Company effectuated a share split of its each issued and unissued ordinary shares with a par value of US$1.00 at a ratio of 653,000 for one (the “1st Share Split”), so that the maximum number of authorized ordinary shares was increased from 100,000 shares with a par value of US$1.00 per share to 65,300,000,000 shares with a par value of US$1/653,000 per share, with 653,000 ordinary shares issued and outstanding issued to Mr. Wing Sum, HO post-1st Share Split.

Immediately after the 1st Share Split on April 17, 2025, the Company effectuated a change in the maximum number of authorized ordinary shares from 65,300,000,000 shares with a par value of US$1/653,000 per share to 7,000,000 ordinary shares with no par value and the redesignation and reclassification of the maximum number of authorized ordinary shares from 7,000,000 ordinary shares with no par value into (i) 5,000,000 class A ordinary shares with no par value (the “Class A Ordinary Shares”); and (ii) 2,000,000 class B ordinary shares with no par value (the “Class B Ordinary Shares”) (the “Share Restructuring”). As a result, 653,000 ordinary shares issued and outstanding were re-designated and reclassified as 653,000 Class B Ordinary Shares issued to Mr. Wing Sum, HO post-Share Restructuring. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one vote per Class A Ordinary Share, while holders of Class B Ordinary Shares will be entitled to twenty votes per Class B Ordinary Share.

On May 13, 2025, the Company effectuated a further share split of its each issued and unissued ordinary shares at a ratio of 19 for one (the “2nd Share Split”, together with 1st Share Split, the “Share Split”), so that the maximum number of authorized Class A Ordinary Shares was increased from 5,000,000 Class A Ordinary Shares to 95,000,000 Class A Ordinary Shares and the maximum number of authorized Class B Ordinary Shares was increased from 2,000,000 Class B Ordinary Shares to 38,000,000 Class B Ordinary Shares, with 12,407,000 Class B Ordinary Shares issued and outstanding issued to Mr. Wing Sum, HO post-2nd Share Split.

On July 16, 2025, Mr. Wing Sum, HO converted his 3,000,000 Class B Ordinary Shares into 3,000,000 Class A Ordinary Shares with nil consideration. On September 19, 2025, Mr. Wing Sum, HO further converted his 6,000,000 Class B Ordinary Shares into 6,000,000 Class A Ordinary Shares with nil consideration.

From a British Virgin Islands legal perspective, the Share Split and the Share Restructuring do not have any retroactive effect on the Company’s shares prior to the effective date. However, references to the Company’s Ordinary Shares in this prospectus are presented on a post-Share Split basis and a post-Share Restructuring basis, or as having been retroactively adjusted and restated to give effect to the Share Split and the Share Restructuring, as if the Share Split and the Share Restructuring had occurred by the relevant earlier date.

13. SUBSEQUENT EVENT

The Group evaluated all events and transactions that occurred after February 28, 2025 up through July 7, 2025, which is the date these consolidated financial statements were available to be issued. Other than the events disclosed below, there was no other subsequent event occurred that would require recognition or disclosure in the Group’s consolidated financial statements.

On March 25, 2025, HAMA SGD Pte. Ltd., a Singapore company, was incorporated in Singapore and one ordinary share of par value one Singapore dollar was allotted and issued to the Company.

On March 31, 2025, the Company declared an interim dividend of HK$0.2031 per share (equivalent to $0.026 per share) with respect to the 12,407,000 issued shares of the Company or HK$2,520,000 (equivalent to $323,077) to the shareholders of the Company. In April 2025, the Company paid dividend of HK$2,520,000 (equivalent to $323,077) to the shareholders of the Company.

On April 17, 2025, immediately after the Share Restructuring, the Company allotted 347,000 Class A Ordinary Shares in the aggregate to a group of investors at a consideration of US$1.00 per share.

On May 13, 2025, the Company effectuated a further share split of its each issued and unissued ordinary shares at a ratio of 19 for one (the “2nd Share Split”, together with 1st Share Split, the “Share Split”), so that the maximum number of authorized Class A Ordinary Shares was increased from 5,000,000 Class A Ordinary Shares to 95,000,000 Class A Ordinary Shares and the maximum number of authorized Class B Ordinary Shares was increased from 2,000,000 Class B Ordinary Shares to 38,000,000 Class B Ordinary Shares, with 6,593,000 Class A Ordinary Shares and 12,407,000 Class B Ordinary Shares issued and outstanding post-2nd Share Split.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in U.S. dollars, except for number of shares)

	As of
	August 31, 2025 (Unaudited)	February 28, 2025 (Audited)
ASSETS
Current assets
Cash and cash equivalents	$864,535	$1,249,125
Accounts receivable, net	25,212	270,571
Short-term investments	1,100,509	-
Rental deposits and prepayments	2,051	-
Total current assets	1,992,307	1,519,696

Non-current assets
Property and equipment, net	87,179	5,205
Operating lease right-of-use assets	10,410	15,856
Deferred offering costs	572,406	-
Long-term rental deposits	-	2,051
Total non-current assets	669,995	23,112
TOTAL ASSETS	$2,662,302	$1,542,808

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$24,359	$24,359
Accrued expenses and other payables	161,072	30,726
Contract liabilities	451,282	51,282
Tax payable	297,078	181,600
Amount due to a director	4,436	184,566
Operating lease liabilities – current	10,410	11,055
Total current liabilities	948,637	483,588

Non-current liabilities
Deferred tax liabilities	9,646	-
Operating lease liabilities – non-current	-	4,801
Total non-current liabilities	9,646	4,801
TOTAL LIABILITIES	$958,283	$488,389

Commitments and contingencies (Note 11)

Stockholders’ equity
Class A Ordinary Shares, no par value per share; 95,000,000 Class A Ordinary Shares authorized, 15,593,000 and 9,000,000 Class A Ordinary Shares issued and outstanding as of August 31, 2025 and February 28, 2025, respectively*	347,000	-
Class B Ordinary Shares, no par value per share; 38,000,000 Class B Ordinary Shares authorized, 3,407,000 and 3,407,000 Class B Ordinary Shares issued and outstanding as of August 31, 2025 and February 28, 2025, respectively*	1	1
Retained earnings	1,357,018	1,054,418
Total stockholders’ equity	1,704,019	1,054,419
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,662,302	$1,542,808

*	Retroactively restated for effect of reorganization and share split (Note 1)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)
(Amounts in U.S. dollars, except for number of shares)

	For the six months ended
	August 31, 2025 (Unaudited)	August 31, 2024 (Unaudited)
Revenue
One-stop corporate services	$182,742	$11,603
Business financial consulting services	1,018,598	183,794
Total revenue	1,201,340	195,397

Operating costs and expenses
Business service fees – direct cost	146,154	214,000
Legal and professional fees	140,452	372
Travel and entertainment expenses	2,909	14,819
Employee compensation and benefits expenses	133,117	74,269
Operating lease expenses	5,846	3,411
Other operating costs and expenses	22,264	4,437
Total operating costs and expenses	450,742	311,308

Income (loss) from operations	750,598	(115,911)

Other income (expense):
Interest income	445	59
Other income	4,963	1,381
Loss on disposal of property and equipment	(5,205)	(1,128)
Total other income, net	203	312

Income (loss) before income tax expense	750,801	(115,599)

Income tax expense	(125,124)	-

Net income (loss) and total comprehensive income (loss)	$625,677	$(115,599)

Basic and diluted earnings (loss) per ordinary share (in US$)*
Class A Ordinary Shares	$0.04	$(0.01)
Class B Ordinary Shares	$0.04	$(0.01)

Basic and diluted weighted average number of ordinary shares outstanding*
Class A Ordinary Shares	13,873,087	9,000,000
Class B Ordinary Shares	3,407,000	3,407,000

*	Retroactively restated for effect of reorganization and share split (Note 1)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF

CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY
(Amounts in U.S. dollars, except for number of shares)

	Class A Ordinary Share		Class B Ordinary Shares		Subscription	Accumulated	Total stockholders’
	No. of shares*	Amount	No. of shares*	Amount	receivables	deficit	deficit
Balance, March 1, 2024	9,000,000	$—	3,407,000	$1	$(1)	$(35,254)	$(35,254)

Net loss for the period	—	—	—	—	—	(115,599)	(115,599)
Balance, August 31, 2024 (Unaudited)	9,000,000	$—	3,407,000	$1	$(1)	$(150,853)	$(150,853)

	Class A Ordinary Shares		Class B Ordinary Shares		Retained	Total stockholders’
	No. of shares*	Amount	No. of shares*	Amount	earnings	equity
Balance, March 1, 2025	9,000,000	$—	3,407,000	$1	$1,054,418	$1,054,419

Net income for the period	—	—	—	—	625,677	625,677
Issuance of Class A Ordinary Shares	6,593,000	347,000	—	—	—	347,000
Dividend declared and paid	—	—	—	—	(323,077)	(323,077)
Balance, August 31, 2025 (Unaudited)	15,593,000	$347,000	3,407,000	$1	$1,357,018	$1,704,019

*	Retroactively restated for effect of reorganization and share split (Note 1)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in U.S. dollars, except for number of shares)

	For the six months ended
	August 31, 2025 (Unaudited)	August 31, 2024 (Unaudited)
Cash flows from operating activities
Net income (loss)	$625,677	$(115,599)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation on property and equipment	15,385	1,115
Operating lease expenses	5,846	3,411
Loss on disposal of property and equipment	5,205	1,128
Realized and unrealized gains from investments in equity securities	(4,950)	-
Deferred tax expense	9,646	-
Change in operating assets and liabilities:
Rental deposits and prepayments	-	66,821
Accounts receivable, net	245,359	(1,859)
Accrued expenses and other payables	(22,859)	(10,597)
Contract liabilities	400,000	-
Operating lease liabilities	(5,846)	(3,411)
Tax payable	115,478	-
Net cash provided by (used in) operating activities	1,388,941	(58,991)

Cash flows from investing activities
Purchase of property and equipment	(102,564)	(7,436)
Purchase of short-term investments	(1,448,797)	-
Proceeds from disposals of short-term investments	353,238	-
Net cash used in investing activities	(1,198,123)	(7,436)

Cash flows from financing activities
Proceeds from Class A Ordinary Shares issuance	347,000	-
Payments of deferred offering costs	(419,201)	-
Dividend paid	(323,077)	-
Advance from a director	553,204	201,861
Repayment to a director	(733,334)	(182,023)
Net cash (used in) provided by financing activities	(575,408)	19,838

Net change in cash and cash equivalents	(384,590)	(46,589)

Cash and cash equivalents at the beginning of the period	1,249,125	66,723
Cash and cash equivalents at the end of the period	$864,535	$20,134

Supplemental cash flow information:
Cash received for interest income	$445	$59
Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

Supplemental schedule of non-cash investing and financing activities:
Operating lease right-of-use assets, obtained in exchange for operating lease obligations	$-	$11,006
Re-measurement of operating lease right-of-use assets and operating lease liabilities due to lease modification	$-	$11,006
Certain deferred offering costs were offset against change in accrued deferred offering costs	$153,205	$-

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Organization

HAMA Intelligence Limited (formerly known as “HAMA International Limited”) (the “Company”) is a limited liability company established under the laws of the British Virgin Islands on February 26, 2025. The registered office of the Company is located at Corporate Registrations Limited of Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands. The principal office is located at 380 Jalan Besar, #07-10 ARC 380, Singapore 209000. It is a holding company with no business operation of its own.

The Company owns 100% equity interest of (i) 88M Global Limited, a limited liability company established in Hong Kong on July 16, 2020; (ii) Nardo Capital (Hong Kong) Limited, a limited liability company established in Hong Kong on May 26, 2021; and (iii) HAMA SGD Pte. Ltd., a limited liability company established in Singapore on March 25, 2025.

The Company and its subsidiaries (collectively, the “Group”) are a professional corporate solution service provider specializing in the provision of two main streams of services, namely (i) one-stop corporate services; and (ii) business financial consulting services. The Group principally focuses on offering corporate services including accounting, internal control, tax and compliance advisory to clients ranging from small and medium-sized enterprises to listed companies. The Group is also dedicated to offering business financial consulting services which include strategic business advisory as well as investor relationship management to business owners and financial intermediaries.

Reorganization

A reorganization of the legal structure of the Company (the “Reorganization”) was completed on May 13, 2025. Prior to the Reorganization, 88M Global Limited and Nardo Capital (Hong Kong) Limited, the operating subsidiaries of the Company, were wholly owned and controlled by Mr. Wing Sum, HO.

Pursuant to the Reorganization to rationalize the structure of the Company and its subsidiaries in preparation for the listing of the shares, the Company becomes the holding company of 88M Global Limited and Nardo Capital (Hong Kong) Limited. To prepare for this offering, the Company underwent the reorganization with the following steps:

Step 1 Incorporation of HAMA International Limited

HAMA International Limited was incorporated under the laws of the British Virgin Islands on February 26, 2025 as a limited liability company with the intention to become the issuer of this offering. The authorized share capital of HAMA International Limited was US$100,000 divided into 100,000 shares each with a par value of US$1.00. Upon incorporation, HAMA International Limited has one share in issue and held by Mr. Wing Sum, HO.

Pursuant to a written resolution passed on May 2, 2025, the name of HAMA International Limited was changed to HAMA Intelligence Limited.

Step 2 Incorporation of HAMA SGD Pte. Ltd.

On March 25, 2025, HAMA SGD Pte. Ltd. was incorporated in Singapore as a wholly owned subsidiary of the Company.

Step 3 Share split and share restructuring

On April 17, 2025, the Company effectuated a share split of its each issued and unissued ordinary shares with a par value of US$1.00 at a ratio of 653,000 for one (the “1st Share Split”), so that the maximum number of authorized ordinary shares was increased from 100,000 shares with a par value of US$1.00 per share to 65,300,000,000 shares with a par value of US$1/653,000 per share, with 653,000 ordinary shares issued and outstanding issued to Mr. Wing Sum, HO post-1st Share Split.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Reorganization (cont.)

Immediately after the 1st Share Split on April 17, 2025, the Company effectuated a change in the maximum number of authorized ordinary shares from 65,300,000,000 shares with a par value of US$1/653,000 per share to 7,000,000 ordinary shares with no par value and the redesignation and reclassification of the maximum number of authorized ordinary shares from 7,000,000 ordinary shares with no par value into (i) 5,000,000 class A ordinary shares with no par value (the “Class A Ordinary Shares”); and (ii) 2,000,000 class B ordinary shares with no par value (the “Class B Ordinary Shares”) (the “Share Restructuring”). As a result, 653,000 ordinary shares issued and outstanding were re-designated and reclassified as 653,000 Class B Ordinary Shares issued to Mr. Wing Sum, HO post-Share Restructuring. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one vote per Class A Ordinary Share, while holders of Class B Ordinary Shares will be entitled to twenty votes per Class B Ordinary Share.

Step 4 Transfer of Shares by Mr. Wing Sum, HO

On April 22, 2025, Mr. Wing Sum, HO transferred all of its ordinary shares in 88M Global Limited and Nardo Capital (Hong Kong) Limited to the Company. Consequently, the Company became the holding company of 88M Global Limited and Nardo Capital (Hong Kong) Limited on the same date.

Following the Reorganization, the Company owned 100% of 88M Global Limited and Nardo Capital (Hong Kong) Limited and the Company was owned 100% by Mr. Wing Sum, HO, which was the same controlling shareholder of 88M Global Limited and Nardo Capital (Hong Kong) Limited prior to the Reorganization.

The Company and its subsidiaries resulting from Reorganization have always been under the common control of the same controlling shareholder before and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying unaudited interim condensed consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

On May 13, 2025, the Company effectuated a further share split of its each issued and unissued ordinary shares at a ratio of 19 for one (the “2nd Share Split”, together with 1st Share Split, the “Share Split”), so that the maximum number of authorized Class A Ordinary Shares was increased from 5,000,000 Class A Ordinary Shares to 95,000,000 Class A Ordinary Shares and the maximum number of authorized Class B Ordinary Shares was increased from 2,000,000 Class B Ordinary Shares to 38,000,000 Class B Ordinary Shares, with 12,407,000 Class B Ordinary Shares issued and outstanding issued to Mr. Wing Sum, HO post-2nd Share Split.

On July 16, 2025, Mr. Wing Sum, HO converted his 3,000,000 Class B Ordinary Shares into 3,000,000 Class A Ordinary Shares with nil consideration. On September 19, 2025, Mr. Wing Sum, HO further converted his 6,000,000 Class B Ordinary Shares into 6,000,000 Class A Ordinary Shares with nil consideration.

From a British Virgin Islands legal perspective, the Share Split and the Share Restructuring do not have any retroactive effect on our shares prior to the effective date. However, references to our Ordinary Shares in this prospectus are presented on a post-Share Split basis and a post-Share Restructuring basis, or as having been retroactively adjusted and restated to give effect to the Share Split and the Share Restructuring, as if the Share Split and the Share Restructuring had occurred by the relevant earlier date.

The accompanying unaudited interim condensed consolidated financial statements reflect the activities of HAMA Intelligence Limited and the following subsidiaries after reorganization as of August 31, 2025 and February 28, 2025:

Subsidiaries	Date of incorporation	Jurisdiction of formation	Percentage of direct/indirect economic ownership	Principal activities
88M Global Limited	July 16, 2020	Hong Kong	100%	Provision of professional corporate solution service
Nardo Capital (Hong Kong) Limited	May 26, 2021	Hong Kong	100%	Provision of professional corporate solution service
HAMA SGD Pte. Ltd.	March 25, 2025	Singapore	100%	Inactive

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The unaudited interim condensed consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of unaudited interim condensed consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the incremental borrowing rates used in calculation of the operating lease right-of-use assets and operating lease liabilities, allowance for current expected credit loss and uncertain tax position. Actual results could differ from those estimates, and as such, differences could be material to the unaudited interim condensed consolidated financial statements.

Functional Currency and Foreign Currency Translation and transaction

The functional currency of the Company is United States Dollars (“US$” or “$”) and the functional currencies of its subsidiaries in Hong Kong and Singapore are Hong Kong Dollars (“HK$”) and Singapore Dollars (“S$”), respectively. The Group’s unaudited interim condensed consolidated financial statements are reported using the US$. Foreign currency transaction gains and losses are recognized upon settlement of foreign currency transactions. In addition, for unsettled foreign currency transactions, foreign currency transaction gains and losses are recognized for changes between the transaction exchange rates and month-end exchange rates. Foreign currency transaction gains and losses are included in other income, net, in the accompanying unaudited interim condensed consolidated statements of operations and comprehensive income (loss) in the period incurred.

The exchanges rates used for translation from Hong Kong dollars to US$ was 7.80, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate the Group’s balance sheets, income statement items and cash flow items as of August 31, 2025 and February 28, 2025 and for the six months ended August 31, 2025 and 2024.

As of
	August 31, 2025		February 28, 2025
Balance sheet items, except for equity accounts	US$	1 = HK$7.80	US$	1 = HK$7.80

For the six months ended
	August 31, 2025		August 31, 2024
Balance sheet items, except for equity accounts	US$	1 = HK$7.80	US$	1 = HK$7.80
Items in statements of operations and cash flows	US$	1 = HK$7.80	US$	1 = HK$7.80

The Group’s exposure to the Singapore dollars during the current period arose solely from equity transactions of an inactive subsidiary and did not have a material effect on the unaudited interim condensed consolidated financial statements.

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.

Level 2 —	Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments (cont.)

Unless otherwise disclosed, the Group considers the carrying amount of its financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, net, rental deposits, accounts payable, other payables and amount due to a director approximate the fair value of the respective assets and liabilities as of August 31, 2025 and February 28, 2025 due to their short-term nature. The carrying amounts of operating lease liabilities approximate their fair values since they bear an interest rate which approximates market interest rates.

The Group’s short-term investments are measured at fair value on a recurring basis. Short-term investments are publicly traded money market funds. The valuation for the Level 1 position is based on quoted prices in active markets. The following table presents information about the Group’s short-term investments that are measured at fair value on a recurring basis as of August 31, 2025 and indicates the fair value hierarchy of the valuation techniques the Group utilized to determine such fair value. The valuation techniques are based on the fair value measurement on a recurring basis of the short-term investments.

		Quoted prices in active markets	Significant other observable inputs	Significant other unobservable inputs
As of August 31, 2025 (Unaudited)	Total	(Level 1)	(Level 2)	(Level 3)
Publicly traded money market funds	$1,100,509	$1,100,509	$—	$—

The Group had no transfers between levels during any of the periods presented. The Group did not have any instruments that were measured at fair value on a recurring basis as of February 28, 2025 and the Group did not have any instruments that were measured at fair value on a non-recurring basis as of August 31, 2025 and February 28, 2025.

Property and equipment, net

Property and equipment are stated at cost net of accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service and after the reduction for the estimated residual values of property and equipment. Estimated useful lives are as follows:

Classification	Estimated useful life	Estimated residual value
Motor vehicle	3 years	10%

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the unaudited interim condensed consolidated statements of operations and comprehensive income (loss). Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Cash and cash equivalents

Cash and cash equivalents includes cash at bank accounts maintained with commercial banks that can be added or withdrawn without limitation. The Group maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of approximately $102,564 (HK$800,000). Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

Accounts receivable, net

Accounts receivable, net are recognized and carried at original invoiced amount less an allowance for current expected credit loss (“CECL”). The Group evaluates its accounts receivable for CECL on a regular basis. The Group adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. This standard replaces the “incurred loss methodology” credit impairment model with a new forward-looking methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. In applying this standard, the Group has adopted the loss rate methodology to estimate historical losses on accounts receivable. The Group has adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the CECL.

For the six months ended August 31, 2025 and 2024, the Group has not recorded any provision for credit loss for accounts receivable.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Allowance for CECL

Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit losses methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures.

Related parties

The Group adopted ASC Topic 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Impairment of long-lived assets

Long-lived assets, representing property and equipment with finite lives and operating lease right-of-use assets, are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Group assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognizes an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Group will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. During the six months ended August 31, 2025 and 2024, no impairment of long-lived assets was recognized.

Rental deposits and prepayments

Rental deposits and prepayments primarily include rental deposits and prepayment for business service fee.

Long-term rental deposits

Long-term rental deposits represent security payments made to lessors for the Group’s lease agreements entered. The Group made such security payments upon the commencement of the original lease agreements. The security deposits will be refunded to the Group upon the termination or expiration of the lease agreements as well as the delivery of the vacant leased properties to the lessors by the Group.

Short-term investments

Short-term investments are mainly comprised of equity investments in publicly traded money market funds in Hong Kong.

Equity investments in publicly traded money market funds are reported at fair value as equity investment with readily determinable fair value. Realized and unrealized gains and losses from fair value changes for the six months ended August 31, 2025 and 2024 are recognized in other income (expense) in the unaudited interim condensed consolidated statements of operations and comprehensive income (loss).

Lease

The Group assesses whether a contract qualifies as a lease at inception. The Group only held operating leases during the six months ended August 31, 2025 and 2024. The Group’s material long-term operating lease agreements are for the office premises. The lease term begins on the date that the Group takes possession under the lease.

Operating lease right-of-use assets and operating lease liabilities are recognized at the lease commencement date for material leases with a term of greater than 12 months. Operating lease liabilities represent the present value of future minimum lease payments. Since the Group’s leases do not provide an implicit rate, operating lease liabilities are calculated using estimated incremental borrowing rate based on a collateralized borrowing over the term of each individual lease. Minimum lease payments include only fixed lease components of the agreement, as well as variable rate payments that depend on an index, initially measured using the index at the lease commencement date.

Operating lease right-of-use assets represent the Group’s right to use an underlying asset and are based upon the operating lease liabilities adjusted for prepaid or accrued lease payments, initial direct costs and lease incentives. Lease incentives are recognized when earned and reduce the Group’s operating lease asset related to the lease. They are amortized through the operating lease assets as reductions of rent expense over the lease term.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounts payable

Accounts payable primarily represent the service fee payables to vendors for performing business service for the Group.

Accrued expenses and other payables

Accrued expenses and other payables primarily include accrued payroll and employee benefits expenses and accrued expenses for the operation in the ordinary course of business.

Contract liabilities

Contract liabilities primarily include advance received from customers related to unsatisfied performance obligations, which will be recognized as revenues upon the satisfaction of performance obligations through transfer of related promised services to customers. The Group’s contract liabilities outstanding as of March 1, 2025 and 2024 amounting to $51,282 and $51,282 have been recognized as revenue during the six months ended August 31, 2025 and 2024, respectively.

Revenue recognition

The Group applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

The five-step model defined by ASC 606 requires the Group to (1) identify its contracts with customers, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts, and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.

The Group has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

The Group is a professional corporate solution service provider specializing in the provision of two main streams of services, namely (i) one-stop corporate services; and (ii) business financial consulting services. The service offerings mainly comprise the following:

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group’s principal revenue stream includes:

A.	One-stop corporate services

The Group provides one-stop corporate services mainly including accounting, internal control, tax and accounting and compliance advisory to customers.

The Group enters a distinct contract with its clients for the provision of one-stop corporate services. The scope of work under one-stop corporate services is distinct and is identified as a single performance obligation. Revenue from the provision of one-stop corporate services to clients is recognized at a point in time when the service/goods is completed or delivered (i.e. the delivery and the acceptance of the performed work by the client).

B.	Business financial consulting services

The Group provides business financial consulting services mainly including strategic business advisory, investor relationship management, public relation services, compliance advisory and training services, business due diligence and marketing research advisory services.

Generally, other than marketing research advisory services and compliance advisory and training services, the Group enters a distinct contract with its client for the provision of business financial consulting services. The scope of work under business financial consulting services is distinct and is identified as a single performance obligation. Revenue from the provision of business financial consulting services to clients is recognized at a point in time when the service/goods is completed or delivered (i.e. the delivery and the acceptance of the performed work by the client).

For the marketing research advisory services, the Group generally provides advice to its clients on business marketing strategies and on-going assistance in developing a marketing program for the clients over a pre-determined period of time in return for the advisory service fee. The Group enters a distinct contract with its clients for the provision of marketing research advisory services. The Group concludes that each quarterly advisory service fee is distinct and meets the criteria for recognizing revenue over time. In addition, the Group concludes that the services provided each quarter are substantially similar and result in the transfer of substantially similar services to the clients each quarter. That is, the benefit consumed by the clients is substantially similar for each quarter, even though the exact volume of services may vary. Therefore, the Group concludes that the quarterly marketing research advisory services satisfies the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. There is no variable consideration, significant financing components or noncash consideration in the contracts. Accordingly, based on the output methods, the Group recognizes revenue from marketing research advisory services on a quarterly basis when it satisfies its performance obligations throughout the contract terms. There is no contract asset that the Group has right to consideration in exchange for its marketing research advisory service that the Group has transferred to its clients. Such right is not conditional on something other than the passage of time.

For the compliance advisory and training services, the Group generally provides advice and training service to its clients on financial reporting, compliance, governance matters and sales and presentation skills over a pre-determined period of time in return for the compliance advisory and training service fee. The Group enters a distinct contract with its clients for the provision of compliance advisory and training services. The transaction price is typically fixed, distinctive and not contingent upon the occurrence or non-occurrence of any other event for individual tasks. The Group recognized the compliance advisory and training service income upon the delivery of compliance advisory and training services. Therefore, the Group concludes that only one performance obligation is identified for the compliance advisory and training services. Compliance advisory and training services are performed for the sole benefit of the customers and the services the Group performs does not have alternative benefits for the Group. Compliance advisory and training service income is recognized as the Group’s obligations are satisfied over time consistent with the services are performed and customers simultaneously receive and consume the benefits the Group provides.

For some one-stop corporate services and business financial consulting services, the Group is entitled to receive upfront payment upon signing the contract and such upfront payment is non-refundable. As there is one single performance obligation and the entire transaction prices of such one-stop corporate services and business financial consulting services are allocated to a single performance obligation, the fees received upon signing the contract and upon completion of service are recognized at a point in time when the service/goods is completed or delivered. For projects which are terminated or lapsed at expiry of contracts, the revenue from the upfront fee is recognized at the time of termination or lapse of contracts.

Operating costs and expenses

Operating costs and expenses include business service fees, legal and professional fees, travel and entertainment expenses, employee compensation and benefits expenses, operating lease expenses, marketing and promotional expenses and other office expenses.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Employee benefit plan

Payments to the Mandatory Provident Fund Scheme (“MPF scheme”) under the Hong Kong Mandatory Provident Fund Schemes Ordinance are recognized as an expense when employees have rendered service entitling them to the contributions. An employer is required to make regular mandatory contributions of at least 5% of the employee’s monthly income and $192 (HK$1,500) of the employee’s monthly income over $3,846 (HK$30,000).

In June 2022, the Hong Kong Government gazetted the Mandatory Provident Fund Schemes (Amendment) Ordinance 2021 (the “Amendment Ordinance”), which will eventually abolish the statutory right of an employer to reduce its long service payment payable to a Hong Kong employee by drawing on its mandatory contributions to the MPF scheme. The Hong Kong Government has subsequently announced that the Amendment Ordinance will come into effect from May 1, 2025 (the “Transition Date”). Separately, the Government is also expected to introduce a subsidy scheme to assist employers after the abolition.

Among other things, once the abolition of the offsetting mechanism takes effect, an employer can no longer use any of the accrued benefits derived from its mandatory MPF contributions (irrespective of the contributions made before, on or after the Transition Date) to reduce the long service payment in respect of an employee’s service from the Transition Date. However, where an employee’s employment commenced before the Transition Date, the employer can continue to use the above accrued benefits to reduce the long service payment in respect of the employee’s service up to that date; in addition, the long service payment in respect of the service before the Transition Date will be calculated based on the employee’s monthly salary immediately before the Transition Date and the years of service up to that date. During the six months ended August 31, 2025, all employees are Hong Kong employees and the present value of unfunded obligations was insignificant and no long service payment expenses was recorded.

Other income, net

Other income, net includes bank interest income mainly generated from savings and received from banks on a monthly basis, realized and unrealized gains from short-term investments, sundry income and loss on disposal of property and equipment.

Deferred offering costs

The Group capitalizes certain legal and other third-party fees that are directly associated with in-process equity financing as deferred offering costs until such financings are consummated. After consummation of the equity financing, these costs are recorded in shareholders’ equity as a reduction of share capital generated as a result of the offering. Should the in-process equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the statements of operations. Offering costs, including legal, accounting, and filing fees related to the initial public offering (“IPO”), were deferred and were offset against the offering proceeds upon the completion of the IPO. Upon completion of the IPO, the deferred offering costs were reclassified to share capital. As of August 31, 2025 and February 28, 2025, deferred offering costs of $572,406 and nil were capitalized, respectively.

Income taxes

The Group accounts for income taxes pursuant to ASC Topic 740, Income Taxes (“ASC 740”). Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and the expected future tax benefit to be derived from tax losses and tax benefit carry-forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, is dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, and prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

The Group’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income taxes.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Dividends

Dividends are recorded in the period in which they are declared by the board of directors. Declared dividends are recognized as a reduction of retained earnings and settled in cash.

Earnings (loss) per share

The Group computes earnings per share (“EPS”) in accordance with ASC Topic 260, Earnings per Share (“ASC 260”). ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period using the two-class method. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended August 31, 2025 and 2024, there were no dilutive shares and hence no dilutive EPS.

The following table sets forth the computation of basis and diluted net earnings (loss) per share for the six months ended August 31, 2025 and 2024, which includes both Class A Ordinary Shares and Class B Ordinary Shares:

	For the six months ended August 31,
	2025		2024
	Class A Ordinary Shares	Class B Ordinary Shares	Class A Ordinary Shares	Class B Ordinary Shares
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net earnings (loss) per share, basic and diluted
Numerator:
Allocation of undistributed net earnings (loss)	$502,316	$123,361	$(83,855)	$(31,744)
Denominator:
Weighted average number of ordinary shares	13,873,087	3,407,000	9,000,000	3,407,000

Net earnings (loss) per share, basic and diluted	$0.04	$0.04	$(0.01)	$(0.01)

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. The Group adopted this ASU from March 1, 2024, which did not have a material impact on the Group’s unaudited interim condensed consolidated financial statements.

Recent accounting pronouncements not yet adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Group’s management does not believe the adoption of ASU 2023-09 will have a material impact on its unaudited interim condensed consolidated financial statements and disclosures.

In November 2024, the FASB issued ASU no. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosure (Subtopic 220-40). The amendments in this update enhance disclosures about a public business entity’s expense and provide more detailed information about the types of expenses included in certain notes in the unaudited interim condensed consolidated financial statements. ASU no. 2024-03 is effective for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption permitted. The amendments may be applied prospectively to reporting periods after the effective date or retrospectively to all periods presented in the unaudited interim condensed consolidated financial statements. The Group’s management is currently evaluating any new disclosures that may be required upon adoption of ASU 2024-03.

Except as mentioned above, the Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the unaudited interim condensed consolidated balance sheets, statements of operations and comprehensive income (loss) and statements of cash flows.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3. SEGMENT INFORMATION AND REVENUE

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Group’s internal organizational structure as well as information about geographical areas, business segments and major customers in the unaudited interim condensed consolidated financial statements for details on the Group’s business segments. The Group uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s CODM for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. The Group’s CODM are the Executive Directors, who review the operation results by the revenue of different products or services when making decisions about allocating resources and assessing the performance of the segment. Based on the management’s assessment, the Group has determined that it has only one operating segment, because the Group has only one team to provide services to customers. Hence, the Group’s CODM assess the Group’s performance and results of operations on a consolidated basis. All assets of the Group are located in Hong Kong and all revenue is generated in Hong Kong.

The following table disaggregates the revenue for the six months ended August 31, 2025 and 2024 are as follows:

	For the six months ended
	August 31, 2025 (Unaudited)	August 31, 2024 (Unaudited)
Revenue by service line
One-stop corporate services	$182,742	$11,603
Business financial consulting services	1,018,598	183,794
	1,201,340	195,397

	For the six months ended
	August 31, 2025 (Unaudited)	August 31, 2024 (Unaudited)
Revenue by recognition method
Revenue recognized at a point in time	$447,495	$41,552
Revenue recognized over time	753,845	153,845
	1,201,340	195,397

All revenue were recognized in Hong Kong for the six months ended August 31, 2025 and 2024.

4. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of
	August 31, 2025 (Unaudited)	February 28, 2025 (Audited)
Accounts receivable	$25,212	$270,571
Less: Allowance for credit loss	-	-
Accounts receivable, net	$25,212	$270,571

For the six months ended August 31, 2025 and 2024, the Company has not recorded any allowance for credit loss for accounts receivable as all accounts receivable are not yet past due. The Group has not experienced any significant bad debt or write-offs of accounts receivable in the past.

The Group generally conducts its business with creditworthy third parties. The Group determines, on a continuing basis, the probable losses and an allowance for credit loss, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

The credit terms to clients are generally within 120 days. The ageing analysis of accounts receivable, net of allowance for doubtful accounts, based on the invoice date is as follows:

	As of
	August 31, 2025 (Unaudited)	February 28, 2025 (Audited)
Within 30 days	$25,212	$268,776
31-90 days	-	1,795
Balance at end of the period/year	$25,212	$270,571

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of
	August 31, 2025 (Unaudited)	February 28, 2025 (Audited)
At cost:
Motor vehicle	$102,564	$7,436

Less: accumulated depreciation	(15,385)	(2,231)
Net book value	87,179	5,205

Depreciation expenses recognized for the six months ended August 31, 2025 and 2024 were $15,385 and $1,115, respectively and included in “Other operating costs and expenses” and loss on disposal of property and equipment for the six months ended August 31, 2025 and 2024 were $5,205 and $1,128, respectively and included in “Other income, net” on the unaudited interim condensed consolidated statements of operations and comprehensive income (loss). No impairment losses were recognized for the six months ended August 31, 2025 and 2024. Addition to property and equipment was $102,564 and $7,436 for the six months ended August 31, 2025 and 2024, respectively.

6. OPERATING LEASES

The Group leases two offices for operation in Hong Kong in August 2024 with a lease term of 2 years. During the six months ended August 31, 2025 and 2024, operating lease expense amounted to $5,846 and $3,411, respectively, and the cash outflows for operating lease liabilities was amounted to $5,846 and $3,411, respectively.

The Group’s operating lease right-of-use assets and operating lease liabilities recognized in the unaudited interim condensed consolidated balance sheets consisted of the following:

	As of
	August 31, 2025 (Unaudited)	February 28, 2025 (Audited)
Operating lease right-of-use assets	$10,410	$15,856

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6. OPERATING LEASES (cont.)

	As of
	August 31, 2025 (Unaudited)	February 28, 2025 (Audited)
Operating lease liabilities:
Current operating lease obligation	$10,410	$11,055
Non-current operating lease obligation	-	4,801
Total	$10,410	$15,856

	As of
	August 31, 2025 (Unaudited)	February 28, 2025 (Audited)
Operating leases:
Weighted average remaining lease term (years)	0.92	1.42
Weighted average discount rate	5.875%	5.875%

The maturity analysis of the Group’s operating lease obligations as of August 31, 2025 was as follows:

Operating leases
Six months period ending February 28, 2026	$5,846
Year ending February 28, 2027	4,872
Future minimum operating lease payment	10,718
Less: imputed interest	(308)
Operating lease liabilities recognized in the unaudited interim condensed consolidated balance sheet	$10,410

The maturity analysis of the Group’s operating lease obligations as of February 28, 2025 was as follows:

Operating leases
Year ending February 28, 2026	$11,692
Year ending February 28, 2027	4,872
Future minimum operating lease payment	16,564
Less: imputed interest	(708)
Operating lease liabilities recognized in the unaudited interim condensed consolidated balance sheet	$15,856

7. SHORT-TERM INVESTMENTS

The Group’s short-term investments consist of investments as follows:

	As of
	August 31, 2025 (Unaudited)	February 28, 2025 (Audited)
Publicly traded money market funds in Hong Kong, at fair value	$1,100,509	$-

Total	$1,100,509	$-

During the six months ended August 31, 2025, the Group recorded realized fair value gain and unrealized fair value gain on publicly traded money market funds in Hong Kong of $981 and $3,969, respectively, which was included in the “Other income, net” on the unaudited interim condensed consolidated financial statements. During the six months ended August 31, 2024, the Group did not record any realized fair value gain and unrealized fair value gain on publicly traded money market funds in Hong Kong since the Group did not have short-term investments for the six months ended August 31, 2024.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following:

	As of
	August 31, 2025 (Unaudited)	February 28, 2025 (Audited)
Accrued payroll and employee benefits expenses	$7,867	$18,622
Accrued audit fees, accounting fees and professional fees	153,205	11,078
Sub-total	161,072	29,700

Other payables	-	1,026

Total	$161,072	$30,726

9. RELATED PARTY TRANSACTIONS AND BALANCES

Nature of relationships with related party

Name and relationship with the Group

Mr. Wing Sum, HO, the Controlling Shareholder, director and Chief Financial Officer of the Company

Related party balances

	As of
	August 31, 2025 (Unaudited)	February 28, 2025 (Audited)
Amount due to a director	$4,436	$184,566

The amount due to a director was unsecured, non-interest bearing and repayable on demand.

Related party transactions

Remuneration to directors for the six months ended August 31, 2025 and 2024 were:

	For the six months ended
	August 31, 2025 (Unaudited)	August 31, 2024 (Unaudited)
Directors’ fee	$53,846	$-

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10. INCOME TAXES

British Virgin Islands

Under the current laws of the British Virgin Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to approximately $256,410 (HK$2,000,000), and 16.5% on any part of assessable profits approximately $256,410 (HK$2,000,000).

Singapore

A company incorporated in Singapore is subject to Singapore Corporate Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first $7,463 (S$10,000) taxable income and 50% of the next $141,791 (S$190,000) taxable income exempted from income tax.

Income tax expense consisted of the following components:

	For the six months ended
	August 31, 2025 (Unaudited)	August 31, 2024 (Unaudited)
Hong Kong:
Current tax	$115,478	$-
Deferred tax	9,646	-
Total	$125,124	$-

The following tables provide the reconciliation of the differences between the statutory and effective tax rates following for the six months ended August 31, 2025 and 2024:

	For the six months ended
	August 31, 2025 (Unaudited)	August 31, 2024 (Unaudited)
Income (loss) before income taxes	$750,801	$(115,599)

Tax at Hong Kong statutory tax rate of 16.5%	123,882	(19,074)
Tax effect on non-assessable income	(890)	(10)
Tax effect on non-deductible expenses	23,334	-
Temporary difference previously not recognized	337	(590)
Tax reduction allowed by Hong Kong government	(385)	-
Change in valuation allowance	-	19,674
Effect of two-tier tax rate	(21,154)	-
Income tax expense	$125,124	$-

The Group’s effective tax rate was 16.7% and nil for the six months ended August 31, 2025 and 2024.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10. INCOME TAXES (cont.)

The Group measures deferred tax assets and liabilities based on the difference between the unaudited interim condensed consolidated financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Group’s deferred tax liabilities is as follows as of August 31, 2025 and February 28, 2025:

	As of
	August 31, 2025 (Unaudited)	February 28, 2025 (Audited)
Deferred tax liabilities:
Property and equipment	$(9,646)	$—
Total deferred tax liabilities	$(9,646)	$—

As of August 31, 2025 and February 28, 2025, the Group had no net operating loss carry-forward, no deferred tax assets and valuation allowance was recognized.

As of August 31, 2024 and February 29, 2024, the Group had net operating loss carry-forward of $299,385 and $180,150, respectively.  These losses can offset future taxable income and can be carried forward indefinitely. As of August 31, 2024 and February 29, 2024, management considers evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. The Group believed that it was more likely than not that the subsidiaries will be unable to fully utilize its deferred tax assets related to the net operating loss carry-forward in Hong Kong. As a result, the valuation allowance of $49,399 and $29,725 was recorded against the gross deferred tax asset balance.

For the six months ended August 31, 2024, net operating loss carryforwards of $15,412 were utilized to offset taxable income of a profitable subsidiary, resulting in a reduction of deferred tax assets of $2,543. During the same period, additional net operating losses of $134,648 were generated by a loss-making subsidiary, giving rise to deferred tax assets of $22,217. As a result of these movements, a change in valuation allowance of $19,674 was recognized during the six months ended August 31, 2024.

Uncertain tax positions

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of August 31, 2025 and February 28, 2025, the Group did not have any significant unrecognized uncertain tax positions. The Group did not incur any interest and penalties related to potential underpaid income taxes for the six months ended August 31, 2025 and 2024. The Group also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from August 31, 2025.

11. COMMITMENTS AND CONTINGENCIES

Limitation and contingencies

From time to time, the Group may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on the Group’s business, financial condition, or operating results.

Other than those disclosed in Note 6, the Group had no other material commitments, contingent liabilities, or guarantees as of August 31, 2025 and February 28, 2025 and for the six months ended August 31, 2025 and 2024, respectively.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12. RISKS AND UNCERTAINTIES

Credit risk

The Group’s assets that are potentially subject to a significant concentration of credit risk primarily consist of bank balances and accounts receivable.

The Group believes that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where the Group’s Hong Kong subsidiaries are located. The Deposit Protection Scheme introduced by the Hong Kong Government insured each depositor at one bank for a maximum amount of US$102,564 (HK$800,000). Otherwise, these balances are not covered by insurance. The Group believes that no significant credit risk exists as these financial institutions have high credit quality and the Group has not incurred any losses related to such deposits.

For the credit risk related to accounts receivable, the Group adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The Group performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Group has adopted the loss rate methodology to estimate historical losses on accounts receivable. The Group has adopted the aging methodology to estimate the credit losses on accounts receivable. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the CECL. The Group seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by the Directors. The Group believes that no significant credit risk exists as the risk is mitigated by the Group’s assessment of its customers’ creditworthiness, years of relationship and its ongoing monitoring of outstanding balances.

Interest rate risk

The Group is exposed to cash flow interest rate risk through the changes in interest rates related mainly to the Group’s bank balances and fair value interest rate risk through the changes in interest rates related mainly to the Group’s short-term investments. The Group currently does not have any interest rate hedging policy in relation to cash flow interest rate risk and fair value interest rate risk and the risks due to changes in interest rates is not material. The directors monitor the Group’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise.

Foreign currency risk

The Group is not exposed to foreign currency risk.

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

Typically, the Group ensures that it has sufficient cash on demand to meet expected operational expenses for a period of twelve months, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Market and geographic risk

The Group’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Group’s business, financial condition, and results of operations.

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12. RISKS AND UNCERTAINTIES (cont.)

Concentrations of risk

For the six months ended August 31, 2025 and 2024, all of the Group’s assets were located in Hong Kong and all of the Company’s revenue were derived from its subsidiaries located in Hong Kong. The Group has a concentration of its revenue and accounts receivable with specific customers.

The Group’s exposure to credit risk associated with its activities is measured on an individual counterparty basis, as well as by groups of counterparties that share similar attributes.

Details of the customers accounting for 10% or more of total revenue are as follows:

	For the six months ended
	August 31, 2025		August 31, 2024
	(Unaudited)%		(Unaudited)%

Customer D	$300,000	25.0	$-	-
Customer H	200,000	16.6	-	-
Customer A	171,844	14.3	-	-
Customer B	153,846	12.8	153,845	78.7
Customer I	128,030	10.7	-	-

	$953,720	79.4	$153,845	78.7

Details of the accounts receivable accounting for 10% or more of total accounts receivable are as follows:

	As of
	August 31, 2025		February 28, 2025
	(Unaudited)%		(Audited)%

Customer C	$-	-	$240,000	88.7
Customer I	20,276	80.4	*	*

	$20,276	80.4	$240,000	88.7

*	Less than 10% of total accounts receivables

Details of the accounts payable accounting for 10% or more of total accounts payable are as follows:

	As of
	August 31, 2025		February 28, 2025
	(Unaudited)%		(Audited)%

Vendor A	$24,359	100.0	$24,359	100.0

	$24,359	100.0	$24,359	100.0

HAMA INTELLIGENCE LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13. STOCKHOLDERS’ EQUITY (DEFICIT)

Ordinary shares

The Company was incorporated as a British Virgin Islands business company with limited liability on February 26, 2025 under the laws of the British Virgin Islands. In connection with the incorporation, on the same date of its incorporation, the Company issued a total of 1 ordinary share with a par value of US$1.00 to its sole shareholder, Mr. Wing Sum, HO, at the consideration of US$1.00.

On April 17, 2025, the Company effectuated a share split of its each issued and unissued ordinary shares with a par value of US$1.00 at a ratio of 653,000 for one (the “1st Share Split”), so that the maximum number of authorized ordinary shares was increased from 100,000 shares with a par value of US$1.00 per share to 65,300,000,000 shares with a par value of US$1/653,000 per share, with 653,000 ordinary shares issued and outstanding issued to Mr. Wing Sum, HO post-1st Share Split.

Immediately after the 1st Share Split on April 17, 2025, the Company effectuated a change in the maximum number of authorized ordinary shares from 65,300,000,000 shares with a par value of US$1/653,000 per share to 7,000,000 ordinary shares with no par value and the redesignation and reclassification of the maximum number of authorized ordinary shares from 7,000,000 ordinary shares with no par value into (i) 5,000,000 class A ordinary shares with no par value (the “Class A Ordinary Shares”); and (ii) 2,000,000 class B ordinary shares with no par value (the “Class B Ordinary Shares”) (the “Share Restructuring”). As a result, 653,000 ordinary shares issued and outstanding were re-designated and reclassified as 653,000 Class B Ordinary Shares issued to Mr. Wing Sum, HO post-Share Restructuring. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one vote per Class A Ordinary Share, while holders of Class B Ordinary Shares will be entitled to twenty votes per Class B Ordinary Share.

On May 13, 2025, the Company effectuated a further share split of its each issued and unissued ordinary shares at a ratio of 19 for one (the “2nd Share Split”, together with 1st Share Split, the “Share Split”), so that the maximum number of authorized Class A Ordinary Shares was increased from 5,000,000 Class A Ordinary Shares to 95,000,000 Class A Ordinary Shares and the maximum number of authorized Class B Ordinary Shares was increased from 2,000,000 Class B Ordinary Shares to 38,000,000 Class B Ordinary Shares, with 12,407,000 Class B Ordinary Shares issued and outstanding issued to Mr. Wing Sum, HO post-2nd Share Split.

On July 16, 2025, Mr. Wing Sum, HO converted his 3,000,000 Class B Ordinary Shares into 3,000,000 Class A Ordinary Shares with nil consideration. On September 19, 2025, Mr. Wing Sum, HO further converted his 6,000,000 Class B Ordinary Shares into 6,000,000 Class A Ordinary Shares with nil consideration.

From a British Virgin Islands legal perspective, the Share Split and the Share Restructuring do not have any retroactive effect on the Company’s shares prior to the effective date. However, references to the Company’s Ordinary Shares in this prospectus are presented on a post-Share Split basis and a post-Share Restructuring basis, or as having been retroactively adjusted and restated to give effect to the Share Split and the Share Restructuring, as if the Share Split and the Share Restructuring had occurred by the relevant earlier date.

On April 17, 2025, immediately after the Share Restructuring, the Company allotted 347,000 Class A Ordinary Shares (equivalent to 6,593,000 Class A Ordinary Shares post-2nd Share Split) in the aggregate to a group of investors at a consideration of US$1.00 per share.

As of August 31, 2025 and February 28, 2025, the amounts of Class A Ordinary Shares were $347,000 and $nil, respectively and the amounts of Class B Ordinary Shares were $1 and $1, respectively.

Dividend

On March 31, 2025, the Company declared an interim dividend of HK$0.2031 per share (equivalent to $0.026 per share) with respect to the 12,407,000 issued shares of the Company or HK$2,520,000 (equivalent to $323,077) to the shareholders of the Company. In April 2025, the Company paid dividend of HK$2,520,000 (equivalent to $323,077) to the shareholders of the Company.

14. SUBSEQUENT EVENT

The Group evaluated all events and transactions that occurred after August 31, 2025 up through December 18, 2025, which is the date these unaudited interim condensed consolidated financial statements were available to be issued. There was no subsequent event occurred that would require recognition or disclosure in the Group’s unaudited interim condensed consolidated financial statements.

3,000,000 CLASS A ORDINARY SHARES

HAMA Intelligence Limited

PRELIMINARY PROSPECTUS

[    ], 2026

Until [   ], 2026 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Exculpation, Insurance, and Indemnification of Office Holders (Including Directors and Officers).

Section 132 of the BVI Companies Act provides that subject to the memorandum or articles of association of a company, the company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the company, or (b) is or was, at the request of the company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, provided that the said person had acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Any indemnity given in breach of the foregoing proviso is void and of no effect.

Under our Second Amended and Restated Memorandum and Articles of Association, we shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

The underwriting agreement in connection with this Offering also provides for indemnification of us and our officers, directors or persons controlling us for certain liabilities.

We intend to maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity.

Item 7. Recent Sales of Unregistered Securities.

Set forth below is information regarding ordinary shares issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts or commissions, or any public offering.

On February 20, 2025, 1 Class B Ordinary Share was allotted and issued to Wing Sum, HO at a consideration of US$1.00. On April 17, 2025, the said 1 share was cancelled and subdivided into 653,000 Class B Ordinary Shares and re-issued to Wing Sum, HO. On May 13, 2025, the said 653,000 Class B Ordinary Shares were cancelled and subdivided into 12,407,000 Class B Ordinary Shares and re-issued to Ho Wing Sum. On July 16, 2025, Wing Sum, HO converted his 3,000,000 Class B Ordinary Shares into 3,000,000 Class A Ordinary Shares.

On April 17, 2025, 40,000 Class A Ordinary Shares were allotted and issued to Chi Wai Benny, CHENG at a consideration of US$40,000. On May 13, 2025, the said 40,000 Class A Ordinary Shares were cancelled and subdivided into 760,000 Class A Ordinary Shares and re-issued to Chi Wai Benny, CHENG.

On April 17, 2025, 40,000 Class A Ordinary Shares each were allotted and issued to MT Shell Limited, Yuen Ling, FUNG, World Power Holdings Limited and Winning Consultants Limited at a respective consideration of US$40,000. On May 13, 2025, the said 40,000 Class A Ordinary Shares each were cancelled and subdivided into 760,000 Class A Ordinary Shares each and re-issued to MT Shell Limited, Yuen Ling, FUNG, World Power Holdings Limited and Winning Consultants Limited.

On April 17, 2025, 49,000 Class A Ordinary Shares each were allotted and issued to Nice Honour International Investment Limited, Alpha Ngine Investment Co Limited and Chun Hei, KWOK at a respective consideration of US$49,000. On May 13, 2025, the said 49,000 Class A Ordinary Shares each were cancelled and subdivided into 931,000 Class A Ordinary Shares each and re-issued to Nice Honour International Investment Limited, Alpha Ngine Investment Co Limited and Chun Hei, KWOK.

On September 19, 2025, Wing Sum Ho proposed to voluntarily re-designate and re-classify 6,000,000 Class B Ordinary Shares of the Company to 6,000,000 Class A Ordinary Shares of the Company for no consideration for the re-designation and re-classification, and the Company approved the re-designation and re-classification of such shares on September 19, 2025. Mr. Wing Sum Ho considered that it is in the best interest of the Group to forgo any consideration for the voluntary re-designation and re-classification of the 6,000,000 Class B Ordinary Shares. Subsequently, the Company is owned as to (i) 9,000,000 Class A Ordinary Shares and 3,407,000 Class B Ordinary Shares by Wing Sum Ho; and (ii) 931,000, 760,000, 931,000, 760,000, 760,000, 760,000, 760,000, and 931,000 Class A Ordinary Shares by Alpha Ngine Investment Co Limited, MT Shell Limited, Nice Honour International Investment Limited, Winning Consultants Limited, World Power Holdings Limited, Chi Wai Benny, Cheng, Yuen Ling, Fung and Chun Hei, Kwok, respectively.

All of the foregoing issuances were made outside of the U.S. pursuant to Regulation S or to U.S. entities pursuant to Section 4(a)(2) of the Securities Act.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(4)	For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1**	Second Amended and Restated Memorandum and Articles of Association of the Company, as currently in effect
4.1**	Specimen certificate evidencing Ordinary Shares
5.1*	Opinion of Ogier regarding the validity of the Shares being registered
10.1**	Employment agreement dated June 1, 2025 entered between the Company and Wai Ting, CHEUNG as chief executive officer of the Company
10.2**	Employment agreement dated June 1, 2025 entered between the Company and Wing Sum, HO as chief financial officer of the Company
10.3**	Form of Executive Officer Employment Agreement, by and between the Company and its Executive Officer.
10.4**	Form of Independent Director Agreement by and between the Company and its Independent Director
10.5**	Lease agreement entered between 88M Global and an independent third party dated October 10, 2024 in relation to Flat/Rm. 41, B/F, HOUSTON CENTRE, 63 Mody Road Tsim Sha Tsui East, Kowloon
10.6**	Lease agreement entered between 88M Global and an independent third party dated October 10, 2024 in relation to Flat/Rm. 52, B/F, HOUSTON CENTRE, 63 Mody Road Tsim Sha Tsui East, Kowloon
14.1**	Code of Business Conduct and Ethics
21.1**	List of subsidiaries of the Company
23.1*	Consent of AOGB CPA Limited
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3**	Consent of David Fong & Co., Solicitors (included in Exhibit 99.4)
23.4**	Consent of China Commercial Law Firm (included in Exhibit 99.5)
24.1*	Power of Attorney
99.1**	Audit Committee Charter
99.2**	Nominating Committee Charter
99.3**	Compensation Committee Charter
99.4**	Opinion of David Fong & Co., Solicitors, as to certain Hong Kong Legal Matters
99.5**	Opinion of China Commercial Law Firm, as to certain PRC Legal Matters
99.6**	Clawback Policy
99.7**	Insider Trading Policy
107*	Filing Fee Table

*	Filed herein
**	Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on January 28, 2026.

HAMA Intelligence Limited

By:	/s/ Wai Ting, CHEUNG
	Name:	Wai Ting, CHEUNG
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mr. Wai Ting, CHEUNG, as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments that said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC thereunder, in connection with the registration under the Securities Act of shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the SEC with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement, and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Wai Ting, CHEUNG	Chairperson of the Board of Directors, Director, Chief Executive Officer	January 28, 2026
Name: Wai Ting, CHEUNG	(Principal Executive Officer)

/s/ Wing Sum, HO	Chief Financial Officer	January 28, 2026
Name: Wing Sum, HO	(Principal Accounting and Financial Officer)

/s/ Ho Wai Alan, CHUNG	Independent Director	January 28, 2026
Name: Ho Wai Alan, CHUNG

/s/ Wai Ming, YIU	Independent Director	January 28, 2026
Name: Wai Ming, YIU

/s/ Wai Hong, LIN	Independent Director	January 28, 2026
Name: Wai Hong, LIN

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in New York, NY on January 28, 2026.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President